Execution Version
~~Conformed through Seventh Amendment, dated as of February 24, 2021~~

CREDIT AGREEMENT

dated as of
June 22, 2016

as amended by that certain First Amendment to Credit Agreement, dated as of September 14, 2016, that certain Second Amendment to Credit Agreement, dated as of September 1, 2017, that certain Third Amendment to Credit Agreement, dated as of December 13, 2017, that certain Fourth Amendment to Credit Agreement, dated as of November 16, 2018, that certain Fifth Amendment to Credit Agreement, dated as of November 18, 2019, that certain Sixth Amendment to Credit Agreement, dated as of June 8, 2020, ~~and~~ that certain Seventh Amendment to Credit Agreement, dated as of February 24, 2021, and that certain Eighth Amendment to Credit Agreement, dated as of August 23, 2022 among

DAIRYLAND USA CORPORATION

and

CHEFS’ WAREHOUSE PARENT, LLC,
as Borrowers,

THE CHEFS’ WAREHOUSE, INC.

and

the other Loan Parties party hereto, as Guarantors,

the Lenders party hereto,

JEFFERIES FINANCE LLC,
as Joint Lead Arranger and Joint Bookrunner, Administrative Agent and Collateral Agent, and
BMO CAPITAL MARKETS CORP., JPMORGAN CHASE BANK, N.A.
and
~~Wells Fargo~~BofA SECURITIES, ~~LLC~~INC., as Joint Lead Arrangers and Joint Bookrunners
___________________________

TABLE OF CONTENTS

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Page

ARTICLE I DEFINITIONS    1
SECTION 1.01.    Defined Terms    1
SECTION 1 02.    Classification of Loans and Borrowings    ~~30~~35
SECTION 1 03.    Terms Generally    ~~30~~35
SECTION 1.04.    Accounting Terms; GAAP; Pro Forma Calculations; LCA
Election    ~~30~~; Certain Calculations    35
SECTION 1 05.    Status of Obligations    ~~32~~38
SECTION 1.06.    ~~LIBOR Discontinuation~~Interest Rates.    ~~32~~38 SECTION 1.07.    Divisions.    ~~33~~38
ARTICLE II THE CREDITS    ~~33~~39 SECTION 2 01.    Loans     ~~33~~39
SECTION 2 02.    Loans and Borrowings    ~~34~~39
SECTION 2 03.    Requests for Borrowings    ~~34~~39
SECTION 2 04.    [Intentionally Omitted]    ~~35~~40
SECTION 2 05.    [Intentionally Omitted]    ~~35~~40
SECTION 2 06.    [Intentionally Omitted]    ~~35~~40
SECTION 2 07.    Funding of Borrowings    ~~35~~40
SECTION 2 08.    Interest Elections    ~~35~~40
SECTION 2.09.    ~~Termination and Reduction of Commitments    37~~[Reserved]        41
SECTION 2 10.    Repayment and Amortization of Loans; Evidence of Debt    ~~37~~42
SECTION 2 11.    Prepayment of Loans    ~~38~~42
SECTION 2 12.    Fees    ~~39~~44
SECTION 2.13.    Interest    ~~40~~45
SECTION 2.14.    ~~Alternate Rate of Interest41~~Inability to Determine Rates; Effect of Benchmark Transition;
SECTION 2 15.    Increased Costs    ~~41~~48
SECTION 2 16.    Break Funding Payments    ~~42~~49
SECTION 2.17.    Withholding of Taxes; Gross-Up.    ~~43~~49 SECTION 2.18.    Payments Generally; Allocation of Proceeds; Sharing of
Set-offs    ~~46~~53 SECTION 2 19.    Mitigation Obligations; Replacement of Lenders     ~~48~~55
SECTION 2 20.    Defaulting Lenders    ~~48~~55
SECTION 2 21.    Returned Payments    ~~49~~55
SECTION 2 22.    Expansion Option    ~~49~~56
ARTICLE III REPRESENTATIONS AND WARRANTIES    ~~51~~58
SECTION 3 01.    Organization; Powers    ~~51~~58
SECTION 3 02.    Authorization; Enforceability    ~~51~~58
SECTION 3 03.    Governmental Approvals; No Conflicts    ~~51~~58
SECTION 3 04.    Financial Condition; No Material Adverse Change    ~~52~~58
SECTION 3 05.    Properties    ~~52~~59
SECTION 3 06.    Litigation and Environmental Matters    ~~52~~59
SECTION 3 07.    Compliance with Laws and Agreements    ~~53~~60
SECTION 3 08.    Investment Company Status; Margin Stock    ~~53~~60
SECTION 3 09.    Taxes    ~~53~~60
SECTION 3 10.    ERISA    ~~53~~60

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SECTION 3.11. Disclosure    ~~53~~60 SECTION 3.12. Material Agreements    ~~54~~61 SECTION 3.13. Solvency    ~~54~~61 SECTION 3.14. Insurance    ~~54~~61 SECTION 3.15. Capitalization and Subsidiaries    ~~54~~61 SECTION 3.16. Security Interest in Collateral    ~~54~~61 SECTION 3.17. Employment Matters    ~~55~~62 SECTION 3.18. Nature of Business; Permits and Licenses; Tradenames    ~~55~~62 SECTION 3.19. Location of Bank Accounts    ~~55~~62 SECTION 3.20. [Intentionally Omitted]    ~~55~~62 SECTION 3.21. Customers and Suppliers    ~~55~~62 SECTION 3.22. Affiliate Transactions    ~~56~~63 SECTION 3.23. Common Enterprise    ~~56~~63 SECTION 3.24. Foreign Assets Control Regulations and Anti-Money
Laundering    ~~56~~63 SECTION 3.25. Patriot Act and Beneficial Ownership Regulation    ~~56~~63 SECTION 3.26. FDA Matters    ~~57~~64
SECTION 3.27. Affected Financial Institutions    64
ARTICLE IV CONDITIONS    ~~57~~64
SECTION 4.01. Effective Date    ~~57~~64 SECTION 4.02. Each Credit Event    ~~59~~66 ~~SECTION 4.03. Delayed Draw Term Loans        59~~
ARTICLE V AFFIRMATIVE COVENANTS    ~~60~~66
SECTION 5.01.    Financial Statements and Other Information        ~~60~~66 SECTION 5.02.    Notices of Material Events        ~~62~~68 SECTION 5.03.    Existence; Conduct of Business        ~~62~~69 SECTION 5.04.    Payment of ~~Obligations    62~~Mater ial Taxes    69
SECTION 5 05.    Maintenance of Properties    ~~63~~69
SECTION 5 06.    Books and Records; Inspection Rights    ~~63~~69
SECTION 5 07.    Compliance with Laws    ~~63~~69
SECTION 5 08.    Use of Proceeds    ~~63~~69
SECTION 5 09.    Insurance    ~~63~~70
SECTION 5 10.    Casualty and Condemnation    ~~64~~70
SECTION 5.11.    ~~[Intentionally Omitted]~~Designation of Subsidiar ies.    ~~64~~70
SECTION 5 12.    [Intentionally Omitted]    ~~64~~71
SECTION 5 13.    Additional Collateral; Further Assurances    ~~64~~71
SECTION 5 14.    Compliance with Certain Laws    ~~65~~72
ARTICLE VI NEGATIVE COVENANTS    ~~65~~73
SECTION 6 01.    Indebtedness    ~~66~~73
SECTION 6 02.    Liens    ~~69~~77
SECTION 6 03.    Fundamental Changes    ~~71~~79
SECTION 6 04.    Investments, Loans, Advances, Guarantees and Acquisitions    ~~71~~80
SECTION 6 05.    Asset Sales    ~~74~~84
SECTION 6 06.    Sale and Leaseback Transactions    ~~74~~86
SECTION 6 07.    Swap Agreements    ~~75~~86
SECTION 6 08.    Restricted Payments; Certain Payments of Indebtedness    ~~75~~86
SECTION 6 09.    Transactions with Affiliates    ~~77~~89

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SECTION 6.10. Restrictive Agreements    ~~77~~90 SECTION 6.11. Amendment of Material Documents    ~~78~~91 ~~SECTION 6.12. Compliance with Certain Laws        78 SECTION 6.13. Minimum Liquidity        78~~
ARTICLE VII EVENTS OF DEFAULT     ~~78~~91 ARTICLE VIII THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT    ~~81~~94 ARTICLE IX MISCELLANEOUS     ~~84~~97
SECTION 9.01. Notices    ~~84~~97
SECTION 9.02. Waivers; Amendments        ~~86~~98 SECTION 9.03. Expenses; Indemnity; Damage Waiver     ~~88~~102 SECTION 9.04. Successors and Assigns     ~~89~~103 SECTION 9.05. Survival     ~~92~~106 SECTION 9.06. Counterparts; Integration; Effectiveness     ~~93~~106 SECTION 9.07. Severability     ~~93~~107 SECTION 9.08. Right of Setoff     ~~93~~107 SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process     ~~93~~107 SECTION 9.10. WAIVER OF JURY TRIAL    ~~94~~108
SECTION 9.11. Headings     ~~94~~108 SECTION 9.12. Confidentiality     ~~94~~108 SECTION 9.13. Several Obligations; Nonreliance; Violation of Law     ~~95~~109 SECTION 9.14. USA PATRIOT Act and Beneficial Ownership Regulation    ~~96~~109 SECTION 9.15. Disclosure     ~~96~~110 SECTION 9.16. Appointment for Perfection     ~~96~~110 SECTION 9.17. Interest Rate Limitation     ~~96~~110 SECTION 9.18. No Advisory or Fiduciary Responsibility     ~~96~~110 SECTION 9.19. Intercreditor Agreement     ~~97~~111 SECTION 9.20. Acknowledgement and Consent to Bail-In of Affected
Financial Institutions     ~~97~~111 SECTION 9.21. Acknowledgement Regarding Any Supported QFCs     ~~97~~111 SECTION 9.22. Certain ERISA Matters    ~~98~~112 SECTION 9.23. Erroneous Payments        113
ARTICLE X LOAN GUARANTY     ~~99~~116 SECTION 10.01. Guaranty    ~~99~~116
SECTION 10.02. Guaranty of Payment        ~~99~~116 SECTION 10.03. No Discharge or Diminishment of Loan Guaranty        ~~99~~116 SECTION 10.04. Defenses Waived    ~~100~~117 SECTION 10.05. Rights of Subrogation    ~~100~~117 SECTION 10.06. Reinstatement; Stay of Acceleration    ~~101~~117 SECTION 10.07. Information    ~~101~~118 SECTION 10.08. [Intentionally Omitted]    ~~101~~118 SECTION 10.09. Taxes    ~~101~~118
SECTION 10.10. Maximum Liability    ~~101~~118 SECTION 10.11. Contribution    ~~102~~118 SECTION 10.12. Liability Cumulative    ~~102~~119

5

ARTICLE XI THE BORROWER REPRESENTATIVE    ~~102~~119

6

SECTION 11.01. Appointment; Nature of Relationship    ~~102~~119 SECTION 11.02. Powers    ~~102~~119
SECTION 11.03. Employment of Agents    ~~103~~119 SECTION 11.04. Notices    ~~103~~119
SECTION 11.05. Successor Borrower Representative    ~~103~~119 SECTION 11.06. Execution of Loan Documents    ~~103~~120

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SCHEDULES:

~~DDTL Commitment Schedule~~
Properties; Collateral Locations
Litigation and Environmental Matters Material Agreements
Insurance
Capitalization and Subsidiaries Tradenames
Bank Accounts Affiliate Transactions Existing Indebtedness Existing Liens
Existing Investments Existing Restrictions

Form of Assignment and Assumption Form of Increasing Lender Supplement
Form of Augmenting Lender Supplement Closing Checklist
Form of Financials Certificate Joinder Agreement
U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes)
U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes)
U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes)
U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes)

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CREDIT AGREEMENT dated as of June 22, 2016, (as it may be amended, restated ~~or~~ , amended and restated or otherwise modified from time to time, this “Agreement”) among DAIRYLAND USA CORPORATION, a New York corporation (“Dairyland”), as a Borrower, CHEFS’ WAREHOUSE PARENT, LLC, a Delaware limited liability company (together with Dairyland, collectively the “Borrowers” and each individually a “Borrower”) as a Borrower, the other Loan Parties party hereto, the Lenders party hereto, and JEFFERIES FINANCE LLC, as Administrative Agent and Collateral Agent.
The parties hereto agree as follows:

ARTICLE I DEFINITIONS
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“1.875% Convertible Notes” means the 1.875% Convertible Senior Notes due 2024 issued by Holdings pursuant to an Indenture dated as of November 22, 2019, between Holdings and The Bank of New York Mellon Trust Company, N.A., as Trustee (as amended in accordance with its terms).
“ 2020 Conversion” shall have the meaning assigned to such term in the Sixth Amendment.
“~~2016~~2020 Extended Term Lenders” means, as of any date of determination pr ior to the Eighth Amendment Date, Lenders holding any ~~2016~~2020 Extended Term Loans.
“~~2016~~2020 Extended Term Loans” means ~~(i) immediately pr ior to the effectiveness of the Sixth Amendment,~~ the term loans made to the Borrowers on the ~~Effective~~Sixth Amendment Date pursuant to the Original Credit Agreement and ~~(ii) immediately upon and after the effectiveness of the~~, pursuant to the Sixth Amendment and the 2020 Conversion, ~~the term loans made to the Borrowers on the Effective Date pursuant to the Or iginal Credit Agreement that are not~~ converted into “ 2020 Extended Term Loans” pursuant to the ~~Sixth Amendment~~terms thereof, which remain outstanding under this Agreement ~~as of the Sixth Amendment Date, immediately after giving effect to the 2020 Conversion. As of the Sixth Amendment Date, after giving effect to the 2020 Conversion, the aggregate outstanding pr incipal amount of 2016 Term Loans is $31,165,852.60.~~immediately pr ior to the effectiveness of the Eighth Amendment and the 2022 Conversion.
“~~2020~~2022 Conversion” shall have the meaning assigned to such term in the ~~Sixth~~Eighth
Amendment.
“~~2020 Extended~~2022 Converted Term Lenders” means, as of any date of determination, Lenders holding any ~~2020 Extended~~2022 Converted Term Loans.
“~~2020 Extended~~2022 Converted Term Loans” means, immediately upon and after the effectiveness of the ~~Sixth Amendment, the term loans made to the Borrowers on the Effective Date pursuant to the Or iginal Credit Agreement and, pursuant to the Sixth~~Eighth Amendment and the ~~2020~~2022 Conversion, ~~converted into “~~ the 2020 Extended Term Loans~~” thereunder. As of the Sixth~~ converted into “ 2022 Converted Term Loans” pursuant to the terms thereof. As of the Eighth Amendment Date, immediately after giving effect to the ~~2020~~2022 Conversion ~~and the Sixth~~

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~~Amendment Prepayment (as defined in the Sixth Amendment)~~, the aggregate outstanding principal amount of ~~2020 Extended~~2022 Converted Term Loans is $~~171,243,753.47~~167,390,769.05.
“ 2022 New Term Lenders” means, as of any date of determination, Lenders holding any 2022 New Term Loans.
“ 2022 New Term Loans” means the Term Loans made by the 2022 New Term Lenders to the Borrowers on the Eighth Amendment Date pursuant to the Eighth Amendment and this Agreement. As of the Eighth Amendment Date, immediately after giving effect to the funding of the 2022 New Term Loans, the aggregate outstanding principal amount of 2022 New Term Loans is $132,609,230.95.
“ 2022 Term Loans” means the 2022 Converted Term Loans and the 2022 New Term Loans, collectively. As of the Eighth Amendment Date, immediately after giving effect to the 2022 Conversion and the funding of the 2022 New Term Loans, the aggregate outstanding pr incipal amount of 2022 Term Loans is $300,000,000.
“ABL Agent” means (i) the Original ABL Agent and (ii) each administrative agent and/or collateral agent under any ABL Facility (other than the Original ABL Facility), including the successors and permitted assigns of each of the foregoing.
“ABL Facility” means (i) the Original ABL Facility, as amended, restated, amended and restated, supplemented or otherwise modified in accordance with the terms of the Intercreditor Agreement and (ii) each refinancing or replacement of any ABL Facility, in accordance with the terms of the Intercreditor Agreement.
“ABL Loan” shall have the meaning assigned to the term “Loan” in the ABL Facility.
“ABL Loan Documents” shall have the meaning assigned to the term “Loan Documents” in the ABL Facility.
“ABL Obligations” shall have the meaning assigned to the term “Secured Obligations” in the ABL Facility.
“ABL Priority Collateral” shall have the meaning assigned to such term in the Intercreditor Agreement.
“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“ ABR Borrowing” means a Borrowing that accrues interest based on the Alternate Base
Rate.
“ ABR Loan” means a Loan that accrues interest based on the Alternate Base Rate.
“ ABR Term SOFR Determination Day” has the meaning specified in the “ Term SOFR”
definition.
“Account” has the meaning assigned to such term in the Security Agreement. “Account Debtor” means any Person obligated on an Account.

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3

“ Acquisition Consideration” has the meaning assigned to it in the ‘ Permitted Acquisition” definition.
“Act” has the meaning assigned to such term in Section 9.14.
“ Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) 0.15% ; provided that if the Adjusted Daily Simple SOFR as so determined would be less than 0.50% , then Adjusted daily Simple SOFR shall be deemed to be 0.50% .
“Adjusted ~~LIBOR Rate~~Term SOFR” means, with respect to any ~~Eurodollar Borrowing for any~~ Interest Period, ~~the greater of (a) (i)~~ an interest rate per annum ~~(rounded upward, if necessary, to the next 1/100th of 1% ) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Per iod divided by (ii) 1 minus the Statutory Reserve Rate (if any) for such Eurodollar Borrowing for such~~equal to the sum of (i) Term SOFR plus (ii) 0.10% for any tenor up to and including a one-month Interest Period, 0.15% for any tenor greater than a one-month Interest Period up to and including a three-month Interest Period, and 0.25% for any tenor greater than a three-month Interest Period and ~~(b) 0.00% per annum~~up to and including a six-month Interest Period; provided, that if Adjusted Term SOFR as so determined shall be less than 0.50% , then Adjusted Term SOFR shall be deemed to be 0.50% .
“Administrative Agent” means Jefferies Finance LLC, in its capacity as administrative agent for the Lenders hereunder and any successor Administrative Agent appointed pursuant to the terms of this Agreement.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent or otherwise acceptable to the Administrative Agent.
“Affected Financial Institution”: means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Foreign Subsidiary” means any Foreign Subsidiary to the extent ~~more than~~ 66 2/3% or more of the voting Equity Interests of such Foreign Subsidiary being pledged to support the Secured Obligations could reasonably be expected to cause a Deemed Dividend Issue.
“Affiliate” means, with respect to a specified Person, another Person that (i) directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified or (ii) with respect to any Loan Party or Subsidiary, has the power to vote, directly or indirectly, 10% or more of the Equity Interests of such specified Person. For purposes of the Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.
“Agents” means, collectively, the Administrative Agent and the Collateral Agent. “Agreement” has the meaning ascribed to it in the preamble.
“All-in-Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower Representative in a manner consistent with generally accepted financial practices, which shall include (a) interest rate margin and interest rate floors (subject to the proviso set forth below), (b) any amendment to the relevant interest rate margins and interest rate floors that became effective after the ~~Effective~~Eighth Amendment Date but prior to the applicable date of determination and (c) original issue discount (based on, to the extent applicable, an

4

assumed four-year average life to maturity) and upfront or similar fees paid by the Borrowers or any Loan Party, but shall exclude any customary arrangement, commitment, structuring, underwriting and similar fees that are not paid to all of the Lenders providing the applicable Incremental Facility; provided, however, if any such Indebtedness includes any interest rate floor that is greater than that applicable to the then-existing Term Loans and such floor is applicable to the then-existing Term Loans on the date of determination, such excess amount shall be equated to interest rate margin for determining the increase.
“Alternate Base Rate” means, for any day, highest of (a) the Prime Rate, (b) the Federal Funds Effective Rate from time to time, plus 0.50% , (c) 1.00% and (d) the Adjusted ~~LIBOR Rate~~Term SOFR for a one-month Interest Period plus 1.00% . If the Administrative Agent shall have determined in good faith (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the applicable Adjusted ~~LIBOR Rate~~Term SOFR for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) or clause (d), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the then applicable Adjusted ~~LIBOR Rate~~Term SOFR shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the then applicable Adjusted ~~LIBOR Rate~~Term SOFR, respectively. “Alternate Base Rate,” when used in reference to any Loan or Borrowing, is used when such Loan comprising such Borrowing is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Applicable Percentage” means, with respect to any Lender, (a) with respect to ~~Delayed Draw~~ Term Loans, a percentage equal to a fr action the numerator of which is such Lender’ s DDTL Commitment and the denominator of which is the aggregate DDTL Commitments of all DDTL Lenders (if the DDTL Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the DDTL Commitments most recently in effect, giving effect to any ~~assignments), (b) with respect to 2016~~the 2022 New Term Loans, a percentage equal to a fraction the numerator of which is such Lender’ s outstanding principal amount of the ~~2016~~2022 New Term Loans and the denominator of which is the aggregate outstanding principal amount of the ~~2016~~2022 New Term Loans of all ~~2016~~2022 New Term Lenders, (~~c~~b) with respect to ~~2020 Extended~~the 2022 Converted Term Loans, a percentage equal to a fraction the numerator of which is such Lender’ s outstanding principal amount of the ~~Extended 2020~~2022 Converted Term Loans and the denominator of which is the aggregate outstanding principal amount of the ~~2020 Extended~~2022 Converted Term Loans of all ~~2020 Extended~~2022 Converted Term Lenders, and (~~d~~c) with respect to Term Loans other than ~~Delayed Draw Term Loans, 2016~~the 2022 New Term Loans and ~~2020 Extended~~the 2022 Converted Term Loans, a percentage equal to a fraction the numerator of which is such Lender’ s outstanding principal amount of such Term Loans and the denominator of which is the aggregate outstanding principal amount of all such Term Loans; provided that, in the case of Section 2.20 when a Defaulting Lender shall exist, any such Defaulting Lender’ s Commitment shall be disregarded in the calculations under clauses (a), (b), and (c) ~~and (d)~~ above.
“Applicable Pledge Percentage” means 100% but 65% in the case of a pledge by the Borrowers or any Domestic Subsidiary of its Equity Interests in an Affected Foreign Subsidiary or its Equity Interests in a FSHCO.
“ Applicable Rate” means, from and after the Eighth Amendment Date, (i) with respect to any SOFR Loan, 4.75% per annum or (ii) with respect to any ABR Loan, 3.75% per annum.

5

~~“ Applicable Premium” means, with respect to the aggregate pr incipal amount of 2020~~ Extended Term Loans being prepaid pursuant to Section 2.11(a) or Section 2.11(c) (or in connection with any amendment, modification or waiver of, or consent under, this Agreement resulting in any “ Repricing Event” with respect to the 2020 Extended Term Loans), on any applicable prepayment date, the excess (to the extent positive) of (a) the present value at such prepayment date of (i) 101.00% of the aggregate principal amount of all such 2020 Extended Term Loans so prepaid on such date, plus (ii) all required remaining scheduled interest payments due on such prepaid 2020 Extended Term Loans to and excluding the fir st anniversary of the Sixth Amendment Date (excluding accrued but unpaid interest to, but excluding, the prepayment date) (assuming that for such period the prepaid 2020 Extended Term Loans will bear interest based on the Adjusted LIBOR Rate (or the applicable replacement index r ate with respect thereto adopted pursuant to this Agreement) in effect for three-month Interest Periods as of the date of the applicable notice of prepayment (for the avoidance of doubt, subject to the interest r ate “ floor” set for th in the definition of Adjusted LIBOR Rate)), computed using a discount r ate equal to the Applicable Treasury Rate at such prepayment date plus 50 basis points, over (b) the outstanding aggregate principal amount of such 2020 Extended Term Loans so prepaid on such applicable prepayment date, in each case, as calculated in a manner that is reasonably agreed between the ~~Administrative Agent and the Borrower Representative.~~

~~“ Applicable Rate” means (a) for any day from the Effective Date through the date~~ immediately preceding the First Amendment Date, (i) with respect to any Eurodollar Loan, 4.75% per annum or (ii) with respect to any ABR Loan, 3.75% per annum, (b) for any day fr om the First Amendment Date through the day that immediately precedes the Closing Date Leverage Restoration Date, (i) with respect to any Eurodollar Loan, 5.75% per annum or (ii) with respect to any ABR Loan, 4.75% per annum, (c) for any day fr om the Closing Date Leverage Restoration Date through the day that immediately precedes the Third Amendment Date, (i) with respect to any Eurodollar Loan, 4.75% per annum or (ii) with respect to any ABR Loan, 3.75% per annum,
(d)for any day fr om the Third Amendment Date through the day that immediately precedes the Fourth Amendment Date, (i) with respect to any Eurodollar Loan, 4.00% per annum or (ii) with respect to any ABR Loan, 3.00% per annum, and (e) fr om and after the Fourth Amendment Date,
(i) with respect to any Eurodollar Loan that is a 2016 Term Loan, 3.50% per annum, (ii) with respect to any ABR Loan that is a 2016 Term Loan, 2.50% per annum, (iii) with respect to any Eurodollar Loan that is a 2020 Extended Term Loan, 5.50% per annum or (iv) with respect to any ~~ABR Loan that is a 2020 Extended Term Loan, 4.50% per annum.~~
~~“ Applicable Treasury Rate” means the yield to matur ity at the time of computation of~~ United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days (but not more than five Business Days) prior to the applicable prepayment date (or , if such statistical release is not so published or available, any publicly available source of similar market data reasonably agreed between the Borrower Representative and the Administrative Agent)) most nearly equal to the period fr om the applicable prepayment date to the fir st anniversary of the Sixth Amendment Date; provided, however , that if the period fr om the applicable prepayment date to the fir st anniversary of the Sixth Amendment Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) fr om the weekly average yields of United States Treasury securities for which such yields are given, except that if the period fr om the prepayment date to such applicable date is less than one year, the weekly average yield on actually tr aded United States ~~Treasury secur ities adjusted to a constant matur ity of one year shall be used.~~

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“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Arrangers” means each of Jefferies Finance LLC (acting through any of its Affiliates as it deems appropriate), BMO Capital Markets Corp., JPMorgan Chase Bank, N.A. and ~~Wells Fargo~~BofA Securities, ~~LLC~~Inc. in its capacity as joint lead arranger and joint bookrunner for the credit facilities evidenced by this Agreement.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent in its reasonable discretion.
“Augmenting Lender” has the meaning assigned to such term in Section 2.22(a).
“Authorized Officer” means, with respect to any Loan Party, the chief executive officer, the president, a Financial Officer or any other officer of such Loan Party with responsibility for the administration of the relevant portion of this Agreement.
~~“ Availability Per iod” means the per iod from and including the Effective Date to but excluding the First Amendment Date.~~
“ Available Amount” means at any date, an amount, not less than zero in the aggregate, determined on a cumulative basis equal to, without duplication:
(a)$35,000,000; plus
(b)the Cumulative Retained Cash Flow Amount; plus
(c)any Declined Proceeds; plus
(d)(i) the cumulative amount of cash and cash equivalent proceeds received from the sale or issuance of Equity Interests of Holdings subsequent to the Eighth Amendment Date and contributed to the capital of the Borrowers, and (ii) the principal amount of Indebtedness (other than Subordinated Indebtedness or Indebtedness that is owed to an Unrestricted Subsidiary) of the Restricted Group owed to a Person other than a Loan Party or a Restricted Subsidiary of a Loan Party incurred subsequent to the Eighth Amendment Date that is converted to Equity Interests of Holdings; plus
(e)the aggregate amount received in cash and cash equivalents received by the Loan Parties or any Restricted Subsidiary from any sale or other disposition (other than to a Loan Party or a Restricted Subsidiary) of investments made pursuant to clause (B) of Section 6.04(r), in each case after the Eighth Amendment Date and in an aggregate amount not to exceed the original amount of the investment made pursuant to clause (B) of Section 6.04(r); plus
(f)in the case of (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and such Unrestricted Subsidiary is thereafter redesignated as a Restricted Subsidiary, (ii) the merger, consolidation or amalgamation of an Unrestricted Subsidiary into a Borrower or a Restricted Subsidiary, or (iii) the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to a Borrower or a Restricted Subsidiary, in each case after the Eighth Amendment Date, the fair market value of the

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investment made in such Unrestricted Subsidiary pursuant to Section 6.04(u) (or the assets transferred), as determined in good faith by the Borrower Representative at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or amalgamation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), in an aggregate amount not to exceed the original amount of the investment made in such Unrestricted Subsidiary pursuant to Section 6.04(u); plus
(g)the aggregate amount received in cash and cash equivalents received by any Loan Party or any Restricted Subsidiary from any dividend or other distribution, interest, returns of principal, profits on sale, repayments, income and similar amounts received in respect of any investments made pursuant to clause (B) of Section 6.04(r) after the Eighth Amendment Date and in an aggregate amount not to exceed the original amount of the investment made pursuant to Section clause (B) of Section 6.04(r); minus
(h)the aggregate amount of the Available Amount used to make investments pursuant to clause (B) of Section 6.04(r) after the Eighth Amendment Date and prior to such time; minus
(i)the aggregate amount of the Available Amount used to make Restricted Payments pursuant to Section 6.08(a)(ii)(D)(2) after the Eighth Amendment Date and prior to such time; minus
(j)the aggregate amount of the Available Amount used to make Restricted Debt Payments pursuant to clause (B) of Section 6.08(b)(xi) after the Eighth Amendment Date and prior to such time.
“ Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed (but not then-reinstated) from the definition of “ Interest Period” pursuant to clause (b)(iv) of Section 2.14.
“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (A) the numbers of years (calculated to the nearest one-twelfth) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of such payment by (ii) the sum of all such payments.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,

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Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business, appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality), to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“ Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “ Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to, and in accordance with, Section 2.14.
“ Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)Adjusted Daily Simple SOFR; or
(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark for the applicable corresponding tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than 0.50% , the Benchmark Replacement will be deemed to be 0.50% .
“ Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Representative for the applicable corresponding tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted

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Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“ Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “ Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “ Benchmark Transition Event” , the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “ Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“ Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such

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(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “ Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“ Benchmark Unavailability Period” means, with respect to any Benchmark, the per iod (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership ~~or control~~ as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” or “Borrowers” each has the meaning assigned to such term in the preamble. “Borrower Representative” has the meaning assigned to such term in Section 11.01.
“Borrowing” means a Term Loan made, converted or continued on the same date and, in the case of ~~Eurodollar~~ SOFR Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower Representative for a Term Loan Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed~~; provided that, when used~~

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~~in connection with a Eurodollar Loan, the term “ Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market~~.
“Capital Expenditures” means, without duplication, any expenditure or commitment to expend money for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of Holdings and its Subsidiaries prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, in each case, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Change in Control” means ~~(a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Secur ities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) other than~~
(i) Christopher Pappas, J ohn Pappas, Dean Facatselis or K ay Facatselis, (ii) the officers, directors or management of Holdings as of the Effective Date or (iii) any corporation, limited liability company or partnership owned and controlled directly or directly by any Person or Persons described in ~~clauses (i) and (ii), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings or~~an event or series of events by which (a) any " person" or " group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than one or more of the Permitted Holders becomes the " beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have " beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an " option right" )), directly or indirectly, of more than 50.0% of the Equity Interests of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (b) Holdings shall cease to own and control all of the outstanding Equity Interests of any of the Borrowers on a fully diluted basis.

“Change in Law” means the occurrence, after the ~~Effective~~Eighth Amendment Date (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

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~~“ Closing Date Leverage Restoration Date” means the first Business Day immediately following the date on which a Financials Certificate is delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(c), demonstrating that the Total Leverage Ratio as of the last day of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) does not exceed 4.90: 1.00.~~
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all property owned by a Person that is covered by or purported to be covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a Lien in favor of the Collateral Agent, on behalf of itself and the Lenders and other Secured Parties, to secure the Secured Obligations; provided that “Collateral” shall not include any Excluded Assets or, for the avoidance of doubt, any of the Equity Interests in, or property or assets of, the Excluded Subsidiary.
“Collateral Agent” means Jefferies Finance LLC, in its capacity as collateral agent for the Secured Parties and any successor Collateral Agent appointed pursuant to the terms of this Agreement and the Intercreditor Agreement.
“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, any short form intellectual property security agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations.
“Commitment” means, with respect to each Lender, ~~such Lender’ s DDTL Commitment. The amount of each Lender’ s Commitment is set forth on the Commitment Schedule, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.~~its obligation to make Loans to the Borrowers pursuant to Section 2.01 or Section 2.22.

~~“ Commitment Schedule” means Schedule 2.01(b) attached hereto.~~
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“ Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ Alternate Base Rate,” the definition of “ Business Day,” the definition of “ Interest Period,” the definition of “ U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower Representative) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower Representative)

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decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12
C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 9.21.
“Credit Party” means the Administrative Agent, the Collateral Agent or any other Lender. “Cumulative Retained Excess Cash Flow Amount” means, as of any date, an amount not less than zero in the aggregate for any Excess Cash Flow Period, determined on a cumulative basis equal to the aggregate cumulative sum of the Retained Excess Cash Flow for all Excess Cash Flow Periods ending after the ~~Effective~~Eighth Amendment Date and prior to such date ~~minus the sum of (i) the aggregate amount of investments made in reliance on Section 6.04(r) in excess of $5,000,000, (ii) the aggregate amount of Restr icted Payments made in reliance on Section 6.08(a)(iv) in excess of~~
~~$5,000,000 and (iii) the aggregate amount of payments in respect of Subordinated Indebtedness made in reliance on Section 6.08(b)(xi), in each case pr ior to such date.~~.
“ Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “ Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may (in consultation with the Borrower Representative) establish another convention in its reasonable discretion.
“Dairyland” has the meaning ascribed to it in the preamble.
“Dairyland HP” means Dairyland HP LLC, a Delaware limited liability company.
“Dairyland HP Facility” means the premises at 200-240 Food Center Drive, Bronx, New York. “Dairyland HP Indebtedness” means the Indebtedness (including, without limitation, loans and
Guarantees) incurred under the New Markets Tax Credit Financing.

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“ Declined Proceeds” has the meaning given such term in Section 2.11(g).
~~“ DDTL Commitment” means (a) as to any DDTL Lender, the aggregate commitment of~~ such DDTL Lender to make Delayed Draw Term Loans as set for th on Schedule 2.01(b) or in the ~~most recent Assignment and Assumption or other documentation contemplated hereby executed by~~ such DDTL Lender and (b) as to all DDTL Lenders, the aggregate commitment of all DDTL Lenders to make Delayed Draw Term Loans, which aggregate commitment shall be $50,000,000 on the date of this Agreement and which may be reduced or terminated fr om time to time in accordance with Section 2.09. After advancing all Delayed Draw Term Loans, each reference to a DDTL Lender’ s DDTL Commitment shall refer to that DDTL Lender’ s Applicable Percentage of the Delayed Draw Term Loans.    As of the Sixth Amendment Date, the aggregate DDTL ~~Commitments of all Lenders is $0.~~
~~“ DDTL Lender” means, as of any date of determination, a Lender with a DDTL~~ Commitment or , if the DDTL Commitments have terminated or expired, a Lender with Delayed ~~Draw Term Loans.~~
“Deemed Dividend Issue” means, with respect to any Foreign Subsidiary, such Foreign Subsidiary’ s accumulated and undistributed earnings and profits being deemed to be repatriated to Holdings or the applicable parent Domestic Subsidiary under Section 956 of the Code and the effect of such repatriation causing materially adverse tax consequences to Holdings or such parent Domestic Subsidiary, in each case as determined by the Borrower Representative in its commercially reasonable judgment acting in good faith and in consultation with its legal and tax advisors.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. § § 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’ s good faith determination that a condition precedent to funding (specifically identified and including the particular Default, if any) has not been satisfied; (b) has notified any Borrower or any Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’ s good faith determination that a condition precedent to funding a Loan under this Agreement (specifically identified and including the particular Default, if any) cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’ s receipt of such certification in form and substance satisfactory to it and the Administrative Agent or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action.

~~“ Delayed Draw Term Loans” means the delayed draw term loans made by the DDTL Lenders to the Borrowers pursuant to Section 2.01(b).~~

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“ Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrowers or one of their Restricted Subsidiaries in connection with a disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of an Authorized Officer, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii) income tax expense for such period net of tax refunds, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period, (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period and any non-cash charge that relates to the write-down or write-off of inventory or accounts receivable), (vi) non-recurring fees, cash charges and other cash expenses made or incurred in connection with a completed Permitted Acquisition,
(vii) non-recurring cash charges related to workers’ compensation claims, (viii) non-recurring fees, cash charges and other cash expenses, in an aggregate amount not to exceed $10,000,000 for any period of four (4) consecutive Fiscal Quarters and (ix) expected cost savings, operating improvements, expense reductions~~, other operating improvements and expense reductions~~  and product margin synergies and product cost and other synergies (“Expected Cost Savings”) projected by the Borrower Representative in good faith to be realized as a result of any asset sale, merger or other business combination, acquisition, investment, disposition or divestiture, operating improvement and expense reductions, restructurings, cost saving initiatives, any similar initiative and/or specified transaction taken or to be taken by Holdings or any of its Restricted Subsidiaries, net of the amount of actual benefits realized during such period from such actions; provided that such ~~cost savings, expense reductions, operating improvements and synergies~~Expected Cost Savings are reasonably identifiable and factually supportable and are reasonably anticipated to be realized within ~~12~~18 months after the change, acquisition, disposition or other transaction that is expected to result in such ~~cost savings, expense reductions, or operating improvements and other synergies;~~ Expected Cost Savings; provided, further, that the aggregate amount that can be added back in reliance on this clause (ix), shall not exceed ~~10~~20% of EBITDA in any period (calculated before giving effect to any such add-backs and adjustments and which ~~10~~20% cap shall not apply to amounts added back in reliance on any other clause in this definition of “EBITDA”), minus (b) without duplication and to the extent included in Net Income, any extraordinary gains and any non-cash items of income for such period, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“ ECF Percentage” has the meaning assigned to such term in Section 2.11(d).
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in ~~clauses~~clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
~~“ Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).~~
“ Effective Date” means J une 22, 2016.

“ Eighth Amendment” means that certain Eighth Amendment to Credit Agreement, dated as of August 23, 2022, by and among the Borrowers, Holdings, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“ Eighth Amendment Date” has the meaning assigned to such term in the Eighth Amendment.
“Engagement Letters” means, collectively, (a) that certain Amended and Restated Engagement Letter, dated June 2, 2016, among Holdings ~~and the Arrangers~~, Jefferies Finance LLC, BMO Capital Markets Corp., J P Morgan Chase Bank, N.A. and Wells Fargo Securities, LLC, (b) that certain Engagement Letter, dated December 7, 2017, between Holdings and Jefferies Finance LLC, (c) that certain Engagement Letter, dated November 7, 2018, between Holdings and Jefferies Finance LLC, ~~and~~
(d) that certain Engagement Letter, dated May 26, 2020, between Holdings and Jefferies Finance LLC, and (e) that certain Amended and Restated Engagement Letter, dated August 18, 2022, among Holdings and the Arrangers, in each case, as the same may be amended, supplemented, restated or otherwise modified from time to time.
~~“ Enterpr ise Transformative Acquisition” means any merger, acquisition or investment by~~ any Loan Party that either (a) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such tr ansaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such tr ansaction, would result in the Borrowers and its Subsidiaries having insufficient flexibility under the Loan Documents for the ~~continuation and/or expansion of their combined operations following such consummation.~~
“Environmental Laws” means all laws (including, without limitation, common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to public or worker health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any

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Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest. Notwithstanding the foregoing, neither Permitted Convertible Notes nor Permitted Call Spread Swap Agreements shall constitute Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with a Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of any Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or
(g) the receipt by any Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Borrower or any ERISA Affiliate of any notice, concerning the imposition upon any Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“ Erroneous Payment” has the meaning assigned to it in Section 9.23(a).
“ Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.23(d)(i).
“ Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.23(d)(i). “ Erroneous Payment Return Deficiency” has the meaning assigned to it in Section
9.23(d)(i).
“ Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.23(e).

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“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
~~“ Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans compr ising such Borrowing, are bear ing interest at a rate determined by reference to the Adjusted LIBOR Rate.~~
“~~Event~~Events of Default” has the meaning assigned to such term in Article VII.
“ Exchange Act” means the Securities Exchange Act of 1934.
“Excess Cash Flow” means, without duplication, with respect to ~~any~~each full Fiscal Year of Holdings and its Restricted Subsidiaries ending after the Eighth Amendment Date, subject to Section 1.04(e), (a) the sum of (i) EBITDA and (ii) the decrease, if any, in the Working Capital from the beginning of such period to the end of such period minus (b) the sum of (i) unfinanced Capital Expenditures, (ii) Fixed Charges (less any dividends or distributions paid in cash), (iii) the aggregate amount of non-cash adjustments to EBITDA for periods prior to the beginning of such period to the extent paid in cash by Holdings and Restricted Subsidiaries during such period, (iv) the aggregate amount actually paid in cash by Holdings and its Restricted Subsidiaries during such period (or contracted to be paid during such period and so paid prior to the date the prepayment required under Section 2.11(d) in respect of such Excess Cash Flow is paid) with internally generated cash on account of investments permitted by clause (l) of Section 6.04 and Restricted Payments permitted by ~~clause (a)(x) of Section 6.08 and (v~~Section 6.08(a)(ii)(J ), (v) any amounts added back to EBITDA pursuant clause (ix) of the definition of “ EBITDA” and (vi) the increase, if any, in the Working Capital from the beginning to the end of such period.
“Excess Cash Flow Period” means each Fiscal Year of Holdings commencing with the Fiscal Year ending on or about December 31, ~~2017~~2023, but in all cases for purposes of calculating the Cumulative Retained Excess Cash Flow Amount shall only include such Fiscal Years for which financial statements and a Financials Certificate have been delivered in accordance with Sections 5.01(a), 5.01(b) and 5.01(c) and for which any prepayments required by Section 2.11(d) (if any) have been made.
“Excluded Assets” means (a) (i) any lease, license, contract, document, instrument or agreement to which any Loan Party is a party or (ii) property subject to a purchase money security interest, Capital Lease Obligation or similar arrangements permitted under this Agreement or the other Loan Documents, in the case of each of clauses (i) and (ii), to the extent that the creation of a Lien on such assets would, under the express terms thereof, violate or invalidate the terms of, or constitute a default under, such lease, license, contract, document, instrument, agreement, purchase money security interest, Capital Lease Obligation or similar arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party) (other than to the extent (i) that any such term has been waived or
(ii) any such term would be rendered ineffective pursuant to Sections 9-406, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable law (including bankruptcy laws) or principles of equity); provided that, immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets”, (b) any Trademark (as defined in the Security Agreement) application filed on an intent to use basis until such time as a statement of use has been filed and accepted by the U.S. Patent and Trademark Office, (c) any Equity Interests in any Subsidiary that is not a Pledge Subsidiary, (d) (i) any Equity Interests in any Affected Foreign Subsidiary or FSHCO representing more than 65% of the total voting Equity Interests in such Affected Foreign Subsidiary or FSHCO, (ii) Equity Interests which constitute margin stock (within the meaning of Regulation U of the ~~Federal Reserve~~ Board) and (iii) Equity Interests in any Person other than wholly-owned Subsidiaries, (e) any leasehold interest of Dairyland HP

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in the Dairyland HP Facility, (f) Fixtures (as defined in the Security Agreement) located at the Dairyland HP Facility, (g) rights and obligations in connection with the Master Operating Sublease, dated on April 26, 2012, between Dairyland and Dairyland HP, relating to the Dairyland HP Facility, as the same may be amended from time to time, (h) any real property leasehold interests of any Loan Party, (i) any real property owned by a Loan Party, unless such real property (i) has an individual fair market at any time of greater than $~~5,000,000~~10,000,000 or (ii) is subject to a Mortgage, (j) any property of the Excluded Subsidiary and (k) motor vehicles, rolling stock or other assets subject to certificates of title (unless otherwise capable of perfection by filing of UCC financing statements); provided that, (x) “Excluded Assets” shall not include any proceeds, products, substitutions or replacements of Excluded Assets (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Assets) and (y) the foregoing exclusions shall not apply to any asset or property of Holdings and its Subsidiaries on which a Lien has been granted in favor of the ABL Agent to secure the ABL Obligations.

“Excluded ~~Subsidiary” means each of (i) Dairyland HP, so long as such entity is a single purpose real estate holding entity and an obligor under the New Markets Tax Credit Financing and (ii) any~~Subsidiaries” means (a) Insurance Subsidiaries (including any trust established by any such Insurance Subsidiary as grantor pursuant to applicable insurance regulations)., (b) any Subsidiary that is not wholly owned, directly or indirectly, by any of the Loan Parties, (c) any Immaterial Subsidiary, (d) any Subsidiary that is prohibited by applicable Requirement of Law or contractual obligations existing on the Eighth Amendment Date (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from Guaranteeing the Obligations or if Guaranteeing the Obligations would require governmental (including regulatory) or third party consent, unless such consent has been obtained (it being agreed that there shall be no obligation on any Borrower or any Restricted Subsidiary to obtain any such consent), (e) any other Subsidiary with respect to which (x) Guaranteeing the Obligations would result in any material adverse Tax consequences (as reasonably determined by the Borrower Representative) or (y) the cost of providing a Guarantee of the Obligations shall be excessive in view of the practical benefits to be obtained by the Lenders therefrom (as reasonably determined by the Borrower Representative and the Administrative Agent), (f) any Foreign Subsidiary of any Borrower, (g) any Unrestricted Subsidiary, (h) any special purpose securitization vehicle (or similar entity) or non-profit Subsidiary, and (i) any FSHCO.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the United States or as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction (or any political subdivision thereof) imposing such Tax ~~(or any political subdivision thereof)~~ or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’ s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’ s failure to comply with Section 2.17(f); and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“ Expected Cost Savings” has the meaning specified in the “ EBITDA” definition.

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“FATCA” means (a) Sections 1471 through 1474 of the Code, as of the ~~Effective~~Eighth Amendment Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), (b) any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code and (c) any intergovernmental agreement between the U.S. and a non-U.S. jurisdiction which facilitates the implementation of any law or regulation referred to in clause (a) above and any fiscal or regulatory legislation, rules or official administrative practices adopted pursuant to any such intergovernmental agreement.
“FDA” means the United States Food and Drug Administration, or any successor Governmental Authority.
“FDC Act” means the United States Food, Drug, and Cosmetic Act (21 U.S.C. 201 et seq.) as amended to date together with any rules or regulations promulgated thereunder.
“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100th of 1% ) of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain Fee Letter, dated as of ~~June 22, 2016,~~August 8, 2022 by and among the Borrowers and Jefferies Finance LLC, as the same may be amended, supplemented, restated or otherwise modified from time to time.
“Financial Officer” means, with respect to any Person(s), the chief financial officer, principal accounting officer, treasurer or controller of such Person(s).
“Financials Certificate” means a certificate of a Financial Officer of Holdings in substantially the form of Exhibit E or such other form which is approved by the Administrative Agent from time to time in its reasonable discretion.
“ First Lien Leverage Ratio” means, on any date, the ratio of (a) Total Net Indebtedness that is secured by a Lien on any assets of the Restricted Group on a pari passu basis with the Obligations (other than Obligations in respect of Incremental Term Loans secured on a junior lien basis to other Obligations) on such date to (b) EBITDA for the most recent Test Period.

“ First Amendment” means the First Amendment to Credit Agreement, dated as of September 14, 2016, by and among the Borrowers, Holdings, the other Loan Parties party thereto, the ~~Lenders party thereto, the Administrative Agent and the Collateral Agent.~~
“ First Amendment Consenting Lenders” means the Lenders party to the First Amendment ~~that consented to the First Amendment no later than 3: 00 p.m. (New Y ork time) on September 9, 2016.~~

“ First Amendment Date” means the date on which all the conditions precedent set for th in ~~Section 4 of the First Amendment shall have been satisfied in accordance with the terms thereof.~~

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“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which any one or more of the Loan Parties directly owns or Controls more than 50% of such Foreign Subsidiary’ s issued and outstanding Equity Interests.
“Fiscal Month” means any fiscal month in a Fiscal Year.
“Fiscal Quarter” means each of four consecutive three-Fiscal Month periods in each Fiscal Year. “Fiscal Year” means the 52- or 53-week period ending in the month of December that Holdings uses for accounting and financial reporting purposes, which period does not necessarily conform to the calendar year. All references in the Loan Documents to the Fiscal Year shall be deemed to refer to the year end that Holdings actually uses for financial reporting purposes.
“ Fixed Amounts” has the meaning assigned to such term in Section 1.04(f).
“Fixed Charges” means, for any period, without duplication, cash Interest Expense, plus scheduled principal payments on Indebtedness actually made, plus expense for taxes paid in cash, plus Restricted Payments paid in cash, plus Capital Lease Obligation payments, plus cash payments (excluding cash payments financed solely with the proceeds of issuances of ~~equity~~Equity Interests by Holdings) made in connection with any earn-out obligation relating to any acquisition, divestiture, merger or similar transaction that are not accounted for or reflected in the consolidated statements of operations of Holdings and its Restricted Subsidiaries provided pursuant to Section 5.01(a) or 5.01(b) hereof, plus any payments made in respect of the sinking fund requirement under the New Markets Tax Credit Financing, all calculated for Holdings and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“Food Security Act” means the Food Security Act of 1985, as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender, with respect to such Borrower, that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender, with respect to such Borrower, that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
~~“ Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of November 16, 2018, by and among the Borrowers, Holdings, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.~~
~~“ Fourth Amendment Date” means November 16, 2018.~~
“FSHCO” means any Subsidiary that owns no material assets other than the Equity Interests of one or more ~~“ controlled foreign corporations” as defined in Section 957 of the Code~~Affected Foreign Subsidiaries.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or, in each case, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive,

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legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, supra-national entity (including the European Union and the European Central Bank) and any self-regulatory organization (including the National Association of Insurance Commissioners).
“Governmental Permits” means all authorizations, approvals, licenses, registrations, certificates or exemptions issued by any Governmental Authority to Borrowers that are required or necessary for the development, manufacture, distribution, marketing, storage, transportation, use, or sale of the Loan Parties’ products.
“Guarantee” of or “ Guaranteeing” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof,
(b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Holdings” means The Chefs’ Warehouse, Inc., a Delaware corporation.
“ Immaterial Subsidiary” means any Restricted Subsidiary that does not, as of the last day of the most recent Test Period, have assets with a fair market value in excess of 5.0% of the consolidated total assets of the Restricted Group as of such date and revenues in excess of 5.0% of the consolidated revenues of the Restricted Group for such Test Period; provided that the aggregate amount of assets and revenues of Restricted Subsidiaries constituting Immaterial Subsidiaries shall not at any time exceed 7.5% of the consolidated total assets or consolidated revenues of the Restricted Group.
“Increasing Lender” has the meaning assigned to such term in Section 2.22(a).
“Incremental Cap” means the sum of (a) an amount equal to (x) the greater of (1)
$~~35,000,000~~120,000,000 and (2) 100% of EBITDA on a pro forma basis for the most recent Test Period plus (y) ~~(B)~~ the aggregate principal amount of all voluntary prepayments of ~~the~~ Term Loans (in the case of Term Loans consisting of Incremental Term Loans (or any refinancing thereof), solely to the extent such Incremental Term Loans were incurred in reliance on this clause (a)), to the extent not funded with the proceeds of Indebtedness for borrowed money that matures on a date less than one year after the maturity date of such Term Loans being prepaid, minus ~~(z) the~~, without duplication, the aggregate principal amount of (z)(1) any Indebtedness incurred in reliance on Section 6.01(n) and (2) any Incremental Term Loans and Incremental Equivalent Debt incurred in reliance on this clause

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(a), plus (b) an additional unlimited amount, so long as (i) ~~the Total Leverage Ratio would not exceed 4.90: 1.00 calculated~~ on a pro forma basis (including the application of the proceeds of any Incremental Facility and Incremental Equivalent Debt) as of the last day of the most recent ~~Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or , pr ior to the delivery of any such financial statements, as of the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a))~~Test Period, (A) if such Incremental Term Loans or Incremental Equivalent Debt ranks pari passu in right of security on the Collateral with the Obligations (other than any Obligations in respect of other Incremental Term Loans secured on a junior lien basis to other Obligations), the First Lien Leverage Ratio does not exceed 2.75: 1.00, (B) if such Incremental Term Loans or Incremental Equivalent Debt ranks junior in right of security on the Collateral to the Obligations, the Secured Leverage Ratio does not exceed 3.25: 1.00, and (C) if such Incremental Term Loans or Incremental Equivalent Debt is unsecured, the Total Leverage Ratio does not exceed 5.00: 1.00, and (ii) the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer of ~~Holdings~~the Borrower Representative, setting forth reasonably detailed calculations demonstrating the satisfaction of the ~~condition~~applicable leverage ratio appearing in clause (b)(i) above.
“ Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(t). “ Incremental Facility” has the meaning assigned to such term in Section 2.22(a). “Incremental Term ~~Loan~~Loans” has the meaning assigned to such term in Section 2.22(a).
“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.22(d).
“ Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.04(d).
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business),
(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (k) all obligations of such Person under any liquidated earn-out and (l) any other Off-Balance Sheet Liability of such Person.    The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’ s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided that Indebtedness shall not include earn out obligations relating to Permitted Acquisitions to the extent the conditions for payment thereof (other than the occurrence of a date certain) have not yet been satisfied. Notwithstanding the foregoing and for avoidance of doubt, obligations arising under any Permitted Call Spread Swap Agreement shall not be considered Indebtedness.

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“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and
(b) to the extent not otherwise described in the foregoing clause (a) hereof, Other Taxes. “Insurance Subsidiary” has the meaning assigned to such term in Section 6.04(s).
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Effective Date, by and among the Administrative Agent, the Collateral Agent, the ABL Agent and each of the Loan Parties party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Interest Election Request” means a request by the Borrower Representative to convert or continue a Borrowing in accordance with Section ~~2.07~~2.08.
“Interest Expense” means, for any period, total interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptances and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), calculated on a consolidated basis for Holdings and its Subsidiaries for such period in accordance with GAAP.
“Interest Payment Date” means (a) with respect to any ABR Loan, the first Business Day of each calendar quarter and the ~~applicable~~ Maturity Date and (b) with respect to any ~~Eurodollar~~ SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part (and, in the case of a ~~Eurodollar~~ SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period) and the ~~applicable~~ Maturity Date.
“Interest Period” means, with respect to any ~~Eurodollar~~ SOFR Borrowing, the period commencing on the date of such ~~Eurodollar~~ SOFR Borrowing (including by continuation or conversion) and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, ~~or, to the extent consented to by each applicable Lender, twelve (12) months thereafter ,~~ in each case, as the Borrower Representative may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day ~~and~~, (ii) any Interest Period pertaining to a ~~Eurodollar~~ SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) unless reinstated in accordance with Section 2.14(b)(iv), no tenor that has been removed from this definition pursuant to Section 2.14 shall be available for specification in a Borrowing Request or an Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Inventory” has the meaning assigned to such term in the Security Agreement. “IRS” means the United States Internal Revenue Service.

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“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit F.
“Latest Maturity Date” means, as of any date of determination, the latest maturity date or termination date applicable to any Loan hereunder at such time.
“ LCA Election” has the meaning assigned to such term in Section 1.04(c). “ LCA Test Date” has the meaning assigned to such term in Section 1.04(c).
“Lenders” means the Persons ~~listed on Schedules 2.01(a) and (b)~~who provide Loans and any other Person that shall have become a Lender hereunder pursuant to Section 2.22 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. For the avoidance of doubt, from and after the ~~Sixth~~Eighth Amendment Date, “Lenders” shall include ~~2016~~2022 Converted Term Lenders and ~~2020 Extended~~2022 New Term Lenders.
~~“ LIBOR Rate” means, with respect to any Eurodollar Borrowing for any applicable~~ Interest Period therefor, the r ate per annum equal to the ar ithmetic mean (r ounded to the nearest 1/100th of 1% ) of the offered r ates for deposits in Dollars with a term comparable to such Interest Period that appears on Reuters Screen LIBOR01 (or such other page as may replace such page on such service for the purpose of displaying the r ates at which Dollar deposits are offered by leading banks in the London interbank deposit market as designated by the Administrative Agent fr om time to time) at approximately 11: 00 a.m., London, England time, on the second full Business Day preceding the fir st day of such Interest Period; provided, however, that (i) if no comparable term ~~for an Interest Per iod is available, the LIBOR Rate shall be determined using the weighted average~~ of the offered r ates for the two terms most nearly corresponding to such Interest Period and (ii) if Reuters Screen LIBOR01 shall at any time no longer exist, “ LIBOR Rate” shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Borrowings comprising part of the same Borrowing, the r ate per annum equal to the r ate at which the Administrative Agent is offered deposits in Dollars at approximately 11: 00 a.m., London, England time, two Business Days prior to the fir st day of such Interest Period in the London interbank market for delivery on the fir st day of such Interest Period for the number of days comprised therein and in an amount comparable to its portion of the amount of such Eurodollar Borrowing to be outstanding during such Interest Period. “ Reuters Screen LIBOR01” shall mean the display designated on the Reuters 3000 Xtra Page (or such other page as may replace such page on such service for the purpose of displaying the r ates at which Dollar deposits are offered by leading banks in the London interbank ~~deposit market).~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust or similar instrument, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Limited Condition Acquisition” means any purchase or other acquisition, by merger, amalgamation, consolidation or otherwise, by the Borrowers or any Subsidiary thereof of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit,

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division, product line or line of business of), any Person the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

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~~“ Liquidity” means, as of any date of determination, an amount equal to the sum of (i) all unrestr icted (other than Liens granted under the ABL Loan Documents and the Loan Documents) cash and cash equivalents of the Loan Parties as of such date, plus (ii) Availability under and as defined in the ABL Facility as of such date.~~
~~“ Liquidity Cure Amount” has the meaning assigned to such term in Article VII. “ Liquidity Cure Deadline” has the meaning assigned to such term in Article VII. “ Liquidity Cure Right” has the meaning assigned to such term in Article VII.~~
“Loan Documents” means this Agreement, any promissory notes issued pursuant to this Agreement, the Collateral Documents, the Loan Guaranty, the Intercreditor Agreement, the Fee Letter and the Engagement Letters. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Guarantor” means each Loan Party.
“Loan Guaranty” means Article X of this Agreement and each separate Guarantee, in form and substance satisfactory to the Administrative Agent, as it may be amended or modified and in effect from time to time.
“Loan Parties” means Holdings, the Borrowers and the Borrowers’ ~~Domestic~~ Subsidiaries (other than ~~the~~ Excluded ~~Subsidiary~~Subsidiaries) who become a party to this Agreement pursuant to a Joinder Agreement or otherwise and their successors and assigns.
“Loans” means the loans and advances made by the Lenders pursuant to this Agreement, including Term Loans ~~and Delayed Draw Term Loans~~.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, properties or condition (financial or otherwise) of the Loan Parties taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under the Loan Documents to which it is a party, (c) the Collateral, or the Collateral Agent’ s Liens (on behalf of itself and the other Secured Parties) on the Collateral or the priority of such Liens, in each case, as to Collateral having an aggregate value in excess of $~~5,000,000~~10,000,000, or (d) the rights of or benefits available to any Agent or the Lenders under any of the Loan Documents (other than with respect to Collateral having an aggregate value of
$~~5,000,000~~10,000,000 or less), in each case excluding any effect resulting from or arising in connection with the COVID-19 pandemic.
“Material Indebtedness” means (i) Indebtedness (other than the Loans) or (ii) obligations in respect of one or more Swap Agreements, in each case of any one or more of Holdings and its Restricted Subsidiaries in an aggregate principal amount exceeding $~~10,000,000~~15,000,000. For purposes of determining Material Indebtedness, the “principal amount” of obligations of any Loan Party or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

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“Maturity Date” means ~~(i) with respect to the 2016 Term Loans, J une 22, 2022 and (ii) with respect to the 2020 Extended Term Loans, J une 22, 2025~~August 23, 2029; provided that the Maturity

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Date ~~with respect to the 2020 Extended Term Loans~~ shall be June 22, 2024 if, by June 22, 2024, ~~any~~ 1.875% Convertible Notes in an aggregate principal amount in excess of $40,000,000 remain outstanding that have not either been repaid, repurchased or redeemed or refinanced with Indebtedness permitted hereunder having a maturity date not earlier than six months after ~~J une 22, 2025; provided, further that in the event all of the Obligations in respect of the 2016 Term Loans (other than contingent indemnification obligations for which no claim has been made) have been prepaid in full in accordance with the terms of this Agreement at any time pr ior to J une 22, 2022, clause (i) of this definition shall be automatically deleted.~~August 23, 2029.
“Maximum Liability” has the meaning assigned to such term in Section 10.10.
~~“ Minimum Liquidity Requirement” has the meaning assigned to such term in Section 6.13. “ Minimum Liquidity Requirement Amount” has the meaning assigned to such term in~~
~~Section 6.13.~~
“Moody’ s” means Moody’ s Investors Service, Inc.
“Mortgage Instruments” means such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports, Phase I and Phase II studies, mortgage tax affidavits and declarations and other similar information and related certifications as are requested by, and in form and substance reasonably acceptable to, the Agents from time to time.
“Mortgages” means any mortgage, deed of trust or other agreement which conveys or grants (or purports to convey or grant) a Lien in favor of the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, on real property of a Loan Party, including any amendment, modification or supplement thereto.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Income” means, for any period, the consolidated net income (or loss) of Holdings and its
Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) ~~(except as set forth in Sections 1.04(b)~~solely for purposes of the definition of “ Excess Cash Flow”, (giving pro forma effect to applicable Specified Transactions) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which Holdings or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Restricted Subsidiary in the form of dividends or similar distributions ~~and~~, (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any contractual obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary, and (d) the income (or loss) of all Unrestricted Subsidiaries.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a

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condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Loan Parties and their Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of Borrower Representative).
“New Markets Tax Credit Financing” means a secured credit facility provided by Commercial Lending II LLC, as a lender, to Dairyland HP, as borrower, entered into as of April 26, 2012, in an aggregate principal amount of $11,000,000, pursuant to the New Markets Tax Credit Program established as part of the Community Renewal Tax Relief Act of 2000.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(e). “Non-Paying Guarantor” has the meaning assigned to such term in Section 10.11.
“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD promulgated by the SEC under the Securities Act and the Exchange Act.
“Obligated Party” has the meaning assigned to such term in Section 10.02.
“Obligations” means, collectively, all unpaid principal of and all accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Loan Parties to any of the Lenders, the Agents or any indemnified party, individually or collectively, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the instruments at any time evidencing any thereof, including, for the avoidance of doubt, the Erroneous Payment Subrogation Rights.
“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or
(c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).
“Original ABL Agent” means ~~J PMorgan Chase~~BMO Harr is Bank, N.A., in its capacity as administrative agent under the Original ABL Facility.
“Original ABL Facility” means that certain asset-based revolving credit facility of certain Loan Parties entered into with the ABL Agent and the lenders party thereto on ~~the Effective Date~~J une 29,

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2018 with aggregate commitments in respect thereof not exceeding $~~75,000,000 on such date~~200,000,000 as of the Eighth Amendment Date (as such commitments may be increased in accordance with the terms of the Intercreditor Agreement), the proceeds of which shall be used by the borrowers thereunder for working capital purposes.
“Original Credit Agreement” means this Agreement, amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the ~~Sixth~~Eighth Amendment Date.
“ Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(c).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).
“PACA” means the Perishable Agricultural Commodities Act, 1930, as amended, 7 U.S.C. Section 499a et seq., as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“Parent” means, with respect to any Lender, the Person as to which such Lender is, directly or indirectly, a subsidiary.
“Participant” has the meaning assigned to such term in Section 9.04(c). “Participant Register” has the meaning assigned to such term in Section 9.04(c). “Paying Guarantor” has the meaning assigned to such term in Section 10.11.
“ Payment Recipient” has the meaning assigned to it in Section 9.23(a).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“ Per iodic Term SOFR Determination Day” has the meaning specified in the “ Term SOFR” definition.
“Permitted Acquisition” means, any acquisition (whether by purchase, merger, consolidation or otherwise) or series of related acquisitions by any Loan Party (other than Holdings) of (i) all or substantially all the assets of or (ii) all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto: (1) subject to Section 1.04(c), no Event of Default under clauses (a), (b), (h), (i) or (j) of Article VII has occurred and is continuing or would arise after giving effect thereto, (2) such Person or division or line of business is engaged in the same or a similar line of business as the Borrowers and the Restricted Subsidiaries or

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business reasonably related, complementary or ancillary thereto or a logical extension thereof (including, without limitation, food and beverage service, distribution, wholesale and retail), and (3) ~~all actions~~ required to be taken with respect to such acquired or newly formed Subsidiary under Section 5.13 shall have been taken within the time periods set out therein, (4) (x) the Total Leverage Ratio would not exceed 4.90: 1.00 calculated on a pro forma basis (as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be ~~amortized over the applicable testing per iod in accordance with its terms) had occurred on the first~~ day of the relevant period) as of the last day of the most recent Fiscal Quarter for which financial ~~statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, pr ior to the delivery~~ of any such financial statements, as of the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a)) and (y) with respect to any Permitted Acquisition for which the
Acquisition Consideration (defined below) is at least $25,000,000, the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, setting for th reasonably detailed calculations demonstrating the satisfaction of the condition appearing in clause
(x) above, (5) in the case of an acquisition in the form of a merger and/or consolidation involving a Loan Party (other than Holdings), a Loan Party is the surviving entity of such merger and/or ~~consolidation and (6)~~with respect to any such acquisitions or series of related acquisitions consummated after the Eighth Amendment Date, the total consideration paid or payable (including all transaction costs, Indebtedness incurred, assumed and/or reflected on a consolidated balance sheet of the Loan Parties and their Restricted Subsidiaries after giving effect to such acquisition and the maximum amount of all deferred payments, including earnouts) (such amounts, collectively, the “Acquisition Consideration”) for all acquisitions consummated ~~dur ing the term of this Agreement~~after the Eighth Amendment Date where either (x) the target becomes a Restricted Subsidiary but not a Loan Party hereunder or (y) the acquired assets do not become Collateral shall not exceed ~~$10,000,000~~, in the aggregate ~~for all such acquisitions~~, the greater of $110,000,000 and 85% of EBITDA on a pro forma basis (taking into account the proposed acquisition) for the most recent Test Period at the time of such acquisition (in each case, after giving effect to any time periods contained in Section 5.13).
“Permitted Call Spread Swap Agreements” means (a) any Swap Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which Holdings acquires an option requiring the counterparty thereto to deliver to Holdings shares of common stock of Holdings, the cash value of such shares or a combination thereof from time to time upon exercise of such option and
(b) any Swap Agreement pursuant to which Holdings issues to the counterparty thereto warrants to acquire common stock of Holdings (whether such warrant is settled in shares, cash or a combination thereof), in each case entered into by Holdings in connection with the issuance of Permitted Convertible Notes (other than Permitted Convertible Seller Notes); provided that (i) the terms, conditions and covenants of each such Swap Agreement shall be such as are customary for Swap Agreements of such type (as determined by the Board of Directors of Holdings in good faith) and (ii) in the case of clause (b) above, such Swap Agreement would be classified as an equity instrument in accordance with GAAP, and the settlement of such Swap Agreement does not require Holdings to make any payment in cash or cash equivalents that would disqualify such Swap Agreement from so being classified as an equity instrument.
“Permitted Convertible Notes” means, collectively, (a) Permitted Convertible Seller Notes and
(b) any other unsecured notes issued by Holdings that are convertible into common stock of Holdings, cash or any combination thereof; provided that, for purposes of clause (b) of this definition, the Indebtedness thereunder satisfies the following requirements: (i) both immediately prior to and immediately after giving effect (including pro forma effect) to the incurrence of such Indebtedness, no Default or Event of Default shall exist or result therefrom, (ii) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, (A) with respect to such Indebtedness

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incurred prior to the Sixth Amendment Date, the date that is six (6) months after June 22, 2022, (B) with respect to any 1.875% Convertible Notes, November 30, 2024 ~~and~~, (C)

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with respect to such Indebtedness incurred on or after the Sixth Amendment Date but prior to the Eighth Amendment Date (other than any 1.875% Convertible Notes), the date that is six (6) months after the Latest Maturity Date immediately prior to giving effect to the Eighth Amendment, and (D) with respect to such Indebtedness incurred on or after the Eighth Amendment Date, the date that is six
(6) months after the Latest Maturity Date immediately after giving effect to the Eighth Amendment (it being understood that, in each case, neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale or other fundamental change nor
(y) any early conversion of any Permitted Convertible Notes in accordance with the terms thereof shall violate the foregoing restriction), (iii) such Indebtedness is not guaranteed by any Subsidiary of Holdings other than the Loan Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness) and (iv) the covenants applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole) than the applicable covenants set forth in this Agreement.
“Permitted Convertible Seller Notes” means, collectively, those certain Convertible Subordinated Non-Negotiable Promissory Notes, dated as of April 6, 2015, issued by Del Monte Capitol Meat Company, LLC (a subsidiary of Holdings) to each of (i) TJ Seafood, LLC evidencing Subordinated Indebtedness in the aggregate principal amount of $7,350,000 and (ii) T.J. Foodservice Co., Inc. evidencing Subordinated Indebtedness in an aggregate principal amount of $29,400,000 and in each case, that are convertible solely into common stock of Holdings.
“Permitted Encumbrances” means:
(a)Liens imposed by law for Taxes that are not yet delinquent or are being contested in compliance with Section 5.04;
(b)carriers’, warehousemen’ s, mechanics’, materialmen’ s, repairmen’ s and other like Liens imposed by law arising in the ordinary course of business and securing obligations that (i) are not overdue by more than thirty (30) days or (ii) (A) are being contested in ~~compliance with Section 5.04;~~ good faith by appropriate proceedings, (B) for which the applicable Loan Party or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) if being contested in good faith by appropriate proceedings, the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect;
(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business of the Borrowers that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of any if Holdings or the Subsidiaries; and

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(g)Liens arising in the ordinary course of business in favor of, or claims or rights of any producer, grower or seller under PACA, the Food Security Act, PSA or other similar law, treaty, rule or regulation.
“Permitted ~~Holdings Dividends” means dividends paid by a Loan Party to Holdings~~Holder” means any one or more of the following:
(i)Christopher Pappas;
(ii)John Pappas;
(iii)the officers, directors or management of Holdings as of the Eighth Amendment Date; or
(iv)any trust, corporation, limited liability company, partnership or other entity owned and controlled directly or directly by any Person or Persons described in the immediately preceding clauses (i), (ii) and (iii).
~~(i)to the extent actually used substantially concurrently by Holdings to pay the same, in~~ amounts necessary to pay (x) such fr anchise taxes and other fees required to maintain the legal existence of Holdings and (y) out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings; provided, that the aggregate amount of dividends paid under this clause (i) shall not to exceed $2,500,000 in any period of ~~twelve consecutive months;~~

~~(ii)in amounts necessary to enable (x) Holdings to repurchase or redeem its Equity Interest~~ or (y) Holdings or the holders of Holdings’ Equity Interests to pay withholding taxes due as a result of its ownership of Holdings or any other Loan Party; provided, that (x) the aggregate amount of such dividends shall not exceed $2,500,000 in any period of twelve consecutive months and (y) such dividend shall be actually used for a purpose set forth above substantially concurrently with the making of such dividend;
~~(iii)to the extent necessary to permit, and actually used substantially concurrently by,~~ Holdings to discharge the consolidated Tax liabilities of the Loan Parties or Taxes attr ibutable to ~~the distr ibutions used to pay such consolidated Tax liabilities; and~~
(iv) to the extent used substantially concurrently by Holdings to make payments in respect of Indebtedness permitted to be incurred by Holdings hereunder, which payments are permitted under Section 6.08(b).
“Permitted Investments” means:
(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S& P or from Moody’ s;

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(c)investments in certificates of deposit, banker’ s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(d)fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and
(e)money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S& P and Aaa by Moody’ s and (iii) have portfolio assets of at least $5,000,000,000.
“ Permitted Ratio Debt” means Indebtedness incurred by the Borrowers or any Loan Party in the form of one or more series of notes or loans; provided that (i) such Indebtedness shall rank pari passu or junior in right of payment to the Secured Obligations, (ii) such Indebtedness shall not have a shorter Average Life than the remaining Average Life of the then-existing Loans or a maturity date earlier than the Latest Maturity Date (or, if such Indebtedness is secured on a junior basis to the Secured Obligations or unsecured, a maturity date earlier than the date that is 91 days after the Latest Maturity Date), (iii) such Indebtedness is not at any time guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral, (iv) in the case of such Indebtedness that is secured, (x) such Indebtedness shall be subject to an intercreditor agreement reasonably acceptable to the Administrative Agent and (y) in the case of such Indebtedness that is in the form of loans that are secured on a pari passu basis with the Secured Obligations and is incurred on or prior to the date that is the two-year anniversary of the Eighth Amendment Date, the All-in-Yield for such loans shall be subject to the “ most favored nation” requirements set forth in Section 2.22(c)(iii), as applicable, and (v) in the case of such Indebtedness that is unsecured, such Indebtedness shall not require any scheduled amortization or scheduled payments of principal or be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (other than (A) payments as part of an “ applicable high yield discount obligation” catch-up payment, (B) customary offers to repurchase in connection with any change of control, asset disposition or casualty event and (C) customary acceleration rights after an event of default), in each case prior to the date that is 91 days after the Latest Maturity Date (for the avoidance of doubt, in the case of such Indebtedness that is unsecured, (x) scheduled payments of interest and (y) conversion into common Equity Interests shall be permitted).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means Debt Domain, IntraLinks, SyndTrak or a substantially similar electronic transmission system.
“Pledge Subsidiary” means (i) each Domestic Subsidiary (other than any Excluded Subsidiary) and (ii) each First Tier Foreign Subsidiary.

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“Prepayment Event” means:
(a)any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party (other than dispositions described in Section 6.05(a)(i), 6.05(b), 6.05(d), 6.05(g), 6.05(i), 6.05(m) or 6.05(o); or
(b)any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party; or
(c)the incurrence by any Loan Party of any Indebtedness, other than Indebtedness permitted under Section 6.01~~, but in any event including any Indebtedness under Permitted Convertible Notes issued pursuant to Section 6.01(m)~~.
“Prime Rate” means, for any day, the “U.S. Prime Lending Rate” as published in The Wall Street Journal for such date; provided that if The Wall Street Journal ceases to publish for any reason such rate of interest, “Prime Rate” ~~shall mean~~means the prime lending rate as set forth on the Bloomberg page PRIMBB Index (or successor page) for such day (or such other service as determined by the Administrative Agent from time to time for purposes of providing quotations of prime lending interest rates); each change in the Prime Rate shall be effective on the date such change is effective. The prime rate is not necessarily the lowest rate charged by any financial institution to its customers.
“ pro forma basis” or “ pro forma effect” means, as to any Person, for any Specified Transaction identified by the Borrowers that occurs (i) during any applicable Test Period or (ii) subsequent to any applicable Test Period ended prior to or simultaneously with the occurrence of such Specified Transaction (the “ Reference Period”) for which any ratio or test is being calculated (including the calculation of First Lien Leverage Ratio, Total Leverage Ratio, Secured Leverage Ratio, (subject to Section 1.04(e)) EBITDA or any other ratio or test under any applicable provision of this Agreement or any other Loan Document), such calculation as will give effect to such Specified Transaction as if such Specified Transaction had occurred on the first day of such
Reference Per iod and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act, and that:
(a)in calculating EBITDA or any component thereof, effect shall be given to any Specified Transaction and any Expected Cost Savings arising therefrom or relating thereto, in each case, that occurred during the Reference Period or, with respect to any such event or transaction included in clauses (a) and (b) of the definition of Specified Transactions, that are reasonably identifiable and factually supportable and are reasonably anticipated to occur within 18 months of the closing date of such Specified Transaction;
(b)in making any determination on a pro forma basis or of pro forma effect, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under the Loan Documents or otherwise) issued, incurred, assumed or repaid during the Reference Period (or, with respect to Indebtedness repaid, during the Reference Period or subsequent to the end of the Reference Period and prior to, or simultaneously with, the event for which the calculation of any such ratio is made) shall be deemed to have been issued, incurred, assumed or repaid on the first day of such Reference Period and (y) interest expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would

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have been in effect during the Reference Period for which pro forma effect is being given had been actually in effect during such Reference Period;
(c)with respect to (x) any re-designation of an Unrestricted Subsidiary as an Restricted Subsidiary, effect shall be given to such Subsidiary re-designation and all other Subsidiary redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary re-designation then being designated, collectively, and (y) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively, and in each of the foregoing clauses (x) and (y), Unrestricted Subsidiaries shall be treated as if they were not consolidated with any other member of the Restricted Group and otherwise accounts of Unrestricted Subsidiaries shall be eliminated for purposes of any such calculation;
(d)notwithstanding anything to the contrary in this definition, for purposes of calculating any “ net” ratio test utilized in any debt incurrence test (including the First Lien Leverage Ratio, Total Leverage Ratio, Secured Leverage Ratio or any other ratio or test under any applicable provision of this Agreement or any other Loan Document), such ratio shall be calculated after giving effect to any such incurrence on a pro forma basis, and in each case, with respect to any commitment, assuming a borrowing of the maximum amount of loans available thereunder, and such calculation shall be made excluding the cash proceeds of any such Indebtedness for purposes of calculating any such ratio; and
(e)notwithstanding anything to the contrary in this definition or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the asset sale, transfer, disposition or lease thereof has been entered into as discontinued operations, no pro forma effect shall be given to the classification thereof as discontinued operations (and the EBITDA or any component thereof attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such asset sale, transfer, disposition or lease shall have been consummated.
“Projections” has the meaning assigned to such term in Section 5.01(e).
“PSA” means the Packers and Stockyard Act of 1921, 7 U.S.C. 181, as the same now exists or may from time to time hereafter be amended, restated, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” means any Lender that does not wish to receive Non-Public Information with respect to Holdings or its Subsidiaries or their respective securities.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 9.21.

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“Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender.
“ Reference Period” has the meaning specified in the “ pro forma basis” or “ pro forma effect” definition.
“Register” has the meaning assigned to such term in Section 9.04(b)(iv). “Reinvestment Period” has the meaning assigned to such term in Section 2.11(c). “ Rejection Notice” has the meaning assigned to such term in Section 2.11(g).
“Related Parties” means, with respect to any specified Person, such Person’ s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’ s Affiliates.
“ Relevant Governmental Body” means the Board and/or the Federal Reserve Bank of New York or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto.
“ Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c)(ii).
“ Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c)(ii).
“Repricing Event” has the meaning assigned to such term in Section 2.12(e).
“Required ~~DDTL~~ Lenders” means, at any time, Lenders then holding more than fifty percent (50% ) of the sum of the aggregate ~~DDTL Commitments then in effect, if any, plus the aggregate~~ unpaid principal amount of the ~~Delayed Draw Term~~ Loans then outstanding.
~~“ Required Lenders” means, at any time, (a) Lenders then holding more than fifty percent~~ (50% ) of the sum of the aggregate DDTL Commitments then in effect, if any, plus the aggregate unpaid principal amount of the Loans then outstanding, or (b) if the DDTL Commitments have terminated, Lenders then holding more than fifty percent (50% ) of the aggregate unpaid principal ~~amount of the Loans then outstanding.~~
“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority”: means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“ Restricted Group” means, collectively, Holdings, the Borrowers and the Borrowers’ Restricted Subsidiaries.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings or any of its Subsidiaries to their Equity Interest holders in such capacity, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement,

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acquisition, cancellation or termination of any such Equity Interests in Holdings or its Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in Holdings or its Subsidiaries, or any payment of management or similar fees to any Person. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion of (including any cash payment upon conversion), or payment of any principal or premium on, or payment of any interest with respect to, any Permitted Convertible Notes shall not constitute a Restricted Payment and (ii) any payment with respect to, or early unwind or settlement of, any Permitted Call Spread Swap Agreement shall not constitute a Restricted Payment.
“ Restricted Subsidiary” means any Subsidiary of the Borrowers other than an Unrestricted Subsidiary.
“Retained Excess Cash Flow” means, with respect to any Fiscal Year of Holdings (commencing with the Fiscal Year ending on or about December 31, 2023), (a) the Excess Cash Flow for such Fiscal Year minus (b) the aggregate prepayment amount payable by the Borrowers pursuant to Section 2.11(d) for such Fiscal Year.
“S& P” means S& P Global Ratings, a Standard & Poor’ s Financial Services LLC business, or any successor thereto.
“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.06. “SEC” means the United States Securities and Exchange Commission.
“ Secured Leverage Ratio” means, on any date, the ratio of (a) Total Net Indebtedness that is secured by a Lien on any assets of the Restricted Group on such date to (b) EBITDA for the most recent Test Period.
“Secured Obligations” means the Obligations.
“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender in respect of its Loans, (ii) the Agents and the Lenders in respect of all other present and future obligations and liabilities of the Borrowers and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrowers to such Person hereunder and under the other Loan Documents, and (iv) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Security Agreement” means that certain Pledge and Security Agreement (including any and all supplements thereto), dated as of the Effective Date, between the Loan Parties and the Collateral Agent, for the benefit of the Secured Parties, and any other pledge or security agreement entered into, after the Effective Date by any other Loan Party (as required by this Agreement or any other Loan Document) or any other Person and the Collateral Agent, as the same may be amended, restated, amended and restated, supplemented, ~~restated~~ or otherwise modified from time to time.
“ Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Total Net Indebtedness (other than Subordinated Indebtedness) that is secured by a Lien on any assets of Holdings or its ~~Subsidiar ies on such date to (b) EBITDA for the per iod of four (4) consecutive Fiscal Quarters ended on such date (or, if such date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended pr ior to such date).~~

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“Sixth Amendment” means that certain Sixth Amendment to Credit Agreement, dated as of June 8, 2020, by and among the Borrowers, Holdings, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Sixth Amendment Date” has the meaning assigned to such term in the Sixth Amendment.
~~“ Specified Earn-Out Payment” means any payment made by a Loan Party or any Subsidiary in respect of earn-out obligations ar ising pursuant to that certain Additional Earn-Out Agreement, dated as of Apr il 6, 2015, by and among, inter alia, Holdings, T.J . Foodservice Co., Inc., TJ Seafood, LLC, and J ohn DeBenedetti, as the Sellers’ Representative (as defined therein).~~
~~“ Statutory Reserve Rate” means, for any Interest Per iod for any Eurodollar Borrowing, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained dur ing such Interest Per iod under Regulation D by member banks of the United States Federal Reserve System in New Y ork City with deposits exceeding one billion Dollars against “ Eurocurrency liabilities” (as such term is used in Regulation D). Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.~~
“ SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“ SOFR Borrowing” means a Borrowing that accrues interest based on Adjusted Term SOFR, other than pursuant to clause (d) of the definition of “ Alternate Base Rate.”
“ SOFR Loan” means a Loan that accrues interest based on Adjusted Term SOFR, other than pursuant to clause (d) of the definition of “ Alternate Base Rate.”
“ Specified Transaction” means (a) any acquisition (including any Permitted Acquisition), investment, sale, transfer or other disposition of assets or property, (b) any merger or consolidation, or any similar transaction, (c) any incurrence, issuance or repayment of Indebtedness, (d) any Restricted Payment, (e) any Subsidiary designation or re-designation under Section 5.11 hereof, or (f) any other event, in each case of the foregoing clauses (a) through (f), to the extent permitted by this Agreement and with respect to which the terms of this Agreement or any other Loan Documents permitting such transaction require compliance with a test or ratio (including compliance with a First Lien Leverage Ratio, Total Leverage Ratio or Secured Leverage Ratio) hereunder or thereunder to be calculated on a “ pro forma basis” or to be given “ pro forma effect.”

“Subordinated Indebtedness” of a Person means any Indebtedness of such Person (including seller notes) which is subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’ s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting

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power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any direct or indirect subsidiary of Holdings.
“Supported QFC” has the meaning assigned to such term in Section 9.21.
“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrowers or the Subsidiaries shall be a Swap Agreement.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, withholdings, (including backup withholding), ~~value added taxes, or any other goods and services, use or sales taxes,~~ assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Lenders” means, as of any date of determination, Lenders holding any Term Loans. “Term Loans” means the ~~2016~~2022 Converted Term Loans, the ~~2020 Extended~~2022 New Term
Loans, ~~the Delayed Draw Term Loans~~ and the Incremental Term Loans.
“ Term SOFR” means (a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “ Per iodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such applicable Interest Period, or (b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5: 00 p.m. (New York City time) on any Per iodic Term SOFR Determination Day or any ABR Term SOFR Determination Day, as applicable, the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day or such ABR Term SOFR Determination Day, as applicable, will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day or such ABR Term SOFR Determination Day, as applicable.

“ Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent (in consultation with the Borrower Representative) in its reasonable discretion).

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“ Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“ Test Period” means, for and as of any date of determination under this Agreement, the most recent four Fiscal Quarter period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.01.
“Testing Date” has the meaning assigned to such term in Section 5.01(f).
~~“ Third Amendment” means that certain Third Amendment to Credit Agreement dated as~~ of December 13, 2017, by and among the Borrowers, Holdings, the other Loan Parties party ~~thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.~~
~~“ Third Amendment Date” shall mean the “ Third Amendment Date” as defined in the Third Amendment.~~
“Total Net Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of ~~Holdings and its Subsidiar ies~~the Restricted Group at such date, determined on a consolidated basis in accordance with GAAP, but (x) excluding (i) the face amount of any issued and undrawn letters of credit and (ii) obligations under any Guarantee by Holdings’ Subsidiaries of the mortgage dated as of April 26, 2012 between Dairyland HP, as mortgagor, and Commercial Lending II LLC, as mortgagee with respect to the Dairyland HP Facility and (y) net of unrestricted (other than Liens granted under the ABL Loan Documents and Liens permitted under Section 6.02(a) or Section 6.02(m)) cash and cash equivalents of the ~~Loan Parties of up to $25,000,000~~Restricted Group. For purposes of determining Total Net Indebtedness, the Indebtedness of any Loan Party or any Subsidiary in respect of any Swap Agreement on any date of determination shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Total Leverage Ratio” means, on any date, the ratio of (a) Total Net Indebtedness on such date to (b) EBITDA for the ~~per iod of four (4) consecutive Fiscal Quarters ended on such date (or, if such~~ date is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most ~~recently ended pr ior to such date)~~most recent Test Period.
“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions (including the borrowing of ABL Loans and the issuance of letter s of credit under the ABL Facility ~~on the Effective~~on the Eighth Amendment Date), the use of the proceeds thereof and the repayment of the Indebtedness if required ~~hereunder~~under the Eighth Amendment.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~the~~ Adjusted ~~LIBOR Rate~~Term SOFR or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, any Agent’ s or any Lender’ s Lien on any Collateral.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended ~~form~~from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain

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credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“ Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated, including any Secured Obligation that is: (i) any other obligation (including any guarantee) that is contingent in nature; (ii) an indemnity or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.
“ Unrestricted Subsidiary” means any Subsidiary of the Borrowers designated by the Borrower Representative as an “ Unrestricted Subsidiary” pursuant to and in accordance with Section 5.11, so long as such Subsidiary has not been re-designated by the Borrower Representative as a “ Restricted Subsidiary” pursuant to and in accordance with Section 5.11. For the avoidance of doubt, there are no Unrestricted Subsidiaries as of the Eighth Amendment Date.
“U.S.” means the United States of America.
“ U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the
Code.
“U.S. Special Resolution Regime” has the meaning assigned to such term in Section 9.21. “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section
2.17(f)(ii)(B)(3).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means each of the Borrower Representative and the Administrative Agent. “Working Capital” means, at any date, the excess of current assets of Holdings and its
Subsidiaries on such date (excluding cash and Permitted Investments) over current liabilities of Holdings and its Subsidiaries on such date (excluding any ABL Loans and the current portion of any Indebtedness), all determined on a consolidated basis in accordance with GAAP.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which

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that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “~~Eurodollar~~ SOFR Loan” or “~~Eurodollar~~ SOFR Borrowing”).
SECTION 1.03.    Terms Generally.    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless expressly provided to the contrary or the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, amendments and restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’ s successors and assigns, and, in the case of any Governmental Authority, any other Governmental Author ity that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference in any definition to the phrase “at any time” or “for any period” shall refer to the same time or period for all calculations or determinations within such definition, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP; Pro Forma Calculations; LCA Election; Certain Calculations. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if after the ~~Effective~~Eighth Amendment Date there occurs any change in GAAP or in the application thereof on the operation of any provision hereof and the Borrower Representative notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of such change in GAAP or in the application thereof (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (x) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of Holdings or any Subsidiary at “fair value”, as defined therein and (y) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full

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stated principal amount thereof and (ii) any obligations relating to a lease that was accounted for by such Person as an operating lease as of ~~the Effective Date~~December 31, 2015 and any similar lease entered into ~~after the Effective Date~~thereafter by such Person (or any Subsidiary or Affiliate of such Person) shall continue to be accounted for by such Person as an operating lease and not as Capital Lease Obligations, regardless of any change in GAAP following December 31, 2015 that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capital Lease Obligations.
~~(b) All pro forma computations required to be made hereunder giving effect to any~~ acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other tr ansaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other tr ansaction is permitted to be consummated hereunder, to any other such tr ansaction consummated since the fir st day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such tr ansaction had occurred on the fir st day of the period of four consecutive Fiscal Quarters ending with the most recent Fiscal Quarter for which financial ~~statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, pr ior to the delivery~~ of any such financial statements, ending with the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a)), and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating r ate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the r ate in effect on the date of determination had been the applicable r ate for the entire period (taking into account any Swap Agreement applicable to ~~such Indebtedness).~~
(b)[Reserved].
(c)Notwithstanding anything in this Agreement or any Loan Document to the contrary, in connection with any action being taken solely in connection with a Limited Condition Acquisition, for purposes of:
(i)determining compliance with any provision of this Agreement which requires the calculation of the First Lien Leverage Ratio, the Total Leverage Ratio ~~or~~ , the ~~Senior~~ Secured Leverage Ratio or EBITDA;
(ii)determining compliance with representations, warranties, defaults or Events of Default upon consummation of such Limited Condition Acquisition; and
(iii)testing availability under baskets set forth in this Agreement;
in each case, at the option of the Borrower Representative (the Borrower Representative’ s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”). If, on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) with such ratios and other provisions being calculated as if such Limited Condition Acquisition and other transactions had occurred at the beginning of the most ~~recently ended~~ period of four consecutive Fiscal Quarters (taken as one accounting period) for which financial

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~~statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, pr ior to the delivery of any such financial statements, as of the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a))~~recent Test Period ending prior to the LCA Test Date, the Borrowers could have taken such action on the relevant LCA Test Date in compliance with such ratio, default, Events of Default or basket, such ratio, default, Event of Default or basket shall be deemed to have been complied with for purposes of such Limited Condition Acquisition. For the avoidance of doubt, if the Borrower Representative has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in EBITDA of the Borrowers or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations, and such ratios and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions. If the Borrower Representative has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratios, representations, warranties, defaults, Events of Default or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Borrowers and their Restricted Subsidiaries, the making of asset sales or dispositions, or the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratios, representations, warranties, defaults, Events of Default or baskets shall be calculated on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have not been consummated until such time as the applicable Limited Condition Acquisition has actually closed (it being further understood that any Net Income and/or EBITDA therefrom shall not be included in determining Net Income or EBITDA, as applicable, in any such subsequent calculation until such Limited Condition Acquisition has actually closed).

(d)Notwithstanding anything to the contrary herein but subject to Sections 1.04(c) and 1.04(g), any financial ratios and tests (including, without limitation, any First Lien Leverage Ratio, Total Leverage Ratio, Secured Leverage Ratio and/or EBITDA) contained in this Agreement or any other Loan Documents that are calculated with respect to any Test Period during which any Specified Transaction occurs shall be calculated with respect to such Test Period and such Specified Transaction on a pro forma basis or be given pro forma effect. For all purposes of this paragraph and the calculations subject hereto, at any Borrower’ s election, the acquisition of any Person, property, business or assets (and any pro forma events to occur in connection therewith, including the assumption or incurrence of any Indebtedness or Liens) shall be deemed to have “ occurred” and been “ consummated” upon any Borrower or any Subsidiary entering into a binding definitive agreement with respect thereto, and such deemed occurrence shall continue until such transaction is actually consummated or is abandoned or such definitive agreement is otherwise terminated.
(e)Notwithstanding anything to the contrary herein, EBITDA shall not be determined on a pro forma basis for the purposes of the definition of “ Excess Cash Flow” .
(f)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any First Lien Leverage Ratio, Total Leverage Ratio and/or Secured Leverage Ratio)

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(any such amounts, including such amounts that are based off EBITDA, the “ Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) under the same covenant in reliance on a provision in such covenant that requires compliance with a financial ratio or test (including, without limitation, any First Lien Leverage Ratio, Total Leverage Ratio and/or Secured Leverage Ratio) (any such amounts, the “ Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.

(g)For purposes of determining the permissibility of any action, change, transaction or event that by the terms of this Agreement or any other Loan Documents makes reference to a percentage of EBITDA or requires a calculation of any financial ratio or test (including, without limitation, any First Lien Leverage Ratio, Total Leverage Ratio and/or Secured Leverage Ratio), no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such amount of EBITDA or such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(h)For purposes of determining compliance with any of the covenants set forth in Article V or Article VI (including in connection with any Incremental Facility) at any time (whether at the time of incurrence or thereafter), if any Indebtedness (other than the 2022 Term Loans), Liens (other than Liens in respect of the 2022 Term Loans), investment, asset sale or other disposition, Restricted Payment, restricted debt payment or Affiliate transaction meets the criteria of one, or more than one, of the categories permitted pursuant to Article V or Article VI (including in connection with any Incremental Facility), the Borrower Representative may in its sole discretion determine under which category such Indebtedness, Liens, investment, asset sale or other disposition, Restricted Payment, restricted debt payment or Affiliate transaction (or, in each case, any portion thereof) is permitted and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.
SECTION 1.05. Status of Obligations. In the event that any Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, such Loan Party shall take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

SECTION 1.06. ~~LIBOR Discontinuation~~Interest Rates. ~~Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, if at any time there ceases to exist a LIBOR Rate or other interbank rate in the London market regulated or otherwise overseen or author ized by the ICE Benchmark Administration or U.K . Financial Conduct Author ity for interest per iods greater than one Business Day or the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.14 have ar isen and such circumstances are unlikely to be~~

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~~temporary or (ii) the circumstances in Section 2.14 have not ar isen but the supervisor for the administrator of the LIBOR Rate or a relevant Governmental Author ity has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be used for determining interest rates for loans (such specific date, the “ Scheduled Unavailability Date”), then the Administrative Agent and the Borrower Representative shall endeavor to establish an alternate rate of interest to the LIBOR Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for fixed per iods for syndicated loans in the United States at such time for similar ly situated borrowers, and shall enter into an amendment to the Loan Documents to reflect such alternate rate of interest and such other related changes as may be applicable which are agreed by the Borrower Representative and the Administrative Agent at such time; provided that, if such alternate rate of interest shall be less than zero percent, such rate shall be deemed to be zero percent for purposes of this Agreement. Notwithstanding anything to the~~ contrary in the Loan Documents, such amendment shall become effective without any further action or consent of any other party to the Loan Documents (other than the written consent of the
~~Administrative Agent and the Borrower Representative) so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a wr itten notice from the Required Lenders stating that they object to such amendment. If no such alternate rate has been determined and the circumstances set forth in Section 2.14 exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower Representative and each Lender . Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended (to the extent of the affected Eurodollar Loans or Interest Per iods), and (y) the Adjusted LIBOR Rate component shall no longer be utilized in determining the Alternate Base Rate. Upon receipt of such notice, the Borrower Representative may revoke any pending request for a Loan of, conversion to or continuation of Eurodollar Loans (to the extent of the affected Eurodollar Loans or Interest Per iods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans (subject to clause (y) in the immediately preceding sentence) in the amount specified therein.~~
The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other    Benchmark prior    to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes (excluding, in each case, in the event of bad faith, gross negligence or willful misconduct on the part of the Administrative Agent (as determined by a court of competent jurisdiction in a final, non-appealable judgment)). The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential

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damages, costs, losses or expenses (whether in tor t, contract or otherwise and whether at law or in equity), for any er ror or calculation of any such r ate (or component thereof) provided by any such information source or service.
SECTION 1.07. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’ s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its ~~equity interests~~Equity Interests at such time.
ARTICLE II THE CREDITS
SECTION 2.01. Loans. (a) Subject to the terms and conditions set forth in the Original Credit Agreement, each Term Lender with a Term Loan Commitment (as defined in the Original Credit Agreement) on the Effective Date made a Term Loan in Dollars to the Borrowers on the Effective Date, in an amount equal to such Lender’ s Term Loan Commitment (as defined in ~~the Or iginal Credit Agreement) on the Effective Date. On~~Sixth Amendment, on the Sixth Amendment Date, each 2020 Extended Term Lender converted the aggregate principal amount of its 2016 Term Loans (as defined in this Agreement immediately after giving effect to the Sixth Amendment) into an equal principal amount of 2020 Extended Term Loans. On the Eighth Amendment Date, (i) each 2022 Converted Term Lender converted the aggregate principal amount of its outstanding 2020 Extended Term Loans into an equal principal amount of 2022 Converted Term Loans and (ii) each 2022 New Term Lender made its 2022 New Term Loans, in each instance in accordance with the terms of the ~~Sixth~~Eighth Amendment.
~~(b) Subject to the terms and conditions set forth herein, each DDTL Lender with a~~ DDTL Commitment (severally and not jointly) agrees to make up to five (5) Delayed Draw Term Loans in Dollars to the Borrowers fr om time to time during the Availability Period, in an aggregate principal amount not to exceed such Lender’ s DDTL Commitment. Except as set for th in Section 4.03, any Delayed Draw Term Loan shall be on the same terms (including all-in pricing and maturity date) as, and pursuant to documentation applicable to, the initial Term Loan. The DDTL Commitment of each DDTL Lender shall be reduced by the aggregate amount of Delayed Draw Term Loans funded by such DDTL Lender. All Delayed Draw Term Loans, once funded shall become part of and be deemed to be of the same class as the initial Term Loan unless otherwise determined by the Administrative Agent. Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Borrower Representative, take any and all actions as may be reasonably necessary to ensure that all Delayed Draw Term Loans, when or iginally made or thereafter, are included in each Borrowing of outstanding initial Term Loans on a pro r ata basis. Without limiting the generality of the foregoing, this may be accomplished by requiring each outstanding Borrowing of the initial Term Loan that is a Eurodollar Loan to be converted into a Borrowing of the initial Term Loan that is an ABR Loan on the date of each such Delayed Draw Term Loan, or by allocating a portion of each such Delayed Draw Term Loan to each outstanding Borrowing of the initial Term Loan that is a Eurodollar Loan on a pro r ata basis. Any conversion of Eurodollar Loans to ABR Loans required by the preceding sentence shall be subject to Section 2.16. In addition, each scheduled amortization payment under Section 2.10(a)

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with respect to then-existing Term Loans required to be made after the making of any Delayed Draw Term Loan shall be r atably increased by the aggregate principal amount of such Delayed

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Draw Term Loan for all Lenders on a pro r ata basis to the extent necessary (including to avoid any reduction in the amortization payments to which the initial Term Lenders are entitled in respect of such Delayed Draw Term Loan). To the extent any installment under Section 2.10(a) that is scheduled to be made in respect of the initial Term Loans on any day shall have been reduced or eliminated due to the application thereto of a prepayment prior to the date on which a Delayed Draw Term Loan is funded, then notwithstanding the provisions of Section 2.18 hereof to the contrary, Lenders who hold such funded Delayed Draw Term Loans on such day shall be entitled to receive the entire portion of each payment of, or application to, the installment with respect to ~~such funded Delayed Draw Term Loan scheduled to be made on such day.~~

(b)    ~~(c)~~ Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.
SECTION 2.02. Loans and Borrowings~~. (a) Each Delayed Draw Term Loan shall~~ be made as part of a Borrowing consisting of Delayed Draw Term Loans of the same class and Type made by the Lenders r atably in accordance with their respective DDTL Commitments of the applicable class. The failure of any Lender to make any Delayed Draw Term Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the DDTL Commitments of the Lenders are several and no Lender shall be responsible for any other ~~Lender’ s failure to make Loans as required. The Loans shall amortize as set forth in Section 2.10.~~
. (a) [Reserved].
(b)Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or ~~Eurodollar~~ SOFR Loans as the Borrower Representative may request in accordance herewith. Each Lender at its option may make any ~~Eurodollar~~ SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement.
(c)At the commencement of each Interest Period for any ~~Eurodollar~~ SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. ABR Borrowings may be in any amount. Borrowings of more than one Type and class may be outstanding at the same time; provided that there shall not at any time be more than a total of five (5) ~~Eurodollar~~ SOFR Borrowings outstanding at any time.
(d)Notwithstanding any other provision of this Agreement, the Borrower Representative shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the ~~applicable~~ Maturity Date.
SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower Representative shall notify the Administrative Agent of such request either in writing (delivered by hand or facsimile) in a form approved by the Administrative Agent and signed by the Borrower Representative or by telephone not later than (a) in the case of a ~~Eurodollar~~ SOFR Borrowing, 10:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and each telephonic Borrowing Request shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Each Borrowing Request shall specify the following information:

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(iv)the aggregate amount of the requested Borrowing and a breakdown of the separate wires comprising such Borrowing;
(v)the date of such Borrowing, which shall be a Business Day;
(vi)whether such Borrowing    is    to    be an ABR Borrowing    or a
~~Eurodollar~~ SOFR Borrowing;
(vii)in the case of a ~~Eurodollar~~ SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(viii)the location and account number of the account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
~~If no election as to the Type of Delayed Draw Term Loan Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Per iod is specified with respect to any requested Eurodollar Delayed Draw Term Loan Borrowing, then the Borrowers shall be deemed to have selected an Interest Per iod of one month’ s duration.~~ Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’ s Loan to be made as part of the requested Borrowing.

SECTION 2.04. [Intentionally Omitted]. SECTION 2.05. [Intentionally Omitted]. SECTION 2.06. [Intentionally Omitted].
SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by such Lender hereunder on the proposed date thereof by wire transfer of immediately available funds by 11:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’ s Applicable Percentage of such Loan; provided that Term Loans shall be made as provided in Section 2.01(a). The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received, in like funds, to one or more account(s) of the Borrowers designated in the Borrowing Request.
(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’ s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to ABR Loans. If

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such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’ s Loan included in such Borrowing.
SECTION 2.08. Interest Elections. (a) Each ~~2020 Extended~~2022 Term Loan ~~shall~~ initially ~~be deemed to~~shall be a ~~Eurodollar~~ SOFR Borrowing ~~with~~having an initial Interest Period equal to the remaining duration (as of the Sixth Amendment Date) of the Interest Period applicable to the Existing Term Loans (as defined in the Sixth Amendment) fr om which such 2020 Extended Term Loans were converted. Each 2016 Term Loan shall initially be deemed to be a Eurodollar Borrowing with the Interest Period in effect under the Original Credit Agreement ~~immediately pr ior to the Sixth Amendment Date~~of one month, as reflected (in the case of the 2022 New Term Loans) in the applicable Borrowing Request. Each other ~~Borrowing~~Term Loan initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~ SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. The Borrower Representative may subsequently elect to convert a Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~ SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)To make an election pursuant to this Section, the Borrower Representative shall notify the Administrative Agent of such election by telephone by (a) in the case of an election of a conversion to, or continuation of, a ~~Eurodollar~~ SOFR Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed election or (b) in the case of a conversion to an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of the proposed election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower Representative. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower Representative to elect an Interest Period for ~~Eurodollar~~ SOFR Loans that does not comply with Section 2.02.
(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a
~~Eurodollar~~ SOFR Borrowing; and
(iv)if the resulting Borrowing is a ~~Eurodollar~~ SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

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If any such Interest Election Request requests a ~~Eurodollar~~ SOFR Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’ s duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’ s portion of each resulting Borrowing.

(e)If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~ SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as a Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~ SOFR Borrowing and
(ii) unless repaid, each ~~Eurodollar~~ SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.09.    ~~Termination and Reduction of Commitments~~[Reserved].
~~(a)[Intentionally Omitted].~~
~~(b)The Borrower Representative may at any time terminate, or from time to time~~ reduce, the DDTL Commitments; provided that reduction of the DDTL Commitments shall be in ~~an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.~~
~~(c)The Borrower Representative shall notify the Administrative Agent of any~~ election to terminate or reduce the DDTL Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section shall be ir revocable; provided that a notice of termination of the DDTL Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other credit facilities or other tr ansactions specified therein, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the DDTL Commitments shall be permanent. Each reduction of the DDTL Commitments shall be made r atably among the Lenders in accordance ~~with their respective DDTL Commitments.~~

SECTION 2.10. Repayment and Amortization of Loans; Evidence of Debt. (a) ~~(i)~~ The Borrowers shall repay ~~each 2016~~the 2022 Term ~~Loan~~Loans in quarterly installments, commencing on the last day of ~~the calendar quarter dur ing which such 2016 Term Loan is funded hereunder and~~ continuing on the last day of each calendar quarter thereafter, and (ii) the Borrowers shall repay each 2020 Extended Term Loan in quarterly installments, commencing on the last day of the ~~calendar quarter~~ first full Fiscal Quarter ending after the ~~Sixth~~Eighth Amendment Date and continuing on the last day of each ~~calendar quarter~~ Fiscal Quarter ending thereafter. Each such installment ~~referenced in the immediately preceding sentence~~ shall be in an amount equal to 0.25% of the aggregate principal amount of such Term Loan (as adjusted from time to time pursuant to Section 2.11(e) or otherwise under the Loan Documents). ~~Notwithstanding the foregoing two sentences, all~~ installment payments required under this Section 2.10(a) have been paid in full as of the Sixth

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~~Amendment Date.~~ To the extent not previously paid, (i) all the then unpaid balances of all ~~2016 Term Loans shall be paid in full by the Borrowers on the Matur ity Date applicable thereto and (ii) all the then unpaid balances of all 2020 Extended~~2022 Converted Term Loans and 2022 New Term Loans shall be paid in full by the Borrowers on the Maturity Date ~~applicable thereto~~.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the ~~class and~~ Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’ s share thereof.
(d)The entries made in the accounts maintained pursuant to paragraphs (~~c~~b) or (~~d~~c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.
SECTION 2.11. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (f) of this Section.
(b)[Intentionally Omitted].
(c)Subject to the Intercreditor Agreement, in the event and on each occasion that any Net Proceeds are received by or on behalf of any Loan Party or any Restricted Subsidiary in respect of any Prepayment Event, the Borrowers shall, within ~~one~~three (~~1~~3) Business ~~Day~~Days after such Net Proceeds are received by such Loan Party or Subsidiary, prepay the Obligations as set forth in Section 2.11(e) below in an aggregate principal amount equal to, in the case of any event described in clause (a), (b) or (c) of the definition of “Prepayment Event,” 100% of such Net Proceeds ~~and~~; provided that, (x) in the case of any event described in clause (a) or (b), of the definition of the term “Prepayment Event,” no payment shall be due under this Section until ~~(i) subject to clause (ii), the aggregate Net Proceeds received in connection with such Prepayment Events after the Effective Date exceed~~
~~$10,000,000 and (ii)~~, in any Fiscal Year, the aggregate Net Proceeds received in connection with such Prepayment Events during such Fiscal Year exceed $~~2,500,000~~10,000,000 and (y) in the case of any event described in clause (b) of the definition of the term “Prepayment Event” (other than insurance and condemnation proceeds arising from casualty or losses to Inventory), if the Borrower Representative shall deliver to the Administrative Agent following the receipt of such Net Proceeds a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds (such period of time, the “Reinvestment Period”), to acquire (or replace or rebuild) real property, equipment or other tangible assets (other than ABL Priority Collateral) to be used in the business of the Loan Parties,

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and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate; provided that, to the extent of any such Net Proceeds therefrom that have not been so applied or contractually committed by the end of the applicable Reinvestment Period (and, if so contractually committed in writing by the end of the applicable Reinvestment Period, applied within 180 days of the end of the applicable Reinvestment Period), a prepayment in accordance with Section 2.11(e) shall be promptly (and, in any event, within ~~one~~three (~~1~~3) Business ~~Day~~Days) required in an amount equal to the aggregate amount of such Net Proceeds that have not been so applied; provided, further that, in the case of any event described in clause (a) of the definition of the term “ Prepayment Event”, if, at the time that any such prepayment would be so required, the Borrowers are required to offer to repurchase Incremental Equivalent Debt or Permitted Ratio Debt that is secured on a pari passu basis with the Obligations pursuant to the terms of the documentation governing such Indebtedness with the Net Proceeds of such Prepayment Event (such Incremental Equivalent Debt or Permitted Ratio Debt required to be offered to be so repurchased, “ Other Applicable Indebtedness”), then the Borrowers may apply such Net Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided that the portion of such Net Proceeds allocated to Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds required to be allocated to Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the repurchase of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(c) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased (after giving effect to any requirement under the documentation for such Other Applicable Indebtedness to offer such declined payments to other holders of such Other Applicable Indebtedness pr ior to making such proceeds available to the Borrowers), the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof. If the precise amount of insurance or condemnation proceeds allocable to Inventory as compared to Equipment, Fixtures and real property is not otherwise determined, the allocation and application of those proceeds shall be determined by the Administrative Agent, in its reasonable judgment. Nothing in this clause (c) shall be deemed to be implied consent to any transaction underlying a Prepayment Event that is otherwise prohibited by the terms of this Agreement.

(d)The Borrowers shall prepay the Obligations as set forth in Section 2.11(e) below on the date that is ten (10) days after the earlier of (i) the date on which Holdings’ and its Restricted Subsidiaries’ annual audited financial statements for the immediately preceding Fiscal Year are delivered pursuant to Section 5.01 and (ii) the date on which such annual audited financial statements were required to be delivered pursuant to Section 5.01, in an amount equal to (x) the ECF Percentage (as defined below) of the Loan Parties’ Excess Cash Flow for the immediately preceding Fiscal Year, commencing with the Fiscal Year ending on or about December 31, ~~2017~~2023 minus (y) ~~commencing with the Fiscal Y ear ending December 31, 2020,~~ the aggregate amount of voluntary prepayments of the Term Loans made during such Fiscal Year pursuant to Section 2.11(a).    Each Excess Cash Flow prepayment shall be accompanied by a certificate signed by a Financial Officer of the Borrower Representative certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Administrative Agent. As used herein, “ECF Percentage” means (x) fifty percent (50% ) if the Total Leverage Ratio as of the last day of applicable Excess Cash Flow Period is greater than or equal to ~~4.00 to~~ 3.25: 1.00,
(y)twenty-five percent (25% ) if the Total Leverage Ratio as of the last day of applicable Excess Cash
Flow Period is generated was greater than or equal to ~~3.25~~2.75:1.00 but less than ~~4.00 to~~ 3.25: 1.00 and

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(z)zero percent (0% ) if the Total Leverage Ratio as of the last day of applicable Excess Cash Flow Period is less than ~~3.25~~2.75:1.00. Each Excess Cash Flow prepayment shall be accompanied by a certificate signed by a Financial Officer certifying the manner in which Excess Cash Flow and the resulting prepayment were calculated, which certificate shall be in form and substance reasonably satisfactory to Administrative Agent.
(e)All amounts prepaid pursuant to Section 2.11(c) and (d) shall be applied to the first eight (8) installments of the 2022 Term Loans in direct order of maturity and thereafter , pro rata, to prepay all remaining installments of the ~~2016~~2022 Term Loans ~~and the 2020 Extended Term Loans (to be applied to installments of all such Term Loans in inverse order of matur ity)~~.
(f)The Borrower Representative shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder not later than 10:00 a.m., New York City time,
(A) in the case of prepayment of a ~~Eurodollar~~ SOFR Borrowing, three (3) Business Days before the date of prepayment, or (B) in the case of prepayment of an ABR Borrowing, one (1) Business Day before the date of prepayment (or, in each case in the foregoing clauses (A) and (B), such shorter time periods as agreed by the Administrative Agent in its sole discretion); provided, that notwithstanding the foregoing, no notice shall be required for the making of the ~~Sixth~~Eighth Amendment Prepayment (as defined in the ~~Sixth~~Eighth Amendment) on the ~~Sixth~~Eighth Amendment Date. Each such notice shall (i) specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and (ii) be irrevocable, except that such notice may be conditioned upon the effectiveness of other credit facilities or transactions on the specified prepayment date, in which case such notice may be revoked by the Borrower Representative (by notice to the Administrative Agent on or prior to such specified prepayment date) if such condition is not satisfied. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13, amounts due under Section 2.16 (if any) and the prepayment premiums referred to in ~~Sections~~Section 2.12(~~b) and 2.12(e)~~e) (if and to the extent applicable).
(g)Notwithstanding anything in this Section 2.11, any Lender may reject all or its Pro Rata Share or other applicable share of any mandatory prepayment (such declined amounts, the “ Declined Proceeds”) of Term Loans required to be made pursuant to this Section
2.11 by providing written notice (each, a “ Rejection Notice”) to the Administrative Agent and the Borrower Representative no later than 5: 00 p.m., New York City time, one Business Day after the date of such Lender’ s receipt of notice from the Administrative Agent regarding such prepayment; provided that, for the avoidance of doubt, no Lender may reject any prepayment arising under clause (c) of the definition of “ Prepayment Event”. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans unless the Borrower Representative and the Administrative Agent agree to an extension of time for such failure to be corrected. Any Declined Proceeds shall not be subject to the prepayment provisions of this Section 2.11.

SECTION 2.12.    Fees. (a) [Reserved].
(b)    [Reserved].
~~(a). (a) The Borrowers agree to pay to the Administrative Agent for the account of each DDTL Lender with a DDTL Commitment a commitment fee in an aggregate amount equal to~~

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~~(v)the average daily pr incipal amount of the DDTL Commitment of such DDTL Lender dur ing the per iod from and including the Effective Date to but excluding the date on which the Lenders’~~

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DDTL Commitments terminate multiplied by (ii) a percentage equal to 50% of the Applicable Rate with respect to Eurodollar Loans. Accrued commitment fees shall be payable in arrears on the last day of each calendar quarter (commencing on the fir st such date to occur after the Effective Date) and on the date on which the DDTL Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days ~~elapsed.~~

~~(b)In the event that, pr ior to the second anniversary of the Sixth Amendment Date,~~ the Borrowers (A) prepay any 2020 Extended Term Loans pursuant to Section 2.11(a), (B) prepay or refinance any 2020 Extended Term Loans, in each case, pursuant to Section 2.11(c) but solely in connection with a Prepayment Event referenced in clause (c) of the definition of “ Prepayment Event”, or (C) effect any amendment, modification or waiver of, or consent under, this Agreement resulting in any “ Repricing Event” with respect to the 2020 Extended Term Loans (it being understood and agreed for the avoidance of doubt that prepayments as a result of purchases or assignments made pursuant to Section 9.04 shall not be subject to this Section 2.12(b)), the Borrowers shall pay to the Administrative Agent, for the r atable account of each of the applicable 2020 Extended Term Lenders in the case of clauses (A) and (B), a premium, and in the case of clause (C), a fee, in each case, in an amount equal to: (i) in the event such prepayment or refinancing occurs prior to the fir st anniversary of the Sixth Amendment Date, the Applicable Premium or (ii) in the event that such prepayment or refinancing occurs on or after the fir st anniversary of the Sixth Amendment Date but prior to the second anniversary of the Sixth Amendment Date, 1.00% of the aggregate principal amount of the 2020 Extended Term Loans so prepaid or subject to such Repricing Event. All such amounts shall be due and payable on the date of the relevant prepayment pursuant to Sections 2.11(a) or 2.11(c) or the relevant amendment, modification, waiver or consent. For the avoidance of doubt, no prepayment premium or fee pursuant to this Section 2.12(b) shall be payable hereunder in connection with any prepayment or refinancing of 2020 Extended Term Loans (or any “ Repricing Event” in respect of the 2020 ~~Extended Term Loans) on or after the second anniversary of the Sixth Amendment Date.~~

~~(c)~~The Borrowers agree to pay to the Administrative Agent, for its own account (as applicable), the fees payable under the Engagement Letters as and when the same are due and such other fees in the amounts and at the times as are separately agreed upon between the Borrowers and the Administrative Agent, including those fees payable under the Fee Letter.
~~(d)~~All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.
~~(e)~~In the event that all or any portion of any Term Loan is subject to a Repricing Event (as defined below) prior to the six-month anniversary of the ~~Fourth~~Eighth Amendment Date, the Borrowers shall pay a prepayment premium in connection with any such Repricing Event in an amount equal to 1.0% of the Term Loan subject to such Repricing Event. The term “Repricing Event” shall mean (i) any prepayment or repayment of a Term Loan with the proceeds of, or any conversion of such loans into, any new or replacement class of term loans bearing interest at an “effective” interest rate less than the “effective” interest rate applicable to such Term Loan (as such comparative rates are determined by the Administrative Agent) and (ii) any amendment that, directly or indirectly, reduces the “effective” interest rate applicable to a Term Loan (in each case in (i) and (ii), with original issue discount and upfront fees, which shall be deemed to constitute like amounts of original issue discount, being equated to interest margins in a manner consistent with generally accepted financial practice based on an assumed four-year life to maturity). For the avoidance of doubt, any Lender that is replaced pursuant to Section 2.19, Section 9.02(e) or otherwise in connection with any conversion or amendment effecting any

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Repricing Event shall be entitled to receive the foregoing prepayment premium, which shall be payable by the Borrowers.
SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest on the outstanding principal amount thereof at the Alternate Base Rate plus the Applicable Rate.

(b)~~The~~Subject to the provisions of Section 2.14 below, the Loans comprising each ~~Eurodollar~~ SOFR Borrowing shall bear interest ~~at~~on the ~~Adjusted LIBOR Rate for the~~outstanding principal amount thereof for each Interest Period ~~in effect~~at a rate per annum equal to Adjusted Term SOFR for such ~~Borrowing~~Interest Per iod plus the Applicable Rate.
(c)[Intentionally Omitted].
(d)Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, the Administrative Agent or the Required Lenders may, at their option, by notice to the Borrower Representative (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender affected thereby” for reductions in interest rates), declare that (i) the overdue principal amount of all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder; provided that no notice shall be required and the foregoing rates shall automatically take effect upon the occurrence of an Event of Default under clause (a), (h), (i) or (j) of Article VII.
(e)Accrued interest on each Loan (for ABR Loans, accrued through the last day of the prior calendar month) shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~ SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(f)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed. The applicable Alternate Base Rate, Adjusted ~~LIBOR Rate or LIBOR~~Term SOFR or the Term SOFR Reference Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. In connection with the use or administration of Term SOFR, the Administrative Agent (in consultation with the Borrower Representative) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than the Administrative Agent in consultation with the Borrower Representative). The Administrative Agent will promptly notify the Borrower Representative and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

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SECTION 2.14.    ~~Alternate Rate of Interest~~Inability to Determine Rates; Effect of Benchmark Transition; Illegality.
~~. If pr ior to the commencement of any Interest Per iod for a Eurodollar Borrowing:~~
(a)Inability to Determine Rates. Subject to Section 2.14(b), if, on or prior to the first day of any Interest Period for any SOFR Loan:
(i)~~(a)~~ the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining ~~the Adjusted LIBOR Rate or the LIBOR Rate, as applicable,~~Term SOFR (including because Term SOFR is not available or published on a current basis) for such Interest Period; or
(b)~~the Administrative Agent is advised by the Required Lenders that the Adjusted LIBOR Rate or the LIBOR Rate, as applicable, for such Interest Per iod will not adequately and fair ly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Per iod;~~
~~(i)~~the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for such Interest Period with respect to a proposed SOFR Loan will not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent;
then the Administrative Agent shall give notice thereof to the Borrower Representative and the Lenders ~~by telephone or facsimile~~as provided in Section 9.01 as promptly as practicable thereafter ~~and, until~~. Upon notice thereof by the Administrative Agent ~~notifies~~to the Borrower Representative ~~and~~, any obligation of the Lenders ~~that~~to make or continue SOFR Loans shall be suspended (to the extent of the affected SOFR Loans and the affected Interest Periods) until the circumstances giving rise to such notice no longer exist~~, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.~~ and the Administrative Agent promptly notifies the Borrower Representative that such notice is revoked. Upon receipt of such notice, (i) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans and the affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of, or conversion to, ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay any additional amounts required pursuant to Section 2.16 (if and to the extent applicable).

(b)Effect of Benchmark Transition Event. Notwithstanding anything to the contrary herein or in any other Loan Document:
(vi)Benchmark Replacement. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “ Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such

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Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause
(b) of the definition of “ Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5: 00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Adjusted Daily Simple SOFR, all interest payments will be payable on a quarter ly basis.

(vii)Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary herein or in any other Loan Document, in connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower Representative) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than the Administrative Agent in consultation with the Borrower Representative).

(viii)Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of
(A) the occurrence of any Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement,
(D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Per iod. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(ix)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement) (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of

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information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “ Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) ceases to not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “ Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor .
(x)Benchmark Unavailability Period. Upon the Borrower’ s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Loan, or conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. Dur ing a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.
(c)Illegality. If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR, or to determine or charge interest rates based upon Term SOFR, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, (i) any obligation of such Lender to make or continue SOFR Loans or to convert ABR Loans to SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate of which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if and to the extent necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if and to the extent necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor , if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment

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or conversion, the applicable Borrower shall also pay or cause to be paid accrued and unpaid interest on the amount so prepaid or converted.
SECTION 2.15.    Increased Costs. (a) If any Change in Law shall:
(ii)impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement), insurance charge or other assessment against assets of, deposits with or for the account of, or credit extended by, any Lender ~~(except any such reserve requirement reflected in the Adjusted LIBOR Rate)~~;
(iii)impose on any Lender or the ~~London~~applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any participation therein; or
(iv)subject any Recipient to any Taxes (other than (A) Indemnified Taxes,
(B)Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such other Recipient or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(a)If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’ s capital or on the capital of such Lender’ s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’ s holding company could have achieved but for such Change in Law (taking into consideration such Lender’ s policies and the policies of such Lender’ s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’ s holding company for any such reduction suffered.
(b)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or
(b) of this Section shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(c)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’ s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’ s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

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SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any ~~Eurodollar~~ SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any ~~Eurodollar~~ SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any ~~Eurodollar~~ SOFR Loan on the date specified in any notice delivered pursuant hereto), or (d) the assignment of any ~~Eurodollar~~ SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event.  ~~In the case of a~~ Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurodollar Loan had such event not occurred, at the Adjusted LIBOR Rate that would have been applicable to such Eurodollar Loan, for the period fr om the date of such event to the last day of the then current Interest Period therefor (or , in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest r ate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period fr om ~~other banks in the eurodollar market.~~ A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and a description in reasonable detail of the calculation thereof shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17.    Withholding of Taxes; Gross-Up.
(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding for Indemnified Taxes has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made..

(b)Payment of Other Taxes by the ~~Borrowers~~Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
(c)Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(d)Indemnification by the Loan Parties. The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any

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Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, including a description of the basis for the indemnification claim to the extent reasonably available, delivered to any Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’ s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)Status of Lenders.
(xi)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), 2.17(f)(ii)(B) and 2.17(f)(ii)(D) below) shall not be required if in the Lender’ s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(xii)Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person,
(A)any Lender that is a U.S. Person shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable

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request of the Borrower Representative or the Administrative Agent), an executed copy of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed ~~copies~~copy of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and
(y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed ~~copies~~copy of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)to the extent a Foreign Lender is not the Beneficial Owner, an executed ~~copies~~copy of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as
applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each Beneficial Owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign

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Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’ s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so.
(g)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts ~~giving r ise~~with respect to such ~~refund~~Tax had never been paid. This paragraph (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)Survival. Each party’ s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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(i)Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.
SECTION 2.18. Payments Generally; Allocation of Proceeds; Sharing of Set-offs.
(a)The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 4:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 520 Madison Avenue, New York, New York 10022, or to the account designated by Administrative Agent in writing, except that payments pursuant to Section 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall accrue and be payable for the period of such extension. All payments hereunder shall be made in Dollars.
(b)Any proceeds of Collateral received by the Agents (i) not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrowers) or (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11), or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, shall be applied, subject to the terms of the Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Agents from the Borrowers, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans ratably (with amounts applied to the Loans applied to installments of such Loans in inverse order of maturity), and fifth, to the payment of any other Obligation due to the Agents or any Lender. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower Representative, or unless a Default is in existence, neither the Administrative Agent nor any Lender shall apply any payment which it receives to any ~~Eurodollar~~ SOFR Loan of a class, except (a) on the expiration date of the Interest Period applicable thereto or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same class and, in any such event, the Borrowers shall pay the break funding payment required in accordance with Section 2.16 (if and to the extent applicable). The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.
(c)At the election of the Administrative Agent, all payments of principal, interest, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower Representative pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of any Borrower maintained with the Administrative Agent. The Borrowers hereby irrevocably authorize (i) the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans and that all such Borrowings shall be deemed to have been requested pursuant to Section 2.03 and (ii) the Administrative Agent to charge any deposit account of any Borrower maintained with the Administrative

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Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
(d)If, except as otherwise expressly provided herein, any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by all such Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(e)Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’ s obligations hereunder until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender hereunder; application of amounts pursuant to clauses (i) and
(ii) above shall be made in such order as may be determined by the Administrative Agent in its discretion.

SECTION 2.19.    Mitigation Obligations; Replacement of Lenders.
(a)If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of

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such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender becomes a Defaulting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Section 2.15 or 2.17) and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld ~~or~~ , delayed or conditioned, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.20. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
~~(a)~~, the ~~fees shall cease to accrue on the unfunded portion of the DDTL Commitment of such Defaulting Lender pursuant to Section 2.12(a); and~~
~~(b)the DDTL Commitments or~~ Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02) or any other Loan Document; provided, that this ~~clause (b)~~Section 2.20 shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.
SECTION 2.21. Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.21 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance

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upon such payment or application of proceeds. The provisions of this Section 2.21 shall survive the termination of this Agreement.
SECTION 2.22.    Expansion Option.
(a)The Borrower Representative may from time to time, upon three Business Days’ notice (or such shorter period as the Administrative Agent accepts in its sole discretion) to the Administrative Agent (or such lesser notice as agreed to by the Administrative Agent), add one or more additional tranches of incremental term facilities and/or increase the principal amount of the Term Loans of any existing class by requesting new term loan commitments to provide such Term Loans (any such new tranche or increase, an “Incremental Facility” and any loans made pursuant to an Incremental Facility, “Incremental Term Loans”), in each case in minimum increments of $10,000,000, so long as, after giving effect thereto, the ~~aggregate amount of all such Incremental Term Loans does not exceed the~~ Incremental Cap is not exceeded. The Borrower Representative may arrange for any tranche or increase, as the case may be, to be provided by one or more Lenders (each Lender so agreeing to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”); provided that (i) each Augmenting Lender, shall be subject to the approval of the Borrower Representative and the Administrative Agent (such approvals not to be unreasonably withheld or delayed) ~~and~~, (ii) the Borrower Representative shall be deemed to have reasonably withheld or delayed its approval in the event that the Borrower Representative shall have withheld or delayed its consent with respect to an Augmenting Lender which is directly engaged in the pr imary business of distributing food products to business establishments, such as restaurants, country clubs, hotels, caterers, culinary schools and specialty food stores, and (iii) (x) in the case of an Increasing Lender, the Borrower Representative and such Increasing Lender shall execute and deliver an agreement substantially in the form of Exhibit B hereto, and (y) in the case of an Augmenting Lender, the Borrower Representative and such Augmenting Lender shall execute and deliver an agreement substantially in the form of Exhibit C hereto.    No consent of any Lender (other than the Lenders participating in such Incremental Term Loan) shall be required for any Incremental Term Loan pursuant to this Section 2.22.    Incremental Term Loans created pursuant to this Section 2.22 shall become effective on the date agreed by the Borrower Representative, the Administrative Agent and the ~~relevant~~applicable Increasing Lenders ~~or~~and/or the Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.

(b)No Incremental Term Loans shall become effective under this Section unless,
(i) on the proposed date of the effectiveness of such Incremental Term Loans, (x) no Event of Default shall have occurred and be continuing or, in the case of a Permitted Acquisition or similar committed investment, no Event of Default under clauses (a), (b), (h), (i) or (j) of the definition thereof shall have occurred and be continuing; provided that in the case of a Limited Condition Acquisition, at the Borrower Representative’ s option, such condition may be tested in accordance with Section 1.04(c) so long as at the time of the consummation of such Limited Condition Acquisition, no Event of Default under clauses (a), (b), (h), (i) or (j) of the definition thereof shall have occurred and be continuing, (y) the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (except in connection with a Permitted Acquisition or similar committed investment, which, if and only to the extent agreed by the Lenders providing such Incremental Term Loans, shall be subject to customary “SunGard” or “certain funds” conditionality), and (z) the Administrative Agent shall have received a certificate, dated such date, to the effect that the requirements of clauses (i)(x) and (i)(y) have been complied with ~~dated such date~~ and executed and delivered by a Financial Officer of the Borrower Representative and (ii) the Administrative Agent shall have received documents consistent with those

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delivered on the Effective Date as to the corporate power and authority of the Borrowers to borrow hereunder after giving effect to such Incremental Term Loans.
(c)The Incremental Facilities shall be subject to the following provisions, as applicable:
(i)the Incremental Term Loans (a) shall rank pari passu in right of payment and may rank pari passu or junior with respect to security with the Secured Obligations (subject, if applicable, to an intercreditor agreement reasonably acceptable to the Administrative Agent) or be unsecured, (b) if secured, may not be secured by any assets other than Collateral and (c) if guaranteed, may not be guaranteed by any Person who is not a Loan Party~~. Any Incremental Facility that is secured on a junior lien basis to the Secured Obligations will be documented~~ in a separate facility and shall be subject to an intercreditor agreement reasonably acceptable to the Administrative Agent, and any Incremental Facility that is unsecured will be ~~documented in a separate facility;~~ ;
(ii)any Incremental Term Loans (a) ranking pari passu with respect to security with the Secured Obligations will not have (x) a maturity date earlier than the Latest Maturity Date or (y) a shorter Average Life than the remaining Average Life of the then-existing ~~2020 Extended~~2022 Term Loans and (b) ranking junior with respect to security with Secured Obligations or which are unsecured will not have (x) a maturity date prior to the date that is 91 days after the Latest Maturity Date or (y) a shorter Average Life than the remaining Average Life of the then-existing ~~2020 Extended~~2022 Term Loans;
(iii)the All-in-Yield (and the components thereof) applicable to any Incremental Facility shall be determined by the applicable Increasing Lenders and Augmenting Lenders providing such Incremental Facility and the Borrower Representative; provided, that to the extent any Incremental Facility is entered into on or prior to the date that is the two-year anniversary of the Eighth Amendment Date, the All-in-Yield in respect of any such Incremental Facility that ranks pari passu in right of payment and security with the then-existing Loans shall not exceed the All-in-Yield for the ~~2020 Extended~~2022 Term Loans, as in effect on the date of the funding of such Incremental Facility, plus 0.50% per annum, unless the All-in-Yield then in effect for such then-existing ~~2020 Extended~~2022 New Term Loans ~~and the then-existing 2016 Term Loans~~, as applicable, is increased by an amount equal to the difference between (A) the All-in-Yield in respect of such Incremental Facility and (B) the All-in-Yield for each of such then-existing ~~2020 Extended~~2022 Term Loans, less 0.50% per annum in each case; provided that any increase in All-in-Yield of the then-existing Term Loans due to the increase in an Adjusted ~~LIBOR~~SOFR Rate or Alternate Base Rate floor on any Incremental Term Loan shall be effected solely through an increase in any Adjusted ~~LIBOR~~SOFR Rate or Alternate Base Rate floor applicable to such then-existing Term Loans;
(iv)(A) all terms (other than with respect to margin, pricing, maturity or fees) applicable to any Incremental Facility shall be no more favorable (taken as a whole) to the Lenders providing such Incremental Facility than to the Lenders providing the then-existing Loans; provided that the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Latest Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Latest Maturity Date; and

(v)any prepayment (other than voluntary prepayments under Section 2.11(a) and scheduled amortization payments) of Incremental Term Loans that are pari passu in

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right of payment and pari passu with respect to security with the then-existing Loans shall be made on a pro rata basis with the then-existing ~~2016~~2022 New Term ~~Loans and the then-existing 2020 Extended Term~~ Loans, except that the Borrowers and the Lenders in respect of such Incremental Term Loans shall be permitted, in their sole discretion, to elect to prepay or receive, as applicable, any prepayments on a less than pro rata basis (but not on a greater than pro rata basis).
(a)Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed and delivered by the Borrowers, each Increasing Lender participating in such Incremental Facility, each Augmenting Lender participating in such Incremental Facility, if any, and the Administrative Agent. The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.22. Nothing contained in this Section 2.22 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to provide Incremental Term Loans at any time.
ARTICLE III REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Lenders as of the Eighth Amendment Date, and on each date on which an Incremental Facility is incurred (subject to Section 1.04(c)), that:
SECTION 3.01. Organization; Powers. Each Loan Party and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, ~~could~~would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
SECTION 3.02. Authorization; Enforceability. The Transactions are within each Loan Party’ s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders. The Loan Documents to which ~~each~~any Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate any Requirement of Law applicable to any Loan Party or any of its Restricted Subsidiaries, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Restricted Subsidiaries or the assets of any Loan Party or any of its Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Restricted Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party or any of its Restricted Subsidiaries, except Liens created pursuant to the Loan Documents, or subject to the Intercreditor Agreement, the ABL Loan Documents, except, in each case

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referred to in clauses (b), (c) and (d), where such violation or Lien would not reasonably be expected to result in a Mater ial Adverse Effect.
SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Administrative Agent and the Lenders (i) the consolidated balance sheet and statements of income, stockholders equity and cash flows of Holdings and its consolidated Subsidiaries as of and for the Fiscal Year ended December ~~25~~24, ~~2015~~2021, reported on by BDO USA, LLP, independent public accountants and (ii) the unaudited interim consolidated balance sheet of Holdings and its consolidated Subsidiaries dated ~~March 25, 2016~~June 24, 2022 and the related statements of income and cash flows for the ~~three~~six (~~3~~6) fiscal months then ended. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

(b)Holdings has heretofore furnished to the Administrative Agent ~~and the Lenders~~ projected balance sheets, income statements and statements of cash flows of Holdings and its Subsidiaries for Fiscal Years ~~2016~~2023 through ~~2020~~2027. Such projections were prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the ~~Effective~~Eighth Amendment Date, as of the ~~Effective~~Eighth Amendment Date, and Holdings is not aware of any facts or information that would lead it to believe that such projections are incorrect or misleading in any material respect.
(c)No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect, since December ~~25~~24, ~~2015~~2021.
SECTION 3.05. Properties. (a) As of the ~~Effective~~Eighth Amendment Date, Schedule 3.05 sets forth the address of each parcel of real property that is owned or leased by each Loan Party (and indicates whether any such real property constitutes an Excluded Asset). Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists. Each of the Loan Parties and its Restricted Subsidiaries (other than any Immaterial Subsidiary) has good and indefeasible title to, or valid leasehold interests in, all of its real and personal property, free of all Liens (other than those permitted by Section 6.02). All such property is in good working order and condition, ordinary wear and tear and damage by casualty excepted.
(b) Each Loan Party and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property necessary to its business as currently conducted, ~~a correct and complete list of which, as of the Effective Date, is set forth on Schedule 3.05,~~ and the use thereof by each Loan Party and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for such infringements which, individually or in the aggregate, ~~could~~would not reasonably be expected to have a Material Adverse Effect, and, except as set forth on Schedule 3.05, each Loan Party’ s rights thereto are not subject to any material licensing agreement or similar arrangement (excluding commercially available software). Schedule 3.05 sets forth a complete and accurate list of all applications, registrations and material exclusive licenses of intellectual property owned by each Loan Party as of the ~~Effective~~Eighth Amendment Date. No slogan or other advertising device, product, process, method, substance, part or other material now employed~~, or now contemplated to be employed,~~  by any Loan Party infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the

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knowledge of any Loan Party, threatened, except for such infringements and conflicts which ~~could~~would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
SECTION 3.06.    Litigation and Environmental Matters. (a) Except as set forth on Schedule 3.06, as of the Eighth Amendment Date, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority (including, without limitation, the FDA) pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any of its Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, ~~could~~would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Loan Documents.
(b) Except for the matters disclosed on Schedule 3.06, as of the Eighth Amendment Date, (i) no Loan Party or any Restricted Subsidiary has received notice of any claim with respect to any Environmental Liability that, individually or in the aggregate, ~~could~~would not reasonably be expected to result in liability to the Loan Parties in excess of $~~10,000,000~~15,000,000 in the aggregate and (ii) except with respect to any other matters that, individually or in the aggregate, ~~could~~would not reasonably be expected to result in liability to the Loan Parties in excess of $~~10,000,000~~15,000,000 in the aggregate, no Loan Party nor any Restricted Subsidiary (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (2) has become subject to any Environmental Liability or knows of any basis for any Environmental Liability.
SECTION 3.07. Compliance with Laws and Agreements. Each Loan Party and its Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, ~~could~~would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
SECTION 3.08. Investment Company Status; Margin Stock. No Loan Party ~~or any Subsidiary is an “~~ is required to register as an investment company~~” as defined in, or subject to regulation~~  under~~,~~  the Investment Company Act of 1940. No Loan Party or any Restricted Subsidiary is engaged in the business of extending credit for the purpose of, and no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the ~~Federal Reserve~~ Board) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X of the ~~Federal Reserve~~ Board.
SECTION 3.09. Taxes. Each Loan Party and its Restricted Subsidiaries has timely filed or caused to be filed all Federal, state and other material Tax returns and other material reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves. No tax liens have been filed and no claims are being asserted with respect to any such taxes, other than Permitted Encumbrances.
SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, ~~could~~would reasonably be expected to result in a Material Adverse Effect. All minimum required contributions (within the meaning of Section 430 of the Code) have been timely made with respect to each Plan. Each employee benefit pension plan (within the meaning of Section 3(2) of ERISA) maintained or sponsored by a Loan Party, or under which a Loan Party has any liability, which is

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intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, and, except as ~~could~~would not reasonably be expected to result in a Material Adverse Effect, no event or condition exists which ~~could~~would reasonably be expected to jeopardize such qualified status. Except as ~~could~~would not reasonably be expected to result in a Material Adverse Effect, no Loan Party has any obligation to provide post-retirement health care benefits to any individual other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, or other similar state law.
SECTION 3.11. Disclosure. Each Loan Party has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, ~~could~~would reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Loan Parties each represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time delivered and, if such projected financial information was delivered prior to the ~~Effective~~Eighth Amendment Date, as of the ~~Effective Date.~~Eighth Amendment Date. As of the Eighth Amendment Date, the information included in the Beneficial Ownership Certification previously delivered by each Borrower to the Lenders prior to the Eighth Amendment Date, if any, is true and correct in all respects.

SECTION 3.12. Material Agreements. No Loan Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or contract listed on Schedule 3.12.
SECTION 3.13. Solvency. (a) Immediately after the consummation of the Transactions to occur on the ~~Effective~~Eighth Amendment Date, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise;
(ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the ~~Effective~~Eighth Amendment Date.
(b) No Loan Party intends to, or will permit any Subsidiary to, and no Loan Party believes that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.
SECTION 3.14. Insurance. As of the ~~Effective~~Eighth Amendment Date, Schedule 3.14 sets forth a description of all insurance maintained by or on behalf of the Loan Parties and the Restricted Subsidiaries (other than any Immaterial Subsidiary), and all premiums due and owing

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in respect of such insurance have been paid. ~~The Borrowers and Holdings believe that the insurance maintained by or on behalf of Holdings and its Subsidiar ies is accurate.~~
SECTION 3.15. Capitalization and Subsidiaries. Schedule 3.15 sets forth, as of the Eighth Amendment Date, (a) a true and complete listing of each class of each Loan Party’ s (other than Holdings) and Subsidiary’ s authorized Equity Interests and the holders thereof~~; provided that with respect to Holdings, Schedule 3.15 only lists those holders owning at least 5% of the Equity Interests of Holdings as of the Effective Date~~, and (b) the type of entity and jurisdiction of organization of Holdings and each of its Subsidiaries. All of the issued and outstanding Equity Interests of each Loan Party and the Subsidiaries have been duly authorized and issued and are fully paid and non-assessable and, except as set forth on Schedule 3.15, as of the Eighth Amendment Date, no holder of such Equity Interest is entitled to any preemptive, first refusal or other similar rights.
SECTION 3.16. Security Interest in Collateral. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Liens permitted by Section 6.02, to the extent any such Liens (to the extent permitted by Section 6.02) would have priority over the Liens in favor of the Collateral Agent pursuant to any applicable law or agreement (including any Liens securing the ABL Obligations in accordance with the Intercreditor Agreement), (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Collateral Agent has not obtained or does not maintain possession of such Collateral, (c) Liens on intellectual property perfected only by making filings with the applicable Governmental Authority to the extent such filings have not been made, (d) assets subject to certificates of title, (e) Excluded Assets, (f) letter-of-credit rights with respect to letters of credit in an amount~~, in each case,~~  of less than $~~1,000,000~~5,000,000 in the aggregate and (g) commercial tort claims having ~~a~~ value, ~~in each case,~~  of less than $~~1,000,000~~5,000,000 in the aggregate.
SECTION 3.17. Employment Matters. As of the ~~Effective~~Eighth Amendment Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Restricted Subsidiary pending or, to the knowledge of the Borrowers, threatened. The hours worked by and payments made to employees of the Loan Parties and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except to the extent the failure to so comply with such acts and laws could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All payments due from any Loan Party or any Restricted Subsidiary, or for which any claim may be made against any Loan Party or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Restricted Subsidiary.

SECTION 3.18. Nature of Business; Permits and Licenses; Tradenames. (a) No Loan Party or Restricted Subsidiary is engaged in any business other than those engaged in on the ~~Effective~~Eighth Amendment Date and those reasonably related, complementary or ancillary thereto or a logical extension thereof (including, without limitation, food and beverage service, distribution, wholesale and retail).
(b)Each Loan Party has, and is in compliance with, all Governmental Permits and all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, except to the extent that the failure to have or be in

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compliance with all such Governmental Permits, permits, licenses, authorizations, approvals, entitlements and accreditations ~~could~~would not reasonably be expected to result in a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, except that ~~could~~would not reasonably be expected to result in a Material Adverse Effect, and there is no claim that any thereof is not in full force and effect.
(c)As of the ~~Effective~~Eighth Amendment Date, Schedule 3.18 hereto sets forth a complete and accurate list of all trade names, business names or similar appellations used by each Loan Party or Restricted Subsidiary or any of their divisions or other business units during the past five years.
SECTION 3.19. Location of Bank Accounts. As of the ~~Effective~~Eighth Amendment Date, Schedule 3.19 sets forth a complete and accurate list of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by or for the benefit of each Loan Party and Restricted Subsidiary, in each case with an average balance in excess of $2,500,000 at any time on an individual account basis, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).
SECTION 3.20.    [Intentionally Omitted].
SECTION 3.21. Customers and Suppliers. There exists no actual or, to the knowledge of any Loan Party, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (1) any Loan Party, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with any Loan Party are individually or in the aggregate material to the business or operations of such Loan Party, or (2) any Loan Party, on the one hand, and any material supplier thereof, on the other hand, except, under clauses (i1) or (~~ii~~2), as ~~could~~would not reasonably be expected to have a Material Adverse Effect; and, to the knowledge of each Loan Party, there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change, except, in each case, as ~~could~~would not reasonably be expected to have a Material Adverse Effect.
SECTION 3.22. Affiliate Transactions. Except as set forth on Schedule 3.22, as of the ~~Effective~~Eighth Amendment Date, there are no existing or proposed agreements, arrangements, understandings, or transactions between any Loan Party and any of the officers, members, managers, directors, stockholders, parents, other interest holders, employees, or Affiliates (other than Restricted Subsidiaries) of any Loan Party or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership, or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party (except that any such Persons may own stock in (but not exceeding ~~2.0~~4.0% of the outstanding Equity Interests of) any publicly traded company that may compete with a Loan Party.
SECTION 3.23. Common Enterprise. The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party. Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrowers hereunder, both in their

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separate capacities and as members of the group of companies. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed and delivered by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.
SECTION 3.24.    Foreign Assets Control Regulations and Anti-Money Laundering. Each Loan Party and Restricted Subsidiary is and will remain in compliance in all material respects with all U.S. economic sanctions laws, executive orders and implementing regulations as promulgated by the
U.S. Treasury Department’ s Office of Foreign Assets Control ~~(“ OFAC”)~~, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Loan Party and no Restricted Subsidiary or Affiliate of a Loan Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the ~~target~~subject of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the ~~target~~subject of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

SECTION 3.25. Patriot Act and Beneficial Ownership Regulation. The Loan Parties, the Restr icted Subsidiaries and each of their Affiliates are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Act and (c) other federal or state laws relating to “ know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.
SECTION 3.26.    FDA Matters.
(a)Except as noted in paragraph (b), Borrowers, their Restricted Subsidiaries and the operation of their respective food facilities in the United States are in compliance with and are not in violation of all applicable Requirements of Law (including the FDC Act), regulations, rules, standards, guidelines, policies, and orders administered or issued by the FDA or any comparable Governmental Authority (including, without limitation, as applicable, the Bioterrorism Act (21 CFR 1.326-1.368), prohibited cattle materials (21 CFR 189.5), import notification requirements (21 CFR 1.276-1.285)), except for failures to comply or violations that, individually or in the aggregate, ~~could~~would not reasonably be expected to result in a Material Adverse Effect.
(b)Since December ~~25~~24, ~~2015~~2021, no Governmental Authority has served notice on any Loan Party or its Subsidiaries that the business or the assets of the Loan Parties or their Restricted Subsidiaries, may be, or are in material violation of any Requirement of Law or the subject of any material investigation, except for violations or investigations that, individually or in the aggregate, ~~could~~would not reasonably be expected to result in a Material Adverse Effect.
(c)Since December ~~25~~24, ~~2015~~2021, no Loan Party or its Restricted Subsidiaries has received notice from any Governmental Authority nor does any Loan Party have any knowledge that

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there are any circumstances currently existing which would be reasonably likely to lead to any loss of or refusal to renew any material governmental licenses, permits, registrations, product registrations, Governmental Permits, approvals, authorizations related to the business and that the terms of all such licenses, permits, registrations, product registrations, governmental permits, approvals, and authorizations currently in force, except for any notice or circumstance that, individually or in the aggregate, ~~could~~would not reasonably be expected to result in a Material Adverse Effect.
(d)The Loan Parties have no knowledge of any acts with respect to their food business or products that furnish a reasonable basis for a warning letter, untitled letter, Section 305 notice, or other similar communication from FDA or any Governmental Authority, except for any acts that, individually or in the aggregate, ~~could~~would not reasonably be expected to result in a Material Adverse Effect.

(e)The Loan Parties have no knowledge of any existing obligation of a Loan Party arising under any administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of violation letter, or other notice, response or commitment made to or with FDA or any Governmental Authority with respect to their food and food product business, except for any acts that, individually or in the aggregate, ~~could~~would not reasonably be expected to result a Material Adverse Effect.
SECTION 3.27.    Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE IV CONDITIONS
SECTION 4.01. Effective Date. The obligations of the Lenders to make the initial Loans hereunder prior to the Eighth Amendment Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and
(ii) duly executed copies of the other Loan Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit D.
(b)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Shearman & Sterling LLP and other applicable local counsel for the Loan Parties in form and substance reasonably acceptable to the Administrative Agent. The Borrowers hereby request such counsel to deliver such opinion.

(c)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance

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satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit D.
(d)The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower Representative, certifying (i) that the representations and warranties contained in the Loan Documents are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date; and (ii) that no Default or Event of Default has occurred and is continuing as of such date.
(e)The Administrative Agent shall have (i) entered into the Intercreditor Agreement with the ABL Agent and the Loan Parties and (ii) received evidence reasonably satisfactory to it that (x) each of the conditions precedent (other than the effectiveness of this Agreement) for the effectiveness of the ABL Loan Documents has been satisfied and (y) the lenders under the ABL Loan Documents have committed to provide Holdings and/or its Subsidiaries with loans in an aggregate gross principal amount equal to $75,000,000 pursuant to the asset-based lending facility evidenced by the ABL Loan Documents. Each such ABL Loan Document shall be in form and substance reasonably satisfactory to the Administrative Agent.
(f)~~The Administrative Agent shall have received pay-off letters in form and~~ substance reasonably satisfactory to the Administrative Agent in respect of (i) the Amended and Restated Credit Agreement dated as of April 17, 2013, by and among Dairyland USA Corporation, The Chefs’ Warehouse Mid-Atlantic, LLC, Bel Canto Foods, LLC, The Chefs’ Warehouse West Coast, LLC, and The Chefs’ Warehouse of Florida, LLC, as borrowers, the other loan parties thereto, the lenders party thereto, and J PMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, as amended, and (ii) that certain Note Purchase and Guarantee Agreement dated as of April 17, 2013 by and among the Loan Parties party thereto and the purchasers named therein, in each case, confirming that all Liens upon any of the property of the Loan Parties constituting Collateral will be terminated concurrently with the payment of existing Indebtedness thereunder fr om the proceeds of the initial Borrowing and the initial borrowing under the ABL ~~Facility on the Effective Date.~~
(f)[Reserved].
(g)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced at least one (1) Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.
The Administrative Agent shall notify the Borrower Representative and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions (unless waived or otherwise agreed by each such Lender):
(a)Except as otherwise expressly contemplated by Sections 1.04(c) and 2.20, the representations and warranties of the Loan Parties contained in the Loan Documents are true and correct

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in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date.
(b)Except as otherwise expressly contemplated by Sections 1.04(c) and 2.20, at the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.
The request for and acceptance of each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

~~SECTION 4.03. Delayed Draw Term Loans. The obligation of each DDTL Lender~~ to make a Delayed Draw Term Loan is subject to the satisfaction of the following conditions (in addition to those set for th in Section 4.02 above) (unless waived by the Required DDTL Lenders ~~and the Required Lenders):~~
~~(a)(i) the Total Leverage Ratio would not exceed 4.90: 1.00 calculated on a pro~~ forma basis (including the application of the proceeds of any Delayed Draw Term Loans) as of the last day of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or , prior to the delivery of any such financial statements, as ~~of the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a)) and (ii)~~ the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, setting for th reasonably detailed calculations demonstrating the ~~satisfaction of the condition appear ing in clause (i) above; and~~
~~(b)the Administrative Agent shall have received a certificate, dated the date of the~~ applicable Borrowing and signed by the President, a Vice President or a Financial Officer of the Borrower Representative, certifying (i) that, except as otherwise expressly contemplated by Sections 1.04(c), the representations and warranties contained in the Loan Documents are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such date ~~except to the extent that such representations and warranties specifically refer to an ear lier date, in~~ which case they are true and correct in all material respects (or , in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such earlier date, (ii) that, except as otherwise expressly contemplated by Sections 1.04(c), no Default or Event of Default has occurred and is continuing as of such date, (iii) that the proceeds fr om the applicable Borrowing shall be used in accordance with the terms of Section 5.08 and (iv) if applicable, as to the name of the target of, or the seller of the assets that are being acquired in ~~connection with, the Permitted Acquisition being funded by such Delayed Draw Term Loans; and~~

The request for and acceptance of each Delayed Draw Term Loan Borrowing shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters ~~specified in this Section.~~

ARTICLE V AFFIRMATIVE COVENANTS

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Until the ~~DDTL Commitments have expired or been terminated and the~~ principal of and interest on each Loan and all fees payable hereunder have been paid in full (other than contingent indemnification obligations for which no claim has been made), in any case, in a manner acceptable to Administrative Agent in its ~~sole~~commercially reasonable discretion, each Loan Party executing and deliver ing this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
SECTION 5.01.    Financial Statements and Other Information. The Borrowers will furnish to the Administrative Agent and each Lender:
(a)within ninety (90) days after the end of each Fiscal Year of Holdings and its Subsidiaries~~, its~~ (commencing with the Fiscal Y ear ending on or about December 31, 2022), the audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows of Holdings and its Subsidiaries as of the end of and for Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by independent public accountants of recognized national standing selected by Holdings and reasonably satisfactory to the Administrative Agent (without a “going concern” or like qualification ~~or exception~~, exception or explanatory paragraph (other than any such qualification, exception or explanatory paragraph that results solely from a maturity date on Indebtedness occurring within one year of the date of such audit or a breach or anticipated breach of any financial covenants under any Indebtedness) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by any management letter prepared by said accountants; provided, that the foregoing financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings and its Subsidiaries, on the one hand, and the information relating to Holdings and its Restricted Subsidiaries on a standalone basis, on the other hand;

(b)within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year~~, its~~ (commencing with the Fiscal Quarter ending on or about September 30, 2022), the consolidated balance sheet and related statements of operations and consolidated statements of cash flows of Holdings and its Subsidiaries as of the end of and for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in comparative form the actual figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year; provided, that the foregoing financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings and its Subsidiaries, on the one hand, and the information relating to Holdings and its Restricted Subsidiaries on a standalone basis, on the other hand;
(c)concurrently with any delivery of financial statements under clause (a) or
(b) above, (1) a Financials Certificate (i) certifying, in the case of the financial statements delivered under clause (b), as presenting fairly in all material respects the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes,
(ii) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial

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statements accompanying such certificate ~~and~~, (iv) that is accompanied by updated versions of the Schedules to the Security Agreement, as required under Section 4.16 of the Security Agreement;

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provided that, if there have been no changes to any such Schedules since the previous updating thereof, it shall be indicated that there has been “no change” to the applicable Schedule(s);, and (v) listing each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary and as a Loan Party or a non-Loan Party as of the date of delivery of such Financials Certificate, and (2) the related consolidated financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) (which may be in footnote form only) from such consolidated financial statements;
(d)~~with respect to each Fiscal Month that ends on or after the First Amendment~~ Date and prior to the Closing Date Leverage Restoration Date, within thir ty (30) days after the end of each of the fir st two Fiscal Months of each Fiscal Quarter, Holdings’ consolidated balance sheet and related statements of operations and consolidated statements of cash flows in the form prepared by management of Holdings as of the end of and for such Fiscal Month and the then elapsed portion of such Fiscal Y ear , setting for th in comparative form the actual figures for the corresponding period or periods of (or , in the case of the balance sheet, as of the end of) the ~~previous Fiscal Y ear ;~~
(d)[reserved];
(e)as soon as available but in any event no later than 30 days after the commencement of each Fiscal Year of Holdings (commencing with the Fiscal Y ear ending on or about December 31, 2022), a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of ~~Holdings and its Subsidiar ies~~the Restricted Group for each Fiscal Quarter of such Fiscal Year (the “Projections”) in form reasonably satisfactory to the Administrative Agent (including the Fiscal Month end dates for such Fiscal Year);
(f)~~on the first Business Day after the end of each Fiscal Quarter of Holdings and its~~ Subsidiaries (commencing with the Fiscal Quarter ending J une 30, 2020), the Borrower ~~Representative will deliver a report of Liquidity to the Administrative Agent (which report shall be~~ promptly distr ibuted by the Administrative Agent to the Lenders) consisting of a compliance certificate as to Liquidity, attaching reasonably detailed calculations with respect thereto, as of the last day of such Fiscal Quarter (each such date, a “ Testing Date” ); provided, however , if (i) Availability (as defined in the ABL Facility) on such Testing Date shall equal or exceed the Minimum Liquidity Requirement Amount or (ii) EBITDA for the Fiscal Quarter ending on such Testing Date shall equal or exceed $10,000,000, a compliance certificate shall not be required to be ~~delivered for such Fiscal Quarter ;~~
(f)[reserved];
(g)(i) promptly after the same become publicly available (but in no event later than one (1) Business Day after filing any quarterly reports), notice that any periodic and other reports, proxy statements and other materials have been filed by any Loan Party or any Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or copies of any materials otherwise distributed by any Loan Party to its shareholders generally, as the case may be and (ii) promptly after the sending thereof, a copy of each financial statement, report, notice or proxy statement sent by any Loan Party or any Restricted Subsidiary to the ABL Agent under the ABL Facility;
(h)promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party other than routine inquiries by such Governmental Authority, except to the extent any such

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documents or information are subject to attorney-client privilege or attorney work-product privilege; provided, however, for the sake of clarity, it is the intent of the Loan Parties that the disclosure of such documents or information to the Administrative Agent or any Lender shall not, to the fullest extent permitted by law, be deemed to waive any attorney-client privilege, attorney work-product or other applicable legal privilege or immunity that could otherwise be asserted against any third parties that are not parties to this Agreement;
(i)promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;
(j)promptly following any reasonable request therefor, such other information regarding the operations, business affairs and financial condition of the Loan Parties or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request; and
(k)promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.
Documents required to be delivered pursuant to clauses (a), (b) and (g) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’ s Electronic Data Gathering and Retrieval System~~; provided that the Borrower Representative shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the filing of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower Representative shall be required to provide paper copies of the Financials Certificates required by clause (c) of this Section 5.01 to the Administrative Agent.~~.
SECTION 5.02. Notices of Material Events. The Loan Parties will furnish to the Administrative Agent and each Lender prompt (but in any event within any time period that may be specified below) written notice of the following:
(a)within ~~three~~five (~~3~~5) Business Days after any Authorized Officer of a Loan Party knows of the occurrence of a Default, the occurrence of ~~any~~such Default if and to the extent then continuing;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party or any Affiliate thereof in which the amount involved (not covered by an unaffiliated insurance carrier that has not denied coverage) is greater than $~~5,000,000~~10,000,000 and that, if adversely determined, ~~could~~would reasonably be expected to result in a Material Adverse Effect;
(c)~~any Lien (other than Liens permitted by Section 6.02) or claim made or asserted against any of the Collateral~~[reserved];

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(d)the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, ~~could~~would reasonably be expected to result in a Material Adverse Effect; and

(e)within ten (10) days after receipt thereof, copies of any Form FDA-483 and all responses to Form FDA-483 observations~~; and~~.
(f)~~any other development that results in, or could reasonably be expected to result in, a Mater ial Adverse Effect.~~
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower Representative setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03. Existence; Conduct of Business. Each Loan Party will, and will cause each Restricted Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, qualifications, licenses, permits, franchises, governmental authorizations, intellectual property rights, licenses and permits, in each case, material to the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, in each case, except where the failure to do so ~~could~~would not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any ~~merger, consolidation, liquidation or dissolution~~transaction permitted under Section 6.03, and (b) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise (including, without limitation, food and beverage service, distribution, wholesale or retail) as it is on the ~~Effective Date.~~Eighth Amendment Date and those reasonably related, complementary or ancillary thereto or a logical extension thereof (including, without limitation, food and beverage service, distribution, wholesale and retail).

SECTION 5.04. Payment of ~~Obligations~~Material Taxes. Each Loan Party will, and will cause each Restricted Subsidiary to, pay or discharge all ~~Mater ial Indebtedness and all other~~ material ~~liabilities and obligations, including~~ Taxes, before the same shall become delinquent or in default, except ~~(a)~~ where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) such Loan Party or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest ~~could~~would not reasonably be expected to result in a Material Adverse Effect ~~or (b) with respect to Restr icted Payments~~.
SECTION 5.05. Maintenance of Properties. Each Loan Party will, and will cause each Restricted Subsidiary to, keep and maintain all tangible property material to the conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, except where failure to do so would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.06. Books and Records; Inspection Rights. Each Loan Party will, and will cause each Restricted Subsidiary to, (a) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and
(b) permit any representatives designated by either Agent or ~~any Lender~~ the Required Lenders (including employees of either Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by either Agent), upon reasonable prior notice, and without unreasonable disruption to the business of the Loan Parties, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and ~~as often as reasonably requested~~no more than one time

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per Fiscal Y ear ; provided that, (i) notwithstanding anything herein to the contrary, ~~unless~~the inspection rights set forth herein may be exercised at any time, without any limitation on the number or frequency of inspections, while an Event of Default has occurred and is continuing, and (ii) the Loan Parties shall ~~not be required~~be obligated to reimburse the ~~Agents for more than two (2)~~reasonable and documented out-of-pocket expenses incurred in connection with all such visits and inspections ~~per calendar year~~permitted hereunder . Each Loan Party acknowledges that either Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to Holdings and its Restricted Subsidiaries’ assets for internal use by the Agents and the Lenders.
SECTION 5.07. Compliance with Laws. Each Loan Party will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, ~~could~~would not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.08. Use of Proceeds. The proceeds of the ~~initial~~ Term Loans (other than any Incremental Term Loans) will be used only to repay ~~existing~~ Indebtedness~~, pay~~ existing at the time of incurrence of such Term Loans, to pay transaction costs, fees and expenses associated with this Agreement and the Transactions, to pay for Capital Expenditures and Permitted Acquisitions and to fund the working capital needs, and for general corporate purposes of the Borrowers and their Restricted Subsidiaries in the ordinary course of business, in all instances as permitted by this Agreement. The proceeds of the ~~Delayed Draw~~Incremental Term Loans will be used to ~~pay for~~repay Indebtedness existing at the time of incurrence of such Incremental Term Loans, to pay for Capital Expenditures and Permitted Acquisitions (including to repay existing Indebtedness in connection therewith)~~. The proceeds of the Incremental Term Loans will be used to pay for Permitted Acquisitions (including to repay existing Indebtedness in connection therewith)~~ and to fund the working capital needs, and for general corporate purposes of the Borrowers and their Restricted Subsidiaries in the ordinary course of business. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of ~~any of the Regulations of the Board, including~~ Regulations T, U and X of the Board.

SECTION 5.09. Insurance. Each Loan Party will, and will cause each Restricted Subsidiary (other than any Immaterial Subsidiary) to, maintain with financially sound and reputable third-party carriers having a financial strength rating of at least A- by A.M. Best Company (a) insurance in such amounts and against such risks (including loss or damage by fire and loss in transit; theft, burglary, pilferage, larceny, embezzlement, and other criminal activities; business interruption; and general liability) and such other hazards, in each case, after giving effect to any self-insurance programs, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required pursuant to the Collateral Documents; provided that Holdings, the Borrowers and their Restricted Subsidiaries may self-insure to the extent consistent with prudent business practice. The Borrowers will furnish to the Lenders, upon written request of either Agent, information in reasonable detail as to the insurance so maintained and, on or prior to the ~~Effective~~Eighth Amendment Date, certificates of insurance summarizing the insurance policies of the Loan Parties. Each such policy of insurance shall (i) in the case of each liability policy, name Collateral Agent on behalf of the Secured Parties as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy contain a loss payable clause or endorsement that names Collateral Agent, on behalf of the Secured Parties, as the loss payee thereunder and, to the extent available, provide for at least thirty (30) days’ prior written notice to Administrative Agent of any cancellation of such policy (or ten (10) days’ prior written notice in the case of cancellation for the failure to pay any premiums thereunder) provided that to the extent that the requirements of this sentence are not satisfied on the ~~Effective~~Eighth Amendment Date, the Loan Parties may satisfy such requirements within ninety (90) days ~~of~~following the

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~~Effective~~Eighth Amendment Date (or such later date as the Administrative Agent may agree in its sole discretion). The Borrower Representative will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.
SECTION 5.10. Casualty and Condemnation. The Borrowers will (a) furnish to the Agents and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Collateral Documents.
SECTION 5.11. ~~[Intentionally Omitted]~~Designation of Subsidiaries. (a) The Borrower Representative may at any time and from time to time after the Eighth Amendment Date designate any Restricted Subsidiary of the Borrowers as an Unrestricted Subsidiary and re-designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and immediately after giving effect to any such designation or re-designation, no Default or Event of Default shall have occurred and be continuing or would result therefrom (including after giving effect to the reclassification of investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “ Restricted Subsidiary” for the purpose of (x) any Subordinated Indebtedness, Incremental Equivalent Debt, Permitted Ratio Debt or Indebtedness incurred under Section 6.01(n), each, in an aggregate principal amount exceeding $10,000,000, or (y) the ABL Facility, (iii) as of the date of the designation thereof, no Unrestricted Subsidiary owns any Equity Interests in any Restricted Subsidiary of any Borrower or holds any Indebtedness of or any Lien on any property of any Borrower or any Restricted Subsidiary (unless such Borrower or such Restricted Subsidiary is permitted to incur such Indebtedness or grant such Lien in favor of such Unrestricted Subsidiary pursuant to Sections 6.01 and 6.02 and the relevant transaction with such Person is permitted pursuant to Section 6.09) and (iv) no Unrestricted Subsidiary may own (or be licensee of) any material intellectual property or other material assets, or own the Equity Interests of any Subsidiary that owns (or is the licensee of) material intellectual property or other material assets, at any time. The designation of any Subsidiary as an Unrestricted Subsidiary on any date after the Eighth Amendment Date shall constitute an investment by the Borrowers therein on the date of designation in an amount equal to the fair market value of the aggregate investment therein of the Borrowers and their Restricted Subsidiaries (as applicable) on such date. The re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of re-designation of any investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any investment by the Borrowers in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the lesser of (x) the fair market value at the date of such re-designation of the Borrowers or their Restricted Subsidiaries’ (as applicable) Investment in such Subsidiary and (y) the amount of the investment originally made in respect of the designation of such Subsidiary as an Unrestricted Subsidiary.

SECTION 5.12.    [Intentionally Omitted]
SECTION 5.13. Additional Collateral; Further Assurances. (a) Each ~~Borrower and each Subsidiary that is a~~ Loan Party will cause each of its Domestic Subsidiaries (other than any Immaterial Subsidiary) that is not a FSHCO formed or acquired after the ~~Effective~~Eighth

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Amendment Date and any Excluded Subsidiary at such time as it no longer constitutes an Excluded Subsidiary to become a Loan Party by executing and delivering a Joinder Agreement within ~~thirty~~sixty (~~30~~60) days (or such later date as may from time to time be approved by the Administrative Agent in its sole discretion, but in no event later than the date such Domestic Subsidiary becomes an obligor or guarantor in respect of the ABL Facility) of such formation, acquisition or disqualification as an Excluded Subsidiary (to the extent such Domestic Subsidiary remains in existence as of such ~~thirtieth~~60th day), such Joinder Agreement to be accompanied by appropriate corporate resolutions, other corporate organizational and authorization documentation and legal opinions in form and substance reasonably satisfactory to the Agents; provided, that notwithstanding the foregoing, the requirements and timeframes specified in this Section 5.13 shall not apply to Restricted Subsidiaries formed after the Eighth Amendment Date in anticipation of a Permitted Acquisition until such Permitted Acquisition is actually consummated so long as such Restricted Subsidiary (x) is not required to be joined as an obligor to the ABL Facility and (y) at no time holds any assets or liabilities other than any merger or acquisition consideration contributed to it contemporaneously with the closing of such Permitted Acquisition. Upon execution and delivery thereof, each such Person (i) shall automatically become a Loan Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) will grant Liens to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, in any property of such Loan Party which constitutes Collateral, including any real property owned by any Loan Party (other than Excluded Assets). Nothing in this Section 5.13 shall be construed as a consent to form or acquire any Subsidiary after the ~~Effective~~Eighth Amendment Date that is not otherwise expressly permitted herein. Notwithstanding anything herein to the contrary, no Foreign Subsidiary of any Loan Party and no FSHCO shall be required to become a Loan Party.

(b)Without limiting the generality of the foregoing, each Borrower and each ~~Subsidiary that is a~~other Loan Party will (i) cause 100% of the issued and outstanding non-voting Equity Interests and the Applicable Pledge Percentage of the issued and outstanding voting Equity Interests of each Pledge Subsidiary to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties, to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents or such other security documents as the Collateral Agent shall reasonably request and (ii) deliver Mortgages and Mortgage Instruments with respect to real property owned by such Loan Party with a fair market value in excess of
$~~5,000,000~~10,000,000 (other than with respect to Excluded Assets) to the extent reasonably required by the Collateral Agent, (x) with respect to such real property owned on the ~~Effective~~Eighth Amendment Date, within ninety (90) days after the ~~Effective~~Eight Amendment Date and (y) with respect to such real property acquired after the ~~Effective~~Eighth Amendment Date, within ninety (90) days after the date such real property is acquired by a Loan Party.
(c)Without limiting the foregoing, each Loan Party will, and will cause each Restricted Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Collateral Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries which may be required by any Requirement of Law or which the Collateral Agent may, from time to time, reasonably request ~~to carry out the terms and conditions of this Agreement and the other Loan Documents and~~) to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents, all in form reasonably satisfactory to the Administrative Agent and at the expense of the Loan Parties.

(d)If any material assets are acquired by any Loan Party after the ~~Effective~~Eighth Amendment Date (other than Excluded Assets or assets constituting Collateral under the Security Agreement that become subject to the Lien under the Security Agreement upon the acquisition thereof),

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the Borrower Representative will take, and cause each Subsidiary that is a Loan Party to take within sixty (60) days (or such later date as may from time to time be approved by the Administrative Agent in its reasonable discretion but in no event later than the date such assets constitute Collateral securing the ABL Facility), such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.
(e)If, at any time after the ~~Effective~~Eighth Amendment Date, any Restricted Subsidiary of Holdings that is not a Loan Party shall become party to a guaranty of, or grant a Lien on any assets (other than Excluded Assets) to secure, (x) the ABL Obligations, or (y) any Subordinated Indebtedness ~~or any other Mater ial~~, Incremental Equivalent Debt, Permitted Ratio Debt or Indebtedness ~~of Holdings or a Domestic Subsidiary~~incurred under Section 6.01(n), each, in an aggregate principal amount exceeding $25,000,000, the Borrower Representative shall promptly notify the Administrative Agent thereof and, within ten (10) days thereof (or such later date as may be agreed upon by the Collateral Agent) cause such Restricted Subsidiary to comply with Section 5.13(a) and (b) ~~(but without giving effect to the 30-day grace per iod provided in Section 5.13(a) and provided, that the grace per iod in Section 5.13(b)(ii) shall apply)~~.
(f)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, the Collateral Agent may grant extensions of time for, or waive the requirements to obtain, the creation or perfection of security interests in, or the obtaining of title insurance and surveys with respect to, particular assets (including extensions beyond the ~~Effective~~Eighth Amendment Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrowers, that the cost, burden or consequence (including adverse Tax consequences) thereof is excessive in relation to the practical benefit afforded to the Lenders thereby.

SECTION 5.14. Compliance with Certain Laws. Each Loan Party shall, and each Loan Party shall cause each of its Restricted Subsidiaries to, comply with the laws, regulations and executive orders referred to in Section 3.24 and 3.25.
ARTICLE VI NEGATIVE COVENANTS
Until the ~~DDTL Commitments have expired or been terminated and the~~ principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full (other than contingent indemnification obligations for which no claim has been made), in any case, in a manner acceptable to Administrative Agent in its ~~sole~~commercially reasonable discretion, each Loan Party executing and delivering this Agreement covenants and agrees, jointly and severally with all of the other Loan Parties, with the Lenders that:
SECTION 6.01.    Indebtedness. No Loan Party will, nor will it permit any Restricted
Subsidiary to, create, incur, assume or suffer to exist any Indebtedness, except:
(a)the Secured Obligations;
(b)Indebtedness existing on the ~~Effective~~Eighth Amendment Date and set forth in Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;

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(c)Indebtedness of any Loan Party owing to any Restricted Subsidiary and of any Restricted Subsidiary owing to any Loan Party; provided that, (i) if such Indebtedness is owing by any Restricted Subsidiary to any Loan Party and the principal amount of such Indebtedness exceeds
$5,000,000, such Indebtedness shall be evidenced by promissory notes or other instruments and such promissory notes or other instruments shall be pledged to the Collateral Agent, for the benefit of the Secured Parties, and have subordination terms satisfactory to the Collateral Agent and (ii) Indebtedness owing by any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be subject to the limitations set forth in Section 6.04(d);
(d)Guarantees by any Loan Party (other than Holdings) of Indebtedness of any other Loan Party (other than Holdings); provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01, and (ii) Guarantees permitted under this clause (d) shall be subordinated to the Secured Obligations on the same terms as, and to the extent that, the Indebtedness so Guaranteed is subordinated to the Secured Obligations;
(e)Indebtedness of any Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof; ~~provided that (i) such Indebtedness is incurred pr ior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate pr incipal amount of Indebtedness permitted by this clause (e) shall not exceed~~
~~$10,000,000 at any time outstanding;~~
(f)Indebtedness which represents an extension, refinancing or renewal (such Indebtedness being referred to herein as the “Refinancing Indebtedness”) of any of the Indebtedness described in clauses (b), (e) ~~and~~, (j), (n) and (o) hereof (such Indebtedness being so extended, refinanced or renewed being referred to herein as the “Refinanced Indebtedness”); provided that (i) such Refinancing Indebtedness does not increase the principal amount or interest rate of the Refinanced Indebtedness, (ii) any Liens securing such Refinanced Indebtedness are not extended to any additional property of any Loan Party, (iii) no Loan Party that is not obligated with respect to repayment of such Refinanced Indebtedness is required to become obligated with respect to such Refinancing Indebtedness,
(iv) such Refinancing Indebtedness does not result in a shortening of the average weighted maturity of such Refinanced Indebtedness, (v) the maturity date of such Refinancing Indebtedness is no earlier than the maturity date of such Refinanced Indebtedness, (vi) the terms of such Refinancing Indebtedness are not less favorable to the obligor thereunder than the original terms of such Refinanced Indebtedness and
(vii) if such Refinanced Indebtedness was subordinated in right of payment to the Secured Obligations, then the terms and conditions of such Refinancing Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to such Refinanced Indebtedness;
(g)Indebtedness (i) owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, and (ii) consisting of the financing of insurance premiums, in each case incurred in the ordinary course of business;
(h)Indebtedness of any Borrower or any Restricted Subsidiary in respect of performance bonds, bid bonds, statutory bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;

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(i)Indebtedness of any Borrower or any Restricted Subsidiary in respect of netting services, overdraft protections and otherwise in connection with deposit accounts, so long as such Indebtedness is incurred in the ordinary course of business ~~and is not outstanding for more than three~~
~~(3) Business Days~~;
(j)~~(i)~~ unsecured Subordinated Indebtedness under any Permitted Convertible Seller Notes in an aggregate principal amount not to exceed ~~$36,750,000 at any time outstanding and (ii)~~ other unsecured or Subordinated Indebtedness of the Borrowers or Holdings in an aggregate principal amount not exceeding (A) $80,000,000 at any time outstanding plus (B) an unlimited amount so long as (x) the Total Leverage Ratio would not exceed 4.90: 1.00 calculated on a pro forma basis (including the application of the proceeds of any such Indebtedness) as of the last day of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or , prior to the delivery of any such financial statements, as of the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a)) and (y) the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, setting for th reasonably detailed calculations demonstrating the satisfaction of the condition appearing in clause (x) above; provided that such Indebtedness shall satisfy each of the following requirements: (1) such Indebtedness matures after , and does not require any scheduled amortization or other scheduled payments of principal prior to, (A) with respect to such Indebtedness incurred prior to the Sixth Amendment Date, the date that is 91 days after J une 22, 2022, (B) with respect to any 1.875% Convertible Notes, Novem ber 30, 2024 and (C) with respect to such Indebtedness incurred on or after the Sixth Amendment Date (other than any 1.875% Convertible Notes), the date that is 91 days after the Latest Maturity Date (it being understood that, in each case, neither (x) any provision requiring an offer to purchase such Indebtedness as a result of change of control or asset sale or other fundamental change nor (y) any early conversion of any Permitted Convertible Notes in accordance with the terms thereof shall violate the foregoing restr iction), (2) such Indebtedness is not guaranteed by any Subsidiary of Holdings other than the Loan Guarantors (which guarantees, if such Indebtedness is subordinated, shall be expressly subordinated to the Secured Obligations on terms not less favorable to the Lenders than the subordination terms of such Subordinated Indebtedness), (3) to the extent any such Indebtedness constitutes Subordinated Indebtedness, such Indebtedness shall be subject to the terms of a customary subordination agreement (and if such Indebtedness is secured, an intercreditor agreement) in form and substance reasonably acceptable to the Administrative Agent, and (4) to the extent any such Subordinated Indebtedness is secured by the Collateral, the Liens securing such Subordinated Indebtedness shall r ank junior to the Liens securing the Secured Obligations; provided further that, for the avoidance of doubt, the amount available to the Borrowers or Holdings pursuant to clause (A) above shall be available at all times and shall not be subject to the r atio test described in clause (B) above and the Borrowers or Holdings may incur such Indebtedness under either clause (A) or (B) above in such order as they may elect in their sole ~~discretion;~~ the amount outstanding thereunder on the Eighth Amendment Date;
(k)the Dairyland HP Indebtedness;
(l)Indebtedness consisting of ABL Obligations to the extent such Indebtedness is in compliance with the Intercreditor Agreement; provided that in no event shall any obligor with respect to such Indebtedness not be a Loan Party hereunder;
(m)Subordinated Indebtedness under Permitted Convertible Notes ~~(other than Permitted    Convertible    Seller    Notes)~~    in    an    aggregate    principal    amount    not    exceeding
$~~150,000,000~~200,000,000 at any time outstanding;

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(n)Indebtedness    incurred    to    finance    Permitted    Acquisitions    after    the ~~Effective~~Eighth Amendment Date in an aggregate principal amount not exceeding at any time outstanding the aggregate principal amount set forth under clause (a) of the Incremental Cap (less the aggregate principal amount of any Incremental Term Loans or Incremental Equivalent Debt incurred in reliance on clause (a) of the Incremental Cap); provided that (i) no Event of Default exists (or would result therefrom), (ii) if such Indebtedness is borrowed or issued by any Loan Party, it shall not be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral, (iii) such Indebtedness shall not have a shorter Average Life than the remaining Average Life of the then-existing Loans or a maturity date earlier than ~~(A) with respect to such Indebtedness incurred pr ior to the Sixth Amendment Date, J une 22, 2022 and (B) with respect to such Indebtedness~~
~~incurred on or after the Sixth Amendment Date,~~ the Latest Maturity Date, (iv) such Indebtedness shall rank pari passu in right of payment with the Secured Obligations, (v) in the case of such Indebtedness of the Loan Parties that is secured on a pari passu basis with or junior basis to the Secured Obligations, (x) such Indebtedness shall be subject to an intercreditor agreement reasonably acceptable to the Administrative Agent and (y) in the case of such Indebtedness that is in the form of loans that are secured on a pari passu basis with the Secured Obligations and is incurred on or pr ior to the date that is the two-year anniversary of the Eighth Amendment Date, the All-in-Yield for such loans shall be subject to the “most favored nation” requirements set forth in Section 2.22(~~b~~c)(iii), as applicable; provided, further, that in the case of any such Indebtedness of the Loan Parties that is secured on a junior basis to the Secured Obligations, (i) such Indebtedness shall not have a shorter Average Life than the remaining Average Life of the Loans or a maturity date prior to~~, (A) with respect to such Indebtedness incurred pr ior to the Sixth Amendment Date, the date that is 91 days after J une 22, 2022 and (B) with respect to such Indebtedness incurred on or after the Sixth Amendment Date,~~  the date that is 91 days after the Latest Maturity Date and (ii) such Indebtedness shall not be guaranteed by any Person that is not a Loan Party and shall not be secured by any assets other than the Collateral unless, in each case, such Indebtedness was incurred in order to finance the acquisition of (x) a target that becomes a Subsidiary but not a Loan Party hereunder (in which case such target may guarantee such Indebtedness but not the Secured Obligations) or (y) assets that are “Excluded Assets” (in which case such assets may secure such Indebtedness but not the Secured Obligations); provided, further, that if such Indebtedness is unsecured, such Indebtedness shall not mature or require any scheduled amortization or scheduled payments of principal or be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (other than (~~x~~A) payments as part of an “applicable high yield discount obligation” ~~catch up~~catch-up payment, (~~y~~B) customary offers to repurchase in connection with any change of control, asset disposition or casualty event and (~~z~~C) customary acceleration rights after an event of default), in each case, prior to~~, (A) with respect to such Indebtedness incurred pr ior to the Sixth Amendment Date, the date that is 91 days after J une 22, 2022 and (B) with respect to such Indebtedness incurred on or after the Sixth Amendment Date,~~  the date that is 91 days after the Latest Maturity Date (for the avoidance of doubt, in the case of such Indebtedness that is unsecured, (x) scheduled payments of interest and (y) conversion into common Equity Interests shall be permitted);
(o)Indebtedness of any Person that becomes a Restricted Subsidiary, or is merged into or consolidated with a Restr icted Subsidiary or Indebtedness assumed in connection with a Permitted Acquisition after the ~~Effective~~Eighth Amendment Date, but only to the extent that (A) such Indebtedness existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired, (B) such Indebtedness was not incurred in contemplation thereof and (C)(i) no Event of Default exists or would result from the consummation of such acquisition and (ii) (x)
(1) if such Indebtedness ranks pari passu in right of security on the Collateral with the Obligations
(other than any Obligations in respect of Incremental Term Loans secured on a junior lien basis to other Obligations), the First Lien Leverage Ratio does not exceed 2.75: 1.00, (2) if such Indebtedness ranks junior in right of security on the Collateral to the Obligations, the Secured Leverage Ratio does not exceed 3.25: 1.00, and (3) if such Indebtedness is unsecured, the Total

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Leverage Ratio ~~would~~does not exceed ~~4.90~~5.00:1.00, in each case in this clause (ii)(x), calculated on a pro forma basis (as if such acquisition and related incurrence of Indebtedness had occurred on the first day of the relevant period and being deemed to be amortized over the applicable testing period in accordance with its terms) as of the last day of the most recent ~~Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, pr ior to the delivery of any such financial statements, as of the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a))~~Test Period and (y) with respect to any Permitted Acquisition for which the Acquisition Consideration is at least $25,000,000, the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, setting forth reasonably detailed calculations demonstrating the satisfaction of the ~~condition~~applicable leverage ratio appearing in clause (x) above;
(p)Guarantees entered into in the ordinary course of business of a Loan Party and not in respect of Indebtedness for borrowed money;
(q)Indebtedness representing deferred compensation to employees, directors or consultants incurred in the ordinary course of business;
(r)to the extent constituting Indebtedness, Indebtedness of any Loan Party or any
Restricted Subsidiary in respect of any Swap Agreements permitted under Section 6.07; ~~and~~
(s)Permitted Ratio Debt of a Loan Party so long as (i) no Event of Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness or would result therefrom, (ii) immediately after giving effect to the incurrence of such Permitted Ratio Debt, on a pro forma basis (including the application of the proceeds of any Permitted Ratio Debt) as of the last day of the most recent Test Period, (A) if such Permitted Ratio Debt ranks pari passu in right of security on the Collateral with the Obligations (other than any Obligations in respect of other Incremental Term Loans secured on a junior lien basis to the Obligations), the First Lien Leverage Ratio does not exceed 2.75: 1.00, (B) if such Permitted Ratio Debt ranks junior in right of security on the Collateral to the Obligations, the Secured Leverage Ratio does not exceed 3.25: 1.00, and (C) if such Permitted Ratio Debt is unsecured, the Total Leverage Ratio does not exceed 5.00: 1.00, in each case, calculated on a pro forma basis, and (iii) the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower Representative, setting forth reasonably detailed calculations demonstrating the satisfaction of any applicable First Lien Leverage Ratio, Secured Leverage Ratio or Total Leverage Ratio test applicable to such incurrence of the Permitted Ratio Debt;

(t)Indebtedness incurred by the Borrowers (which may be unsecured or secured on a junior lien basis or a pari passu basis with the Secured Obligations) (the “ Incremental Equivalent Debt”); provided that (i) on the date of incurrence of such Indebtedness, no Event of Default shall have occurred and be continuing or would result therefrom, (i) such Incremental Equivalent Debt shall be subject to (and comply with) the provisions of Section 2.22(c); provided that the All-in-Yield for such Incremental Equivalent Debt shall be subject to the “ most favored nation” requirements set forth in Section 2.22(c)(iii) only to the extent that such Incremental Equivalent Debt is incurred on or prior to the date that is the two-year anniversary of the Eighth Amendment Date, (ii) immediately after giving effect to the incurrence of such Incremental Equivalent Debt, the Incremental Cap is not exceeded, and (iii) the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower Representative, setting forth reasonably detailed calculations demonstrating the satisfaction of any

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applicable First Lien Leverage Ratio, Secured Leverage Ratio, or Total Leverage Ratio test applicable to such to the incurrence of the Incremental Equivalent Debt;
(u)Indebtedness consisting of the financing of insurance premiums or take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(v)Indebtedness consisting of obligations of the Borrowers or any of their Restricted Subsidiaries under deferred compensation or other similar arrangements (including earn-outs, indemnifications, incentive non-competes and other contingent obligations and agreements consisting of the adjustment of purchase pr ice or similar adjustments) incurred by such Person in connection with Permitted Acquisitions, permitted dispositions, or any investment expressly permitted hereunder ;
(w)Indebtedness incurred by the Borrowers or any of their Restricted Subsidiaries in respect of bank guarantees, warehouse receipts, bankers’ acceptances or similar instruments (other than letters of credit) issued or created in the ordinary course of business;
(x)Indebtedness consisting of obligations of the Borrowers or any of their Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;
(y)Indebtedness incurred by the Borrowers or any of their Restricted Subsidiaries in respect of commercial letters of credit issued or created in the ordinary course of business;

(z)Indebtedness in an amount not to exceed the greater of $5,000,000 and 4% of EBITDA on a pro forma basis for the most recent Test Period consisting of unsecured promissory notes issued by any Loan Party to current or former officers, managers, consultants, directors and employees, their respective estates, heirs, family members, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Loan Party;
(aa)    Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties in an aggregate principal amount not exceeding, at any time outstanding, the greater of
$30,000,000 and 25% of EBITDA on a pro forma basis for the most recent Test Period ; and
(bb)    ~~(s)~~ other Indebtedness in an aggregate principal amount not exceeding
~~$20,000,000~~, at any time outstanding, the greater of $40,000,000 and 35% of EBITDA on a pro forma basis for the most recent Test Period.
For purposes of determining compliance with Section 6.01, in the event that an item of Indebtedness (or any portion thereof) at any time meets the criteria of more than one of the categories of permitted Indebtedness described in this Section 6.01, the Borrowers, in their sole discretion, may classify, and may from time to time subsequently reclassify, such item of Indebtedness (or any portion thereof) in any one or more of the types of Indebtedness described in this Section 6.01 (in the case of reclassification, so long as such Indebtedness is permitted at the time of reclassification to be incurred pursuant to the applicable provision). Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Indebtedness incurred under the Loan Documents, any Incremental Commitments and any Incremental Term Loans shall only

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be classified as incurred under Section 6.01(a).
SECTION 6.02. Liens. No Loan Party will, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:
(a)Liens created pursuant to any Loan Document;
(b)Permitted Encumbrances;
(c)any Lien on any property or asset of any Borrower or any Restricted Subsidiary existing on the ~~Effective~~Eighth Amendment Date and set forth in Schedule 6.02 (including any extensions of any such Liens to the extent the Indebtedness is extended in accordance with Section 6.01); provided that (i) such Lien shall not apply to any other property or asset of such Borrower or Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the ~~Effective~~Eighth Amendment Date;
(d)Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(e), (ii) ~~such secur ity interests and the Indebtedness secured thereby are incurred pr ior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii)~~ the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, and (~~iv~~iii) such security interests shall not apply to any other property or assets of such Borrower or Restricted Subsidiary or any other Borrower or Restricted Subsidiary;
(e)any Lien existing on any property or asset ~~(other than Accounts and Inventory)~~ prior to the acquisition thereof by any Borrower or any Restricted Subsidiary or existing on any property or asset ~~(other than Accounts and Inventory)~~ of any Person that becomes a Loan Party after the ~~Effective~~Eighth Amendment Date prior to the time such Person becomes a Loan Party; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Loan Party, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Loan Party and (iii) the obligation secured by such Lien is permitted by Section 6.01 and such Lien shall secure only those obligations which it secures on the date of such acquisition (including any extensions or modifications of any such obligations permitted by Section 6.01) or the date such Person becomes a Loan Party, as the case may be;
(f)Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(g)Liens arising out of Sale and Leaseback Transactions permitted by Section 6.06;
(h)Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Restricted Subsidiary;
(i)precautionary UCC financing statements filed in connection with operating leases or consignments;
(j)non-exclusive licenses and sublicenses of intellectual property or leases or subleases of real property, in each case, granted to third parties in the ordinary course of business not

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interfering with or adversely affecting the business of the Loan Parties or their Restricted Subsidiaries taken as a whole;
(k)Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Investment or Permitted Acquisition;

(l)Liens in favor of customs and revenue authorities which secure payments of customs duties in connection with the importation of goods;
(m)Liens (including the right of set-off) in favor of a bank or other depository institution arising as a matter of law encumbering deposits;
(n)Liens incurred in the ordinary course of business on property ~~with an aggregate value not exceeding $5,000,000~~ that is subject to conditional sale, title retention, consignment or similar arrangements;
(o)Liens on the Dairyland HP Facility and any other assets of Dairyland HP that secure the Dairyland HP Indebtedness and related obligations under the New Markets Tax Credit Financing;
(p)the Liens created pursuant to the ABL Loan Documents securing the ABL Obligations, so long as such Liens are subject to the Intercreditor Agreement and that any grantor of such Liens is a Loan Party hereunder;
(q)Liens representing any interest of a sublessee arising by virtue of being granted a sublease permitted by Section 6.05(i);
(r)Liens securing Indebtedness permitted by Section 6.01(n) or any Indebtedness incurred in connection with a permitted refinancing thereof, in each case so long as such Liens do not have priority to the corresponding Liens that secure the Secured Obligations;
(s)Liens on the Collateral securing Permitted Ratio Debt incurred pursuant to Section 6.01(s); provided that such Liens shall be subject to an intercreditor agreement reasonably acceptable to the Administrative Agent;

(t)Liens on the Collateral securing Incremental Equivalent Debt incurred pursuant to Section 6.01(t); provided that such Liens shall be subject to an intercreditor agreement reasonably acceptable to the Administrative Agent;
(u)Liens for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days and are not otherwise delinquent or that are being diligently contested in good faith and by appropriate actions, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(v)Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness of such Restricted Subsidiary permitted under Section 6.01;
(w)Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’ s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or such other goods;

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(x)Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry;
(y)Liens that are customary contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions and not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings or any of the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings or any of the Restricted Subsidiaries in the ordinary course of business;
(z)Liens on cash and cash equivalents in an aggregate amount not to exceed the greater of $15,000,000 and 12.5% of EBITDA on a pro forma basis for the most recent Test Period to secure obligations of the Loan Parties or any Restricted Subsidiaries in respect of ordinary course cash management arrangements and under Swap Agreements that do not constitute Obligations;
(aa) Liens on the Equity Interests of any joint venture securing the obligations of such joint venture, it being understood that such Liens shall include, for the avoidance of doubt, transfer restrictions, purchase options, call or similar rights of a third-party joint venture partner ;
(bb) ~~(s)~~ Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and
(cc) ~~(t)~~ other Liens securing obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $~~5,000,000; provided that in each case, if such Liens secure Indebtedness for borrowed money that is to be secured by the Collateral on a pari passu basis with, or junior basis to, the Liens that secure the Secured Obligations, the agent or other representative for the lenders or holders of any Indebtedness secured under this clause shall have become a party to the Intercreditor Agreement and/or another intercreditor agreement reasonably acceptable to the Administrative Agent.~~10,000,000 and 7.5% of EBITDA on a pro forma basis for the most recent Test Period.
For purposes of determining compliance with this Section 6.02, in the event that any Lien (or any portion thereof) at any time meets the criteria of more than one of the categories of permitted Liens described herein, the Borrowers, in their sole discretion, may classify, and may from time to time subsequently reclassify, such Lien (or any portion thereof) among one or more of such categories or clauses in any manner (in the case of reclassification, so long as such Lien is permitted at the time of reclassification to be incurred pursuant to the applicable provision). Notwithstanding the foregoing or anything to the contrary contained in this Agreement, Liens incurred under the Loan Documents shall only be classified as incurred under Section 6.02(a).
SECTION 6.03. Fundamental Changes. (a) No Loan Party will, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred or be continuing, (i) any

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Loan Party (other than Holdings) or any Restricted Subsidiary ~~thereof~~ may merge into or consolidate with a Loan Party (other than Holdings) (so long as in the case of a merger or consolidation involving a Loan Party, a Loan Party shall be the surviving entity of such merger or consolidation); (ii) any Loan Party (other than Holdings or any Borrower) or any Restricted Subsidiary ~~of the Borrowers~~ may liquidate or dissolve into a Loan Party; (iii) any Restricted Subsidiary ~~of a Loan Party~~ may merge into or consolidate with a Person that is not a Loan Party (so long as in the case of a merger or consolidation involving a Loan Party, a Loan Party shall be the surviving entity of such merger or consolidation); and
(iv) any Restricted Subsidiary that is not a Loan Party may liquidate or dissolve if the Loan Party which owns such Restricted Subsidiary determines in good faith that such liquidation or dissolution is in the best interest of the Loan Party and is not materially disadvantageous to the Lenders; provided, that (x) any such merger or consolidation hereunder involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger or consolidation shall not be permitted unless also permitted by Section 6.04, (y) any such merger or consolidation hereunder involving a Borrower in respect of which such Borrower is not the surviving entity shall not be permitted unless (1) the surviving entity is another Borrower or (2) the surviving entity shall have (A) executed and delivered to the Administrative Agent its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and each other Loan Document to which any Borrower not surviving such transaction was a party and (B) caused to be delivered to the Administrative Agent an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Administrative Agent, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, and (z) immediately after giving effect to any such merger, consolidation or other transaction hereunder, at least one (1) Borrower shall continue to remain in existence.

(b)No Loan Party will, nor will it permit any Restricted Subsidiary to, engage in any business other than businesses of the type conducted by the ~~Borrowers~~Loan Parties and their Restricted Subsidiaries on the ~~Effective~~Eighth Amendment Date and ~~businesses~~those reasonably related, complementary or ancillary thereto ~~and~~or a logical ~~extensions~~extension thereof (including, without limitation, food and beverage service, distribution, wholesale and retail).
(c)The Loan Parties will not change the method of determining the Fiscal Year of Holdings and its Restricted Subsidiaries, unless Borrower Representative shall have given the Administrative Agent at least ~~180~~90 days’ prior notice thereof and the parties hereto shall have made appropriate changes to this Agreement (it being acknowledged and agreed that the date of the Fiscal Year end may change by up to ten (10) days from year to year).
(d)Holdings shall not engage in any business activities or own any property other than (i) ownership of the Equity Interests of the Borrowers, (ii) activities and contractual rights incidental to maintenance of its corporate or organizational existence and status as a public company, (iii) undertaking any activities, exercising any of its contractual rights and performing any of its contractual obligations in connection with the incurrence by Holdings of Indebtedness that is permitted under this Agreement, ~~and~~ (iv) activities relating to the performance of its obligations under the Loan Documents and ABL Loan Documents to which it is a party. and (v) entering into any agreements or arrangements with any Persons (including, without limitation, any agreements or arrangements with vendors, suppliers, group purchase organizations and/or other customers) for the purpose of facilitating group purchases for or on behalf of the Borrowers or any of their Subsidiaries and engaging in other administrative activities in connection thereto.
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Loan Party will form any subsidiary after the ~~Effective~~Eighth Amendment Date, or purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned

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Subsidiary prior to such merger) any evidences of indebtedness or Equity Interest of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise), or permit any Restricted Subsidiary to do any of the foregoing, except:
(a)Permitted Investments, subject, to the extent required by the Security Agreement, to control agreements in favor of the Administrative Agent or otherwise subject to a perfected security interest in favor of the Administrative Agent for the benefit of the Lenders and the other Secured Parties (subject to any grace periods in the Security Agreement for delivering such control agreements or otherwise perfecting such security interest);
(b)~~investments in existence on the Effective Date and descr ibed in Schedule 6.04~~[reserved];
(c)investments by Holdings in the Borrowers and investments by the Borrowers and the Restricted Subsidiaries in Equity Interests in their respective Subsidiaries that are Loan Parties; provided that any such Equity Interests shall be pledged in accordance with the Security Agreement (subject to any grace periods therein for perfecting such security interest);
(d)loans or advances made by any Loan Party to any Restricted Subsidiary and made by any Restricted Subsidiary to any Loan Party; provided that, ~~not more than an aggregate~~the principal ~~amount of $6,000,000 in~~amounts of loans and advances by Loan Parties to Restricted Subsidiaries which are not Loan Parties may not be made and remain outstanding, at any time, in an aggregate principal amount that exceeds an amount equal to (i) the greater of $50,000,000 and 40% of EBITDA on a pro forma basis for the most recent Test Per iod minus (ii) the amount of all investments made by Loan Parties ~~to~~in Restricted Subsidiaries ~~which~~that are not Loan Parties in reliance on Section 6.04(ff);
(e)Guarantees constituting Indebtedness permitted by Section 6.01;
(f)loans or advances ~~made by a Loan Party to its employees on an arms-length basis in the ordinary course of business consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes~~ up to a maximum of $2,500,000 in the aggregate at any one time outstanding made by a Loan Party to its officers, directors, consultants, and employees on an arms-length basis to finance such Person’ s purchase of equity interest in Holdings;
(g)subject to Sections 4.2(a) and 4.4 of the Security Agreement, notes payable, or stock or other securities issued by Account Debtors to a Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’ s Accounts in the ordinary course of business, consistent with past practices;
(h)investments in the form of Swap Agreements permitted by Section 6.07;
(i)investments of any Person existing at the time such Person becomes a Restricted Subsidiary of a Borrower or consolidates or merges with a Borrower or any of the Restricted Subsidiaries, in either case, in accordance with the terms hereof (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Restricted Subsidiary or of such merger;

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(j)investments received in connection with the dispositions of assets permitted by
Section 6.05;
(k)investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;
(l)Permitted Acquisitions;
(m)Indebtedness permitted pursuant to Section 6.01 or any Restricted Payment permitted pursuant to Section 6.08, in each case, to the extent such Indebtedness or Restricted Payment constitutes an investment;
(n)any investments received in compromise or resolution of (x) obligations of trade creditors or customers incurred in the ordinary course of business of the Borrowers, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (y) litigation, arbitration or other disputes with persons who are not Affiliates; provided, that any such investments shall be pledged in accordance with the Security Agreement (subject to any grace periods therein for perfecting such security interest);
(o)receivables owing to the Borrowers or any of their respective Restricted Subsidiaries created in the ordinary course of business and payable or in accordance with customary trade terms;

(p)to the extent the same constitute investments, inventory of non-Loan Parties held by the Borrowers for sale subject to consignment or similar arrangements;
(q)investments in wholly-owned Domestic Subsidiaries that become Loan Parties in accordance with Section 5.13;
(r)other investments and other acquisitions; provided that at the time any such investment or other acquisition is made, the aggregate outstanding amount of all investments made in reliance on this clause (r) together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (r) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other acquisition), shall not exceed the sum of (A) the greater of $5,000,000, plus the Cumulative Retained Excess Cash Flow Amount that is in effect immediately prior to the time of making of such investment or acquisition (provided that the use of the Cumulative Retained Excess Cash Flow Amount to make investments and acquisitions under this ~~clause (r) shall be subject to (i)~~40,000,000 and 35% of EBITDA on a pro forma basis for the most recent Test Period, plus (B) so long as no Default or Event of Default has occurred and is continuing or would be caused by the making of such investment ~~and (ii) (x) both pr ior to and after giving effect to~~ or acquisition, the Available Amount that is in effect immediately prior to the time of making of such investment or acquisition plus (C) so long as no Default or Event of Default has occurred and is continuing or would be caused by the making of such investment or acquisition, an additional unlimited amount if, both immediately before and immediately after making such investment or acquisition, the ~~Senior Secured~~Total Leverage Ratio shall not exceed ~~4.20~~4.00:1.00 ~~as of the last day~~ of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or , prior to the delivery of any such financial statements, as of the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a)) and ~~(y)~~on a pro forma basis, so long as the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, setting forth reasonably detailed

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calculations demonstrating the satisfaction of ~~the condition appear ing in clause (x) above)~~any Total Leverage Ratio test applicable to such investment or acquisition;
(s)(i) any investment in fixed income or other assets by any Restricted Subsidiary (other than any Immaterial Subsidiary) that is a so-called “captive” insurance company (each, an “Insurance Subsidiary”) in connection with its provision of insurance to Holdings, the Borrowers or any of their Restricted Subsidiaries, which investment is made in the ordinary course of business or consistent with industry practice of such Insurance Subsidiary or by reason of applicable law, rule, regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Insurance Subsidiary or its business, as applicable (including, without limitation, any such investments held by a trust established by such Insurance Subsidiary as grantor pursuant to applicable insurance regulations), (ii) to the extent the same constitutes investments, insurance arrangements provided by any Insurance Subsidiary (including any trust established by any such Insurance Subsidiary as grantor pursuant to applicable insurance regulations) to Holdings or any of its Subsidiaries and (iii) investments by any Insurance Subsidiary in any trust established by such Insurance Subsidiary as grantor pursuant to applicable insurance regulations; ~~and~~
(t)(i) investments in Insurance Subsidiaries in an aggregate amount not to exceed the greater of $~~11,750,000~~15,000,000 and 12.5% of EBITDA on a pro forma basis for the most recent Test Period (as valued at cost at the time each such investment is made) and (ii) additional investments in Insurance Subsidiaries to the extent (x) reasonably necessary (as determined in good faith by the Borrower Representative) in connection with the Insurance Subsidiaries’ providing self-insurance to the Borrowers and their Subsidiaries or (y) required by Requirements of Law in connection with the provision of such insurance; provided that the aggregate amount of any investments described in clause
(ii) of this Section 6.04(t) that shall have been made in any applicable fiscal period shall be disclosed in the Financials Certificate delivered pursuant to Section 5.01(c) in respect of such fiscal period.;
(u)investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount not to exceed the greater of $25,000,000 and 20% of EBITDA on a pro forma basis for the most recent Test Period at any time outstanding;
(v)investments consisting of extensions of trade credit in the ordinary course of business and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors in the ordinary course of business;
(w)to the extent constituting investments, transactions expressly permitted under Section 6.03 and Section 6.08(b);
(x)investments (i) existing on, or contemplated by a legally binding written commitment existing on, the Eighth Amendment Date and set forth on Schedule 6.04 and any modification, replacement, renewal, refinancing, reinvestment or extension thereof; provided that the amount of any such investment may not be increased except as otherwise permitted by this Section 6.04 (and in such case made in reliance on another paragraph of this Section 6.04 so permitting such modification, replacement, renewal or extension thereof);
(y)investments in the form of promissory notes and other non-cash consideration received in connection with the dispositions of assets permitted by Section 6.05;
(z)investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary

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course of business or upon the foreclosure with respect to any secured investment or other transfer of title with respect to any secured investment;
(aa) investments to the extent that payment for such investments is made solely with Equity Interests of Holdings;
(bb) advances of payroll payments to employees or other advances of salaries or compensation to employees in the ordinary course of business;
(cc) investments consisting of the licensing or contribution of intellectual property (other than exclusive licenses and exclusive sublicenses of material intellectual property) pursuant to joint marketing, collaborations or other similar arrangements with other Persons, in each case in the ordinary course of business;
(dd) to the extent the same constitute investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses for Holdings and the Restricted Subsidiaries to use (or other grants to or rights of Holdings and the Restricted Subsidiaries to use or exploit) or leases for Holdings and the Restricted Subsidiaries to use other assets, intellectual property or other rights, in each case in the ordinary course of business;
(ee) investments made by any Restricted Subsidiary that is not a Loan Party in any other Restricted Subsidiary that is not a Loan Party; and
(ff)    investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties in an aggregate amount not to exceed an amount equal to (i) the greater of
$50,000,000 and 40% of EBITDA on a pro forma basis for the most recent Test Period minus (ii)
the amount of all investments made by Loan Parties in Restricted Subsidiaries that are not Loan Parties in reliance of Section 6.04(d).
For purposes of determining compliance with Section 6.04, in the event that any investment (or any portion thereof) at any time meets the criteria of more than one of the categories of permitted investments described in this Section 6.04, the Borrowers, in their sole discretion, may classify, and may from time to time subsequently reclassify, such investment (or any portion thereof) in any one or more of the types of investment described in this Section 6.04 (in the case of reclassification, so long as such investment is permitted at the time of reclassification to be incurred pursuant to the applicable provision).
SECTION 6.05. Asset Sales. No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it or income or revenues (including accounts receivable) or rights in respect of any thereof, nor will any Borrower or any Restricted Subsidiary issue any additional Equity Interest (other than to another Borrower or another Restricted Subsidiary in compliance with Section 6.04), except:
(a)sales, transfers and dispositions of (i) inventory in the ordinary course of business (including inventory held for sale pursuant to Section 6.04(p)), (ii) used, obsolete, worn out or surplus equipment or property in the ordinary course of business, (iii) securities of trade creditors or customers received pursuant to any dispute settlement, plan of reorganization or similar arrangement following the bankruptcy or insolvency of such trade creditor or customer and (iv) intellectual property that is no longer material to the conduct of the business of the Loan Parties;

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Party;
(b)
sales, transfers and dispositions of assets to any Borrower or any other Loan

(c)sales, transfers and dispositions of accounts receivable in connection with the

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compromise, settlement or collection thereof;
(d)sales, transfers and dispositions of Permitted Investments and other investments permitted by clauses (i) and (k) of Section 6.04;
(e)Sale and Leaseback Transactions in the amounts permitted by Section 6.06;
(f)dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;
(g)licenses and sublicenses of intellectual property granted in the ordinary course of business;
(h)sales, transfers and other dispositions of assets (other than Equity Interests in a
Restricted Subsidiary unless all Equity Interests in such Restricted Subsidiary are sold) that are not permitted by any other paragraph of this Section~~; and~~ in an aggregate amount not to exceed the greater of $15,000,000 and 10% of EBITDA on a pro forma basis for the most recent Test Period;
(i)subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of Holdings and its Subsidiaries taken as a whole;
(j)dispositions of property not otherwise permitted under this Section 6.05; provided that (i) at the time of such disposition, no Default or Event of Default shall exist or would result from such disposition, (ii) the proceeds of such disposition will be subject to Section 2.11(c) and (iii) with respect to any disposition, the Loan Parties and their Restricted Subsidiaries shall receive not less than 75% of the consideration therefor in the form of cash; provided, however , that solely for the purposes of this Section 6.05(j), the following shall be deemed to be “ cash”: (A) the assumption, cancellation, extinguishment or termination of Indebtedness or other liabilities (as reflected on the Restricted Group’ s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Restricted Group’ s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Borrower Representative) contingent or otherwise, in each case of the Restricted Group and, in the case of any such assumption of Indebtedness, the release of the Restricted Group from all liability on such Indebtedness or other liability in connection with such disposition, (B) securities, notes or other obligations received by the Restricted Group from the transferee that are converted by the Restricted Group into cash or cash equivalents within 180 days following the closing of such disposition, (C) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such disposition, to the extent that the Restricted Group is released from any Guarantee of payment of such Indebtedness in connection with such disposition, and (D) any Designated Non-Cash Consideration received by the Restricted Group in such disposition or dispositions having an aggregate fair market value (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to

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exceed the greater of $15,000,000 and 12.5% of EBITDA on a pro forma basis for the most recent Test Period;

(k)dispositions by the Borrowers and their Restricted Subsidiaries of property acquired after the Eighth Amendment Date pursuant to a Permitted Acquisition, (i) so long as such property is identified by the Borrowers in reasonable detail in writing to the Administrative Agent within 180 days following the closing of such Permitted Acquisition and (ii) the fair market value of the assets to be so disposed of following the consummation of any Permitted Acquisition does not exceed the greater of $10,000,000 and 7.5% of EBITDA on a pro forma basis for the most recent Test Period in the aggregate;
(l)dispositions of investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;
(m)the unwinding of any Swap Agreement in accordance with its terms;
(n)dispositions of property to the extent that (i) such property is exchanged for credit against the purchase pr ice of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase pr ice of such replacement property; and
(o)dispositions of investment securities and cash equivalents in the ordinary course of business;
provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by paragraphs (b) and (f) above and abandonment of intellectual property no longer material to the business of the Loan Parties) shall be made for fair value ~~and for all cash consideration~~.
SECTION 6.06. Sale and Leaseback Transactions. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Leaseback Transaction”), ~~except for any such sale of any fixed or capital assets by the Borrowers or any Subsidiary that is approved by the Required Lenders, made for cash consideration in an amount not less than the fair value of such fixed or capital asset and consummated within ninety (90) days after the Borrowers or such Subsidiary acquire or complete the construction of such fixed or capital asset.~~unless (i) after giving effect to such Sale and Leaseback Transaction, the aggregate fair value of all assets disposed of pursuant to Sale and Leaseback Transactions permitted hereunder does not exceed the greater of $30,000,000 and 22.5% of EBITDA on a pro forma basis for the most recent Test Period, (ii) the disposition of assets in connection with such Sale and Leaseback Transaction is otherwise permitted by Section 6.05 and the proceeds thereof will be subject to Section 2.11(c), (iii) the incurrence of indebtedness in connection with such Sale and Leaseback Transaction is otherwise permitted by Section 6.01, and (iv) after giving pro forma effect to such Sale and Leaseback Transaction, the Total Leverage Ratio shall not exceed 4.00: 1.00.

SECTION 6.07. Swap Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of any Borrower or any of its Restricted Subsidiaries), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from floating to

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fixed rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Restricted Subsidiary and (c) Permitted Call Spread Swap Agreements.
SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) No Loan Party will, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except, ~~(x) any Loan Party may make a Permitted Holdings Dividend and~~
(i)[reserved],
(ii)     ~~(y)~~ so long as no Event of Default shall have occurred and be continuing or would result therefrom (including after giving effect thereto on a pro forma basis),
(A)  ~~(i)~~ each of Holdings and the Borrowers may declare and pay dividends with respect to its common stock payable solely in additional shares of its common stock, and, with respect to its preferred stock, payable solely in additional shares of such preferred stock or in shares of its common stock, ~~(ii) Subsidiar ies may declare and pay dividends to the Borrowers,~~
(B)Restricted Subsidiaries may declare and pay dividends to the
Borrowers,
(C)     ~~(iii)~~ the Loan Parties and their Restricted Subsidiaries may make Restricted Payments payable solely in the form of their Equity Interests pursuant to and in accordance with employment agreements, bonus plans, stock option plans, or other benefit plans for existing, new and former management, directors, employees and consultants of the Loan Parties and their Restr icted Subsidiaries,
(D)  ~~(iv) Holdings and its~~the Loan Parties and their Restricted Subsidiaries may make any other Restricted Payment, so long as the aggregate amount of all such Restricted Payments made pursuant to this clause (~~iv~~D) ~~dur ing any Fiscal Y ear~~ does not exceed the sum of (1) the greater of $~~5,000,000 plus the Cumulative Retained Excess Cash Flow~~20,000,000 and 15% of EBITDA on a pro forma basis for the most recent Test Period plus (2) the Available Amount that is in effect immediately prior to the time of making of such Restricted Payment ~~(provided that the use of the Cumulative Retained Excess Cash Flow~~ Amount to make Restricted Payments shall be subject to (A) no Default or Event of Default has occurred and is continuing or would be caused by the making of such Restricted Payment ~~and (B) (x) both~~if, both immediately prior to and immediately after giving effect to such Restricted Payment, the ~~Senior Secured~~Total Leverage Ratio shall not exceed 3.25:1.00 as of the last day of the most recent ~~Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, pr ior to the delivery of any such~~
~~financial statements, as of the last Fiscal Quarter included in the financial statements referred to in Section 3.04(a)) and (y)~~Test Period on a pro forma basis, plus (3) an additional unlimited amount, if, both immediately prior to and immediately after giving effect to such Restricted Payment, the Total Leverage Ratio does not exceed 2.75: 1.00 as of the last day of the most recent Test Period on a pro forma basis, and so long as the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, setting forth reasonably detailed calculations demonstrating the satisfaction

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of ~~the condition appear ing in clause~~ any Total Leverage Ratio test applicable to such Restricted Payment,

(E)  ~~(x) above) and (v)~~ Holdings may enter into, exercise its rights and perform its obligations under, Permitted Call Spread Swap Agreements.,
(F)the Restricted Group may make Restricted Payments in an amount not to exceed the greater of $15,000,000 and 10% of EBITDA on a pro forma basis for the most recent Test Period pursuant to and in accordance with any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of any member of the Restricted Group, in each case as adopted or implemented in the ordinary course of business,

(G)the Borrowers may make non-cash repurchases of Equity Interests of Holdings deemed to occur upon the non-cash exercise of stock options or warrants or the settlement or vesting of other equity awards, or in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the taxes payable by such director or employee upon such grant or award shall be permitted,
(H)the Restricted Group may pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or any Permitted Acquisition, or honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion,
(I)the Restricted Group may make payments or distributions of a Restricted Payment within thirty (30) days after the date of declaration thereof if at the date of declaration such Restricted Payment would have been permitted hereunder ,
(J)the Restricted Group may make Restricted Payments to Holdings (1) to pay Holdings’ operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, filing, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business and directly attributable to the ownership or operations of the Restricted Group, (2) the proceeds of which are used by Holdings to pay franchise taxes and other fees, taxes and expenses required to maintain its corporate or other organizational existence, in each instance which are reasonable and customary and incurred in the ordinary course of business and directly attributable to the ownership or operations of the Restricted Group, (3) in connection with any Permitted Investments and other investments expressly permitted to be made by Holdings under this Agreement so long as Holdings owns no Equity Interests other than Equity Interests of the Borrowers, (4) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings to the extent such salaries, bonuses and other benefits are directly attributable to the ownership or operation of the Restricted Group, (5) in amounts necessary to enable (i) Holdings to repurchase or redeem its Equity Interests or (ii) Holdings or the holders of Holdings’ Equity Interests to pay withholding taxes due as a result of its ownership of Equity Interests of Holdings or any other Loan Party; provided, that (x) the aggregate amount of such dividends shall not exceed
$2,500,000 in any period of twelve consecutive months and (y) such dividend shall be actually

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used for a purpose set forth above substantially concurrently with the making of such dividend,
(6) to the extent necessary to permit, and actually used substantially concurrently by, Holdings to discharge the consolidated Tax liabilities of the Loan Parties and (7) to the extent used substantially concurrently by Holdings to make payments in respect of Indebtedness permitted to be incurred by Holdings hereunder, which payments are permitted under Section 6.08(b), and

(K)the Restricted Group may make Restricted Payments, in an aggregate amount which, when taken together with all other Restricted Payments made pursuant to this clause (K ), will not exceed the cumulative amount of the cash proceeds received by Holdings from the sale of Equity Interests of Holdings after the Eighth Amendment Date and on or prior to such time (including upon exercise of warrants or options) which proceeds (i) have been contributed to the Borrowers and (ii) shall not have been, and shall not be, included in the calculation of “ Available Amount” .
(b)No Loan Party will, nor will it permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

(iii)payment of Indebtedness created under the Loan Documents;
(iv)payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under this Agreement, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;
(v)payment of intercompany Indebtedness incurred in accordance with
Section 6.01;
(vi)refinancings of Indebtedness to the extent permitted by Section 6.01;
(vii)payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness so long as the proceeds of such sale are sufficient to repay such Indebtedness in full;
(viii)payments made in respect of the sinking fund requirement under the New Markets Tax Credit Financing, so long as (i) after giving effect to such payment, the aggregate amount of all such payments does not exceed the then outstanding principal amount of the Dairyland HP Indebtedness, and (ii) no Default or Event of Default has occurred and is continuing or would be caused by such payment;
(ix)prepayments or repayments with respect to the Dairyland HP Indebtedness, so long as no Default or Event of Default has occurred and is continuing or would be caused by such payment;
(x)mandatory prepayments and voluntary repayments of Indebtedness under the ABL Facility to the extent not prohibited by the Intercreditor Agreement;

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(xi)issuance of Equity Interests, or making cash payments ~~(in the case of~~ any cash payments in respect of Permitted Convertible Seller Notes, so long as no Default ~~or Event of Default has occurred and is continuing or would be caused by such payment)~~, in connection with or as part of the conversion, redemption, retirement, prepayment or cancellation of any Permitted Convertible Notes;
(xii)payment of regularly scheduled interest payments in respect of Permitted Convertible ~~Seller~~ Notes permitted pursuant to ~~clause (i) of~~ Section 6.01(j) ~~hereof~~or Section 6.01(m), so long as no Default or Event of Default has occurred and is continuing or would be caused by such payment; and
(xiii)any other payments in respect of Subordinated Indebtedness, so long as
(i) the aggregate amount of all payments made pursuant to this clause (xi) does not exceed the ~~Cumulative Retained Excess Cash Flow~~sum of (A) the greater of $10,000,000 and 7.5% of EBITDA on a pro forma basis for the most recent Test Period plus (B) Available Amount that is in effect immediately prior to the time of making such payment if both prior to and after giving effect to such payment, the Total Leverage Ratio does not exceed 3.75: 1.00 as of the last day of the most recent Test Period on a pro forma basis plus (C) and additional unlimited amount if both immediately prior to and immediately after giving effect to such payment, the Total Leverage Ratio shall not exceed 3.25: 1.00 as of the last day of the most recent Test Period on a pro forma basis, (ii) no Default or Event of Default has occurred and is continuing or would be caused by such payment, and (iii) (x) both prior to and after giving effect to such payment, the Senior Secured Leverage Ratio shall not exceed 3.25: 1.00 as of the last day of the most recent Fiscal Quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or , prior to the delivery of any such financial statements, as of the last Fiscal Quarter included in the financial statements ~~referred to in Section 3.04(a)) and (y~~) the Borrower Representative shall have delivered to the Administrative Agent a certificate of a Financial Officer of Holdings, setting forth reasonably detailed calculations demonstrating the satisfaction of ~~the condition appear ing in clause (x) above~~any Total Leverage Ratio test applicable to such Restricted Payment;
provided, however, that no such payment or distribution shall be made in respect of the ABL Obligations in violation of the Intercreditor Agreement or in respect of any Subordinated Indebtedness in violation of the subordination provisions applicable thereto.
~~(c)~~No Loan Party will, nor will it permit any Subsidiary to, make, directly or ~~indirectly, any Specified Earn-Out Payment, unless no Default or Event of Default has occurred and is continuing or would be caused by such Specified Earn-Out Payment.~~
~~(d)Notwithstanding the foregoing provisions of this Section 6.08, from the First Amendment Date through the Closing Date Leverage Restoration Date,~~
~~(xiii)no Loan Party will, nor will it permit any Subsidiary to, declare or make, or~~ agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, that otherwise would be permitted under clauses (x) (solely in respect of Permitted Holdings Dividends described in ~~clause (ii) of the definition thereof) or (y)(iv) of Section 6.08(a); and~~
~~(xiv)no Loan Party will, nor will it permit any Subsidiary to, make or agree to~~ pay or make, directly or indirectly, any payment or other distr ibution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distr ibution (whether in cash, securities or

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other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any ~~Indebtedness, that otherwise would be permitted under clauses (iv) (other than with~~ respect to any refinancing of the NMTC Financing), (vii) (with respect to prepayments only), (ix) (other than with respect to the issuance of Equity Interests or the making of cash payments, in each case, upon conversion of the Permitted ~~Convertible Seller Notes), and (xi) of Section 6.08(b).~~
SECTION 6.09. Transactions with Affiliates. No Loan Party will, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, (other than any such transactions having an aggregate value (whether in the form of disposition of assets, payments or otherwise) that do not exceed the greater of $10,000,000 and 7.5% of EBITDA on a pro forma basis for the most recent Test Period) except:
(a)  ~~(a)~~ transactions that ~~(i) are in the ordinary course of business and (ii)~~ are at prices and on terms and conditions not less favorable to such Loan Party or such Restricted Subsidiary than could be obtained on an arm’ s-length basis from unrelated third parties~~,~~ ;
(b)  ~~(b)~~ transactions between or among any Borrower and any Subsidiary that is a Loan Party, or between or among any Restricted Subsidiaries that are not Loan Parties, in each instance not involving any other Affiliate~~,~~ ;
(c)  ~~(c)~~ (i) transactions involving Insurance Subsidiaries and/or trusts established by Insurance Subsidiaries, including, without limitation, investments in Insurance Subsidiaries and/or trusts established by Insurance Subsidiaries, that are not prohibited by the terms of this Agreement and the other Loan Documents and (ii) other transactions that are expressly permitted by the terms of this Agreement and the other Loan Documents~~,~~ ;
(d)  ~~(d)~~ transactions set forth on Schedule 3.22 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect; provided that any renewal or extension of the leases set forth on such schedule shall be, in the Borrower Representative’ s reasonable discretion, on terms no less favorable to the Loan Parties than could be obtained on an arm’ s-length basis from unrelated parties ~~and~~ ;
(e)  ~~(e)~~ the Master Operating Sublease, dated on April 26, 2012, between Dairyland and Dairyland HP, relating to the Dairyland HP Facility, as the same may be amended from time to time.;
(f)the payment of customary fees and compensation (including equity compensation) to and insurance provided on behalf of, the payment and reimbursement of out-of-pocket expenses to or on behalf of, and the payment of customary indemnities provided on behalf of current and former, directors, officers, consultants or employees of Holdings, the Borrower or any Restricted Subsidiary;
(g)customary employment, consulting, retention and severance arrangements between the Restricted Group and their respective current, former and future officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and similar arrangements in the ordinary course of business;
(h)Restricted Payments permitted by Section 6.08;

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(i)any transactions permitted by Section 6.04; and
(j)transactions between or among Loan Parties and Restricted Subsidiaries who are not Loan Parties, so long as any such transaction (i) does not adversely impact the Liens on the Collateral securing the Obligations or the Guarantees of the Obligations, (ii) does not impair the rights of, or benefits or remedies available to, the secured parties under any Loan Document, (iii) does not result in (and could not be reasonably expected to result in) a Material Adverse Effect, and (iv) is entered into in the ordinary course of business.
SECTION 6.10. Restrictive Agreements. No Loan Party will, nor will it permit any Restricted Subsidiary (other than any Immaterial Subsidiary) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any Equity Interests or to make or repay loans or advances to any other Loan Party or Restricted Subsidiary or to Guarantee Indebtedness of any other Loan Party or Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the ~~Effective~~Eighth Amendment Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness as permitted by this Agreement, (v) clause (a) of the foregoing shall not apply to Excluded Assets and customary provisions in leases or licenses restricting the assignment thereof or the grant of a security interest therein, in each case, to the extent such provisions are required by the parties thereto and not bargained for by any Loan Party or Restricted Subsidiary, (vi) the foregoing shall not apply to restrictions and conditions contained in agreements relating to Permitted Convertible Notes (excluding Permitted Convertible Seller Notes), and (vii) the foregoing shall not apply to the ABL Loan Documents.

SECTION 6.11. Amendment of Material Documents. No Loan Party will, nor will it permit any Restricted Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, except as not prohibited by the intercreditor or subordination agreement between the Administrative Agent and the holders of such Indebtedness, (b) its charter, articles or certificate of incorporation or organization, by-laws, operating, management or partnership agreement or other organizational or governing documents, in each case, to the extent any such amendment, modification or waiver would be materially adverse to the Lenders or (c) any ABL Loan Document, except to the extent not prohibited by the Intercreditor Agreement.
~~SECTION 6.12. Compliance with Certain Laws. No Loan Party shall, and no Loan Party shall permit any of its Subsidiar ies to fail to, comply with the laws, regulations and executive orders referred to in Section 3.24 and 3.25.~~
~~SECTION 6.13. Minimum Liquidity. No Loan Party will permit Liquidity to be less than $35,000,000 (the “ Minimum Liquidity Requirement Amount”) as of the last day of any Fiscal Quarter ending after the Sixth Amendment Date for which EBITDA is less than $10,000,000 (the “ Minimum Liquidity Requirement”).~~

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ARTICLE VII EVENTS OF DEFAULT
If any of the following events (collectively, “Events of Default,” and, each, an “Event of Default”) shall occur:
(a)the Borrowers shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrowers shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;
(c)any representation or warranty made or deemed made by or on behalf of any Loan Party or any Restricted Subsidiary in, or in connection with, this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in ~~(i)~~ Section 5.02(a), 5.03 (with respect to a Loan Party’ s existence), 5.11 or in Article VI of this Agreement ~~or (ii) Article IV or VII of the Secur ity Agreement; provided that a failure to comply with any Minimum Liquidity Requirement in Section 6.13 shall be subject to cure pursuant to the last paragraph of this Article VII;~~ ;
(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained (i) in Section 5.08 or 5.10 of this Agreement, and such failure, if capable of being remedied, shall continue unremedied for a period of five (5) ~~days~~Business Days, (ii) in Section 5.02 (other than clause (a)) of this Agreement, and such failure, if capable of being remedied, shall continue unremedied for a period of ten (10) ~~days~~Business Days or (iii) in this Agreement (other than those specified in clause (a), (b), (d) or (e)(i) of this Article) or in ~~the Secur ity Agreement (other than those specified in clause (d) of this Article), and such~~any other Loan Document, and such failure in either case shall continue unremedied for a period of 30 days after the earlier of (x) an Authorized Officer of any Loan Party obtaining actual knowledge of such default and (y) notice thereof from the Administrative Agent to the Borrower Representative;

(f)any Loan Party or any Restricted Subsidiary shall fail to make any payment (whether of principal, or interest, fees or any other amount and regardless of amount) in respect of the ABL Facility or any other Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods);
(g)after giving effect to any applicable grace periods with respect thereto, any event or condition occurs that results in the ABL Facility or any other Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of the ABL Facility or any Material

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Indebtedness or any trustee or agent on its or their behalf to cause any of the ABL Obligations or any Material Indebtedness, as applicable, to become due, or to require the prepayment, repurchase,

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redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms hereof so long as the proceeds of such sale are sufficient to repay such Indebtedness in full, (y) any redemption, repurchase, conversion or settlement with respect to any Permitted Convertible Notes pursuant to their terms unless such redemption, repurchase, conversion or settlement results from a default thereunder or an event of the type that constitutes an Event of Default or (z) any early payment requirement or unwinding or termination with respect to any Permitted Call Spread Swap Agreement;
(h)(A) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of a Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiaries) of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) of any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered or (B) the occurrence of the event described in clause (h) of Article ~~VIII~~VII of the ABL Facility (as in effect on the date hereof);
(i)(A) any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article,
~~(xiv)~~apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Loan Party or Restricted Subsidiary (other than any Immaterial Subsidiary) of any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing or (B) the occurrence of the event described in clause (i) of Article ~~VIII~~VII of the ABL Facility (as in effect on the date hereof);

(j)any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) of any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)(i) one or more judgments for the payment of money in an aggregate amount in excess of $~~25,000,000~~40,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, shall be rendered against any Loan Party, any Restricted Subsidiary ~~of any Loan Party~~ or any combination thereof and the same shall remain undischarged for a period of ~~forty-five~~sixty (~~45~~60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Restricted Subsidiary ~~of any Loan Party~~ to enforce any such judgment; or (ii) any Loan Party or Restricted Subsidiary shall fail within ~~forty-five~~sixty (~~45~~60) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, ~~could~~would reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued; provided, however, that no Event of Default shall occur under this clause (k) if and for so long as (i) the full amount of such judgment, order or award is covered by a valid and binding policy of insurance and (ii) such insurer has been notified of such judgment, and the amount thereof, and has not

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disputed or contested the claim made for payment of the full amount of such judgment, order or award under such policy;
(l)an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, ~~could~~would reasonably be expected to have a Material Adverse Effect;

(m)a Change in Control shall occur;
(n)the Loan Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty, or any Loan Guarantor shall fail to comply with any of the terms or provisions of the Loan Guaranty to which it is a party, or any Loan Guarantor shall deny that it has any further liability under the Loan Guaranty to which it is a party, or shall give notice to such effect;
(o)except as permitted by the terms of any Collateral Document, the Intercreditor Agreement or this Agreement, (i) any Collateral Document shall for any reason fail to create or keep created a valid security interest in any material portion of the Collateral purported to be covered thereby, or (ii) other than as a result of the failure of any Agent to take any action within its control to maintain perfection of the Liens created in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan Documents (excluding any action based on facts or circumstances for which the applicable Agent has not been notified in accordance with the provisions of the Loan Documents), any Lien securing any material portion of the Secured Obligations shall cease to be a perfected Lien having the priority required by the Loan Documents;
(p)except as permitted by the terms of any Collateral Document, any action shall be taken by the Loan Parties to discontinue or to assert the invalidity or unenforceability of any Collateral Document; or

(q)(i) any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms or (ii) any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms;
then, and in every such event (other than an event with respect to the Loan Parties described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, ~~take either or both of the following actions, at the same or different times: (i) terminate the DDTL Commitments, whereupon the DDTL Commitments shall terminate immediately, and (ii)~~ declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Loan Parties described in clause
(h) or (i) of this Article, the ~~DDTL Commitments shall automatically terminate and the~~ principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Upon the occurrence and the continuance of an Event of Default, any Agent may, in accordance with and

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subject to the terms of the Intercreditor Agreement, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Collateral Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
~~Notwithstanding anything to the contrary contained herein (including in the immediately~~ preceding paragraph), if the Loan Parties shall fail to be in compliance with the Minimum Liquidity Requirement as of any Testing Date pursuant to Section 6.13, Holdings shall have the r ight (the “ Liquidity Cure Right” ) at any time on or prior to the fifteenth day after the applicable Testing Date (the “ Liquidity Cure Deadline” ) to issue Equity Interests (in the form of common stock of Holdings) for cash (any such cash amount so received, a “ Liquidity Cure Amount” ) and to distr ibute such Liquidity Cure Amount to the Borrowers in exchange for common stock of the Borrowers, and thereupon (a) the sum of all unrestricted (other than Liens granted under the ABL Loan Documents and the Loan Documents) cash and cash equivalents of the Loan Parties as of the applicable Testing Date shall be recalculated to reflect and include the Liquidity Cure Amount solely for purposes of determining compliance with the Minimum Liquidity Requirement pursuant to Section 6.13 and (b) Liquidity as of such Testing Date shall be recalculated giving effect to such increased amount. If after giving effect to the foregoing recalculation the Minimum Liquidity Requirement as of the applicable Testing Date pursuant to Section 6.13 would be satisfied, the Minimum Liquidity Requirement shall be deemed satisfied as of the applicable Testing Date with the same effect as though there had been no failure to comply therewith as of such date, and the applicable breach thereof (and purported or actual Event of Default or Default as a result of such breach) shall be deemed automatically waived and cured for such Testing Date. Notwithstanding anything herein to the contrary, (x) neither the Administrative Agent nor any Lender may exercise any r ights or remedies on the basis of any actual or purported Event of Default under Section 6.13 ~~(or any other Default as a result thereof) unless and until the Liquidity Cure Deadline has occurred~~ without the Liquidity Cure Right having been exercised in accordance with the terms of this paragraph and (y) (i) the cash represented by the Liquidity Cure Amount must otherwise constitute unrestricted (other than Liens granted under the ABL Loan Documents and the Loan Documents) cash and cash equivalents of the Loan Parties and (ii) Holdings shall not exercise the ~~Liquidity Cure Right more than five (5) times after the Sixth Amendment Date.~~

ARTICLE VIII

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
Each of the Lenders hereby irrevocably appoints Jefferies Finance LLC as Administrative Agent and Collateral Agent hereunder and under each other Loan Document, and each of the Lenders authorizes each of the Agents to enter into the Intercreditor Agreement, on behalf of such Lender (each Lender hereby agreeing to be bound by the terms of the Intercreditor Agreement, as if it were a party thereto) and to take such actions on its behalf, including execution of the other Loan Documents, and on behalf of the Secured Parties and to exercise such powers as are delegated to the Agents by the terms hereof and the terms of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The financial institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

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No Agent shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or as otherwise set forth in the Intercreditor Agreement, ~~and~~
(c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the financial institution serving as either Agent or any of its Affiliates in any capacity and (d) no Agent shall be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower Representative or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement (including, without limitation, any representation or warranty regarding the existence, value or collectability of the Collateral or the existence, priority or perfection of any Agent’ s Lien thereon),
(ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document (other than the Intercreditor Agreement) or other instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.
The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Either Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. The Agents and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding ~~s~~paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

To the extent required by any Requirement of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the IRS or other Governmental Authority applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, such Lender

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shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as a Tax or otherwise, including any penalties, additions to tax or interest and together with any and all expenses incurred~~, unless such amounts have been indemnified by the Borrowers or another Loan Party. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error .~~ Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any ~~amount due the Administrative Agent under this Article VIII~~ in a manner consistent with Section 2.17(e). The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the repayment of the Loans~~, the expiration or termination of the DDTL Commitments~~  or the termination of this Agreement or any provision hereof.
The Administrative Agent may resign at any time by notifying the Lenders and the Borrower Representative. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent’ s resignation hereunder, the provisions of this Article, Section 2.17(d) and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. If no successor Administrative Agent has been appointed by the 30th day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’ s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring (or retired) Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by any Loan Party to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Loan Party and such successor. The retiring (or retired) Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Loan Documents shall continue in effect for the benefit of the retiring (or retired) Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon either Agent, any Arranger or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent, any Arranger or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate,

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continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.
The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agents) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement; provided that, the foregoing shall not limit or otherwise restrict the rights of the Lenders or any of their Affiliates pursuant to Section 9.08.
In its capacity, the Collateral Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender and the Administrative Agent authorizes the Collateral Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Collateral Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Collateral Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties. The Lenders and the Administrative Agent hereby authorize the Collateral Agent to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) as described in Section 9.02(d); (ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Collateral Agent at any time, the Lenders and the Administrative Agent will confirm in writing the Collateral Agent’ s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Borrower Representative to the Collateral Agent, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders and the Administrative Agent to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’ s opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral.

ARTICLE IX MISCELLANEOUS
SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand

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or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail, as follows:

(xv)if to any Loan Party, to the Borrower Representative at:
The Chefs’ Warehouse, Inc. 100 East Ridge Road
Ridgefield, CT 06877 Attention: Alexandros Aldous
Telephone: (203) 894-1345, Ext. 10211
Facsimile: (203) 894-9108
E-mail: aaldous@ chefswarehouse.com
With a copy to (which, for the avoidance of doubt and notwithstanding anything herein to the contrary, shall not constitute notice for any purpose under this Agreement or any other Loan Document):
Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 Attention: Gus Atiyah
Telephone: (212) 848-5227
Facsimile: (646) 848-5227
E-mail: Gus.Atiyah@ Shearman.com
(xvi)if to the Administrative Agent or the Collateral Agent, to Jefferies Finance LLC ~~via e-mail to~~ at:
J effer ies Finance LLC 520 Madison Avenue New Y ork, NY 10022
Attention: Account Manager – The Chefs’ Warehouse, Inc.
~~(ii)~~Email: JFIN.Admin@ Jefferies.com~~; and~~ and
~~(iii)~~if to any Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile or e-mail shall be deemed to have been given when sent; provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including use of a Platform, e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II or to compliance and no Default certificates delivered pursuant to Section 5.01(c) unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower Representative (on behalf of the Loan Parties) may,

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in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (a) sent to an e mail address shall be deemed received upon the sender’ s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (b) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Loan Parties and each Lender acknowledge that certain of the Lenders may be Public Lenders and, if documents or notices required to be delivered pursuant to Section 5.02 or otherwise are being distributed through a Platform, any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for Public Lenders. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Loan Parties which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to Section
5.02 or otherwise contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to Holdings, its Subsidiaries and their respective securities.

(d)Public Side Information Contacts. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’ s compliance procedures and applicable Requirements of Law, including the U.S. Federal and state securities laws, to make reference to electronic communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of the U.S. Federal or state securities laws. In the event that any Public Lender has elected for itself to not access any information disclosed through the Platform or otherwise, such Public Lender acknowledges that (i) the Agents and other Lenders may have access to such information and (ii) neither the Borrower nor any Agent or other Lender with access to such information shall have
(x) any responsibility for such Public Lender’ s decision to limit the scope of information it has obtained in connection with this Agreement and the other Loan Documents or (y) any duty to disclose such information to such electing Lender or to use such information on behalf of such electing Lender, and shall not be liable for the failure to so disclose or use such information.
(e)Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be

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effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)Except as provided in Section 2.22 with respect to an Incremental Term Loan Amendment, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or by the Borrowers and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (including any such Lender that is a Defaulting Lender), (ii) reduce or forgive the principal amount of any Loan or reduce the rate of interest thereon (it being agreed that the waiver of the default interest margin referred to in Section 2.13(d) shall only require the consent of Required Lenders), or reduce or forgive any interest or fees payable hereunder, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iii) postpone any scheduled date of payment of the principal amount of any Loan (other than mandatory prepayments pursuant to Section 2.11), or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender (including any such Lender that is a Defaulting Lender) directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) release all or substantially all of the Loan Guarantors from their obligations under the Loan Guaranty without the written consent of each Lender, ~~or~~ (vii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender, or (viii) except as expressly permitted in this Agreement, (a) subordinate the Secured Obligations hereunder in right of payment to any other Indebtedness or (b) subordinate the Liens on a material portion of the Collateral securing the Secured Obligations to the Liens securing any other Indebtedness, in the case of either clause (a) and (b), without the written consent of each Lender directly and adversely affected thereby; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent, hereunder without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be.

(c)Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated):
(xvii)with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the ~~2016 Term Loans, 2020 Extended Term Loans, Delayed Draw~~2022 Term Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders

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holding such credit facilities in any determination of the Required Lenders and Lenders.
; or

(xviii)with the written consent of the Administrative Agent, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all or any portion of the outstanding Term Loans of any class (“ Replaced Term Loans”) with a replacement term loan tranche hereunder (“ Replacement Term Loans”); provided that:
(1)the aggregate principal amount of such Replacement Term Loans does not exceed the aggregate principal amount of such Replaced Term Loans except by an amount equal to the aggregate amount of all fees, underwriting discounts, premiums and other costs and expenses reasonably incurred in connection with such refinancing, and the net cash proceeds of such Replacement Term Loans shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of the Replaced Term Loans being so refinanced (it being understood and agreed that such refinancing shall be accompanied by accrued interest to the extent required by Section 2.13, amounts due under Section 2.16 (if any), the prepayment premiums referred to in Section 2.12(e) (if and to the extent applicable) and any amounts due under Section 9.02(e) (if any));
(2)(x) such Replacement Term Loans shall have a final maturity date equal to or later than the earlier of the Latest Maturity Date of such Replaced Term Loans and the Latest Maturity Date of any other outstanding class of Term Loans and (y) the Average Life of such Replacement Term Loans shall not be shorter than the Average Life of such Replaced Term Loans at the time of the refinancing;
(3)such Replacement Term Loans shall rank pari passu or junior in right of payment and pari passu or junior in right of security with the remaining portion of the Term Loans;
(4)such Replacement Term Loans shall not at any time be guaranteed by any Person that is not a Loan Party or secured by any assets other than the Collateral;
(5)if secured on a junior basis with the remaining portion of the Term Loans, such Replacement Term Loans shall be subject to an intercreditor agreement reasonably acceptable to the Administrative Agent;
(6)any Replacement Term Loans that are pari passu in respect of payment and security may participate on the same terms as (but not more favorable terms than) any existing class of Term Loans in any mandatory prepayments in respect of the Term Loans, in each case

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to the extent agreed by the Borrowers and the Lenders providing the relevant Replacement Term Loans;
(7)such Replacement Term Loans shall have pr icing (including interest, fees, premiums and any “ most favored nation” provisions) and optional prepayment and redemption terms as may be agreed by the Borrowers and the Lenders providing the relevant Replacement Term Loans; and
(8)the other terms and conditions of such Replacement Term Loans (excluding currency, pr icing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, collateral, guarantees, and maturity date, subject to the preceding clauses (2) through (7)) shall be (x) substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower Representative acting in good faith) to the Lenders providing such Replacement Term Loans than those applicable to the Lenders providing the Replaced Term Loans (other than any covenants or other provisions applicable only to periods after the Latest Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)), (y) on then current market terms for such type of Indebtedness (as reasonably determined by the Borrower Representative) or (z) reasonably acceptable to the Administrative Agent (it being agreed that terms and conditions of any Replacement Term Loans that are more favorable to the lenders or the agent of such Replacement Term Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the applicable remaining Lenders and, as applicable, the Administrative Agent, pursuant to the applicable amendments to give effect to such Replacement Term Loans shall be deemed satisfactory to the Administrative Agent).

(d)The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to each affected Lender, (ii) constituting property being sold or disposed of if the Loan Party disposing of such property certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), and to the extent that the property being sold or disposed of constitutes 100% of the Equity Interest of a Subsidiary, the Administrative Agent is authorized to release any Loan Guaranty provided by such Subsidiary,
(i)constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Except as provided in the preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders. Any such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute

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part of the Collateral. If the Administrative Agent releases any Collateral in accordance with the foregoing, Administrative Agent agrees, at Borrowers’ sole expense, to prepare and deliver such documents as Borrower Representative may reasonably request to evidence such release.
(e)If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender”, “ each Lender directly and adversely affected thereby” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement; provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption (or such other documentation reasonably acceptable to the Borrowers and the Administrative Agent) and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04 (provided that so long as the other requirements of this Section 9.02(e) are satisfied, the failure of any Non-Consenting Lender to execute an Assignment and Assumption (or such other documentation reasonably acceptable to the Borrowers and the Administrative Agent) shall not render such assignment and assumption invalid and the assignment effected thereby shall be in full force and effect and shall be recorded in the Register), and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(f)Notwithstanding anything to the contrary herein, the Administrative Agent may, with the consent of the Borrower Representative only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.
SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay
(i) all reasonable documented out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel and one additional counsel in each applicable jurisdiction for the Agents, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all documented out-of-pocket expenses incurred by the Agents or any Lender, including the fees, charges and disbursements of (x) one primary counsel and one additional counsel in each applicable jurisdiction for the Agents, (y) one additional counsel for all Lenders (other than the Agents) and (z) additional counsel in light of actual or potential conflicts of interest or the availability of different claims or defenses for the Administrative Agent or any Lender, in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)The Borrowers shall, jointly and severally, indemnify the Agents, the Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called

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an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, penalties, incremental taxes, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the negotiation, preparation, execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of their Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, (iv) the failure of the Borrowers to deliver to the Administrative Agent the required receipts or other required documentary evidence with respect to a payment made by the Borrowers for Taxes pursuant to Section 2.17(c), or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c)To the extent that the Borrowers fail to pay any amount required to be paid by it to any Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender’ s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrowers’ failure to pay any such amount shall not relieve the Borrowers of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, penalty, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such.
(d)To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other material obtained through telecommunications, electronic or other information transmission systems (including the Internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof.
(e)All amounts due under this Section shall be payable not later than fifteen (15) days after the Borrower Representative’ s receipt of written demand therefor.
SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of ~~its DDTL Commitment and~~ the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)the Borrower Representative; provided that (x) the Borrower Representative shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, (y) it shall not be unreasonable for the Borrower Representative to withhold its consent for assignments to any Person that is directly engaged in the primary business of distributing food products to business establishments, such as restaurants, country clubs, hotels, caterers, culinary schools and specialty food stores and (z) no consent of the Borrower Representative shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other Person; and

(B)the Administrative Agent.
(ii)Assignments shall be subject to the following additional conditions:
(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’ s ~~DDTL Commitment or~~ Loans of any class, the amount of the ~~DDTL Commitment or~~ Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower Representative and the Administrative Agent otherwise consent; provided that no such consent of the Borrower Representative shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’ s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’ s rights and obligations in respect of ~~its DDTL Commitment or~~ a class of Loans;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (unless otherwise provided in Section 9.02(e) with respect to the replacement of a Non-Consenting Lender), together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive or reduce such processing fee in the case of any assignment; and
(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all the syndicate-level information (which may contain material non-public information about Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’ s compliance procedures and applicable laws, including Federal and state securities laws; and

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(E)In no event shall any Loan Party, any Affiliate of the Loan Parties or any natural person become a Lender hereunder.
For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning: “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’ s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders~~, and the DDTL Commitment of~~, and principal amount of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and each Lender (with respect to any entry relating to such Lender’ s Loans), at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything in this Agreement to the contrary, the Loans are intended to be treated as registered obligations for ~~tax~~Tax purposes and the right, title and interest of the Lenders in and to such Loans shall be transferable only in accordance with the terms hereof. This Section 9.04(b)(iv) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’ s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.07, 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with

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all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)Any Lender may, without the consent of the Borrowers, the Borrower Representative or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’ s rights and obligations under this Agreement (including all or a portion of ~~its DDTL Commitment and~~ the Loans owing to it); provided that (A) such Lender’ s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’ s rights and obligations under this Agreement and (D) no Affiliate of any Loan Party shall become a Participant. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Section 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.

To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’ s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’ s interest in any ~~DDTL Commitments,~~ Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such ~~DDTL Commitment,~~ Loan or other obligation is in registered form under Section 5f.~~103 1~~103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (and, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid ~~and so long as the DDTL Commitments have not expired or terminated~~. The provisions of Section 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, ~~the expiration or termination of the DDTL Commitments~~ or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Effective Date. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrowers or any Loan Guarantor against any of and all

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the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured. No Lender shall exercise any such right of setoff without the prior consent of the Administrative Agent or the Required Lenders. The applicable Lender shall notify the Borrower Representative and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles (other than sections 5-1401 and 5-1402 of the New York General Obligations Law).
(b)To the fullest extent permitted by applicable law, each Loan Party hereby irrevocably submit to the exclusive jurisdiction of any New York State court or federal court sitting in the County of New York and the Borough of Manhattan in respect of any claim, suit, action or proceeding arising out of or relating to the provisions of this Agreement and the other Loan Documents and irrevocably agree that all claims in respect of any such claim, suit, action or proceeding may be heard and determined in any such court and that service of process therein may be made by certified mail, postage prepaid, to your address set forth above. Each Loan Party hereby waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such claim, suit, action or proceeding brought in any such court, and any claim that any such claim, suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES

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THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including affiliates, accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by Requirement of Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their obligations, (g) on a confidential basis to (1) any rating agency in connection with rating Holdings or any of its Subsidiaries or the credit facility provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided for herein, (h) with the consent of the Borrower Representative or
(i) to the extent such Information becomes (1) publicly available other than as a result of a breach of this Section or (2) available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrowers. For the purposes of this Section, “Information” means all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrowers after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE LOAN PARTIES, AND THEIR AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SY NDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT

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LOAN PARTIES, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY , EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
SECTION 9.13. Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board) for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.
SECTION 9.14. USA PATRIOT Act and Beneficial Ownership Regulation. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)) (the “Act”) and the Beneficial Ownership Regulation hereby notifies the Borrowers that pursuant to the requirements of the Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and addresses of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Act and the Beneficial Ownership Regulation. The Borrowers agree to cooperate with each Lender and provide true, accurate and complete information to such Lender in response to any such request.
SECTION 9.15. Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

SECTION 9.16. Appointment for Perfection. Each Lender (in its capacity as Lender and as a holder of any other Secured Obligations) hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Collateral Agent, the Administrative Agent, the Lenders and the other holders of Secured Obligations, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Collateral Agent) obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’ s request therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’ s instructions.
SECTION 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount,

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together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.18.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (i) (A) no fiduciary, advisory or agency relationship between the Loan Parties and their Subsidiaries and any Arranger, any Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Arranger, any Agent or any Lender has advised or is advising any Loan Party or any Subsidiary on other matters, (B) the arranging and other services regarding this Agreement provided by the Arrangers, Agents and Lenders are arm’ s-length commercial transactions between the Loan Parties and their ~~Affiliates~~Subsidiar ies, on the one hand, and the Arrangers, Agents, Lenders and their respective Affiliates, on the other hand, (~~B~~C) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent ~~it has~~they have deemed appropriate and (~~C~~D) the Loan Parties are capable of evaluating, and each understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Arrangers, Agents, Lenders and their respective Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties or any of their ~~Affiliates~~Subsidiar ies, or any other Person and (B) ~~no Lender~~none of the Agents, Arrangers, Lenders or any of ~~its~~their respective Affiliates has any obligation to the Loan Parties or any of their ~~Affiliates~~Subsidiar ies with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Arrangers, Agents, Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their ~~Affiliates, and no Lender or any of its~~Subsidiaries, and none of the Arrangers, Agents, Lenders or any of their respective Affiliates has any obligation to disclose any of such interests to the Loan Parties or their ~~Affiliates~~Subsidiar ies. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against each of the Agents, Arrangers, Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.19. Intercreditor Agreement. Each of the Lenders hereby acknowledges that it has received and reviewed the Intercreditor Agreement and agrees to be bound by the terms thereof as if such Lender was a signatory thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby (a) acknowledges that Jefferies Finance LLC is acting under the Intercreditor Agreement as the Term Loan Representative and Jefferies Finance LLC and its Affiliates is or may be a Lender hereunder and/or under the ABL Loan Documents and (b) waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against the Administrative Agent any claims, cause of action, damages or liabilities of whatever kind or nature relating thereto. Each Lender (and each Person that becomes a Lender hereunder pursuant to Section 9.04) hereby authorizes and directs the Administrative Agent to enter into the Intercreditor Agreement on behalf of such Lender and agrees that the Administrative Agent may take such actions on its behalf as is contemplated by the terms of the Intercreditor Agreement.
SECTION 9.20. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is

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unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
SECTION 9.21.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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SECTION 9.22.    Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’ s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’ s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’ s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause
(a)is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further
(x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’ s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

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SECTION 9.23.    Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender, Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “ Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “ Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.23 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error .

(b)Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Secured Party shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in

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immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.23(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.23(b) shall not have any effect on a Payment Recipient’ s obligations pursuant to Section 9.23(a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)Erroneous Payment Recovery.
(i)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “ Erroneous Payment Return Deficiency”), upon the Administrative Agent’ s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans of the relevant class with respect to which such Erroneous Payment was made (the “ Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “ Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any requested promissory notes evidencing such Loans to the Borrower Representative or the Administrative Agent (but the failure of such Person to deliver any such promissory notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency

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Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)Subject to Section 9.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrowers or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “ Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party; provided that this Section 9.23(e) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “ discharge for value” or any similar doctrine.

(g)Each party’ s obligations, agreements and waivers under this Section 9.23(g) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the

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repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X LOAN GUARANTY
SECTION 10.01.    Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as a primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses, including, without limitation, all court costs and attorneys’ and paralegals’ fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Administrative Agent and the Lenders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower, any Loan Guarantor or any other guarantor of all or any part of the Obligations (such costs and expenses, together with the Obligations, collectively the “Guaranteed Obligations”).    Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Lender that extended any portion of the Guaranteed Obligations.
SECTION 10.02. Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue any Borrower, any Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.
SECTION 10.03. No Discharge or Diminishment of Loan Guaranty. (a) Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration or compromise of any of the Guaranteed Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Borrower or any other Obligated Party liable for any of the Guaranteed Obligations; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions.
(b)The obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.

(c)Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent, the Collateral Agent or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations; (ii) any waiver or modification of or supplement to any provision of any

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agreement relating to the Guaranteed Obligations; (iii) any release, non-perfection or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other Obligated Party liable for any of the Guaranteed Obligations;
(iv) any action or failure to act by the Administrative Agent, the Collateral Agent or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).
SECTION 10.04.    Defenses Waived. To the fullest extent permitted by applicable law, each Loan Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Loan Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Loan Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person. Each Loan Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. The Collateral Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or non-judicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.

SECTION 10.05. Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification, that it has against any Obligated Party, or any collateral, until the Loan Parties and the Loan Guarantors have fully performed all their obligations to the Administrative Agent, the Collateral Agent and the Lenders.
SECTION 10.06. Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations (including a payment effected through exercise of a right of setoff) is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each Loan Guarantor’ s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent and the Lenders are in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Loan Guarantors forthwith on demand by the Administrative Agent.
SECTION 10.07. Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers’ financial condition and assets, and of all other

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circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
SECTION 10.08.    [Intentionally Omitted].
SECTION 10.09. Taxes~~. Each payment of the Guaranteed Obligations will be made by each Loan Guarantor without withholding for any Taxes, unless such withholding is required by law. If any Loan Guarantor determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Loan Guarantor may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Author ity in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Guarantor shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section), the Administrative Agent or applicable Lender (as the case may be) receives the amount it would have received had no such withholding been made.~~
. Any obligation of any Borrower under Section 2.17 to pay any additional amounts to, or indemnify, the Administrative Agent, or any Lender for any taxes that are required to be withheld or deducted from payments made to the Administrative Agent, or any Lender, or to pay for, or indemnify the Administrative Agent, or any Lender for, any stamp and other similar taxes, shall apply mutatis mutandis (and without duplication) to each Loan Guarantor with respect to the Guaranteed Obligations and payments thereunder. Each Loan Guarantor agrees that the provisions of Section 2.17 shall apply with respect to any payments made by any Loan Guarantor .
SECTION 10.10. Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’ s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Administrative Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’ s “Maximum Liability”). This Section with respect to the Maximum Liability of each Loan Guarantor is intended solely to preserve the rights of the Administrative Agent and the Lenders to the maximum extent not subject to avoidance under applicable law, and no Loan Guarantor nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Loan Guarantor hereunder shall not be rendered voidable under applicable law. Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Administrative Agent or the Lenders hereunder; provided that, nothing in this sentence shall be construed to increase any Loan Guarantor’ s obligations hereunder beyond its Maximum Liability.

SECTION 10.11. Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’ s “Contribution Percentage” of such payment

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or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article X, each Non-Paying Guarantor’ s “Contribution Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’ s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’ s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the Effective Date (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrowers after the Effective Date (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’ s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’ s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the Guaranteed Obligations. This provision is for the benefit of all of the Administrative Agent, the Lenders and the Loan Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

SECTION 10.12. Liability Cumulative. The liability of each Loan Party as a Loan Guarantor under this Article X is in addition to and shall be cumulative with all liabilities of each Loan Party to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Party is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE XI

THE BORROWER REPRESENTATIVE
SECTION 11.01. Appointment; Nature of Relationship. Holdings is hereby appointed by each of the Borrowers as its contractual representative (herein referred to as the “Borrower Representative” hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes the Borrower Representative to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents. The Borrower Representative agrees to act as such contractual representative upon the express conditions contained in this Article XI. The Administrative Agent and the Lenders, and their respective officers, directors, agents or employees, shall not be liable to the Borrower Representative or any Borrower for any action taken or omitted to be taken by the Borrower Representative or the Borrowers pursuant to this Section 11.01.

SECTION 11.02. Powers. The Borrower Representative shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Borrower Representative by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Borrower Representative shall have no implied duties to the Borrowers, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Borrower Representative.

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SECTION 11.03. Employment of Agents. The Borrower Representative may execute any of its duties as the Borrower Representative hereunder and under any other Loan Document by or through authorized officers.
SECTION 11.04.    Notices.    Each Borrower shall immediately notify the Borrower Representative of the occurrence of any Default hereunder describing such Default and stating that such notice is a “notice of default”. In the event that the Borrower Representative receives such a notice, the Borrower Representative shall give prompt notice thereof to the Administrative Agent and the Lenders. Any notice provided to the Borrower Representative hereunder shall constitute notice to each Borrower on the date received by the Borrower Representative.
SECTION 11.05. Successor Borrower Representative. Upon the prior written consent of the Administrative Agent, the Borrower Representative may resign at any time, such resignation to be effective upon the appointment of a successor Borrower Representative. The Administrative Agent shall give prompt written notice of such resignation to the Lenders.
SECTION 11.06. Execution of Loan Documents. The Borrowers hereby empower and authorize the Borrower Representative, on behalf of the Borrowers, to execute and deliver to the Administrative Agent and the Lenders the Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including, without limitation, the Financials Certificates. Each Borrower agrees that any action taken by the Borrower Representative or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Borrower Representative of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.

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